Exhibit 10.1

AMENDMENT NO. 3

TO

CREDIT AGREEMENT

This AMENDMENT NO. 3, dated as of June 28, 2018 (this “Amendment”), to the Credit Agreement, dated as of December 7, 2016 (as supplemented by the First Incremental Agreement, dated as of January 3, 2017, as amended by Amendment No. 1, dated as of April 7, 2017, as amended by Amendment No. 2, dated as of October 10, 2017, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Conduent Incorporated, a New York corporation (“Holdings”), Conduent Business Services, LLC (f/k/a Xerox Business Services, LLC), a Delaware limited liability company (the “U.S. Borrower”), Affiliated Computer Services International B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands and registered in the Trade Register of the Dutch Chamber of Commerce under number 34160388 (the “Dutch Borrower” and, together with the U.S. Borrower, the “Borrowers”), Conduent Finance, Inc., a Delaware corporation (“Conduent Finance”), the Lenders or other financial institutions or entities from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Amended Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested to amend the Credit Agreement to effect the changes described below;

WHEREAS, Citibank, N.A., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Mizuho Bank, Ltd., KeyBanc Capital Markets Inc., MUFG1, PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association will act as joint lead arrangers and joint bookrunning managers for purposes of this Amendment (the “Amendment No. 3 Lead Arrangers”);

WHEREAS, Section 9.02 of the Credit Agreement provides that the relevant Loan Parties, the Required Term B Lenders and the Required Lenders may amend the Credit Agreement;

WHEREAS, Section 2.19 of the Credit Agreement provides that the Borrowers may incur Incremental Term Loans in the form of Refinancing Term Loans by entering into Additional Credit Extension Amendments with Lenders willing to provide such Refinancing Term Loans;

WHEREAS, the Borrowers have requested (i) new Euro Term A Loans (as defined in Exhibit B) in an aggregate principal amount of €255,125,000.00 to refinance the Initial Term A Loans under the Credit Agreement and (ii) new Dollar Term A Loans (as defined in Exhibit B) in an aggregate principal amount of $413,768,790.00 to refinance the Delayed Draw Term A Loans under the Credit Agreement;

WHEREAS, (i) each Initial Term A Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) to exchange all (or such lesser amount allocated to it by Citibank, N.A.) (such existing or lesser amount as set forth on Schedule I under the

1 “MUFG” shall refer to MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), MUFG Union Bank, N.A., MUFG Securities Americas Inc. and/or any of their affiliates as MUFG shall determine to be appropriate to provide the services contemplated herein.

heading “Euro Term A Cashless Roll”) of its Initial Term A Loans outstanding for Euro Term A Loans upon effectiveness of this Amendment and thereafter become a Euro Term A Lender (as defined in Exhibit B), shall be deemed have consented to this Amendment and (ii) each Delayed Draw Term A Lender that executes and delivers a Consent to exchange all (or such lesser amount allocated to it by Citibank, N.A.) (such existing or lesser amount as set forth on Schedule I under the heading “Dollar Term A Cashless Roll”) of its Delayed Draw Term A Loans outstanding for Dollar Term A Loans upon effectiveness of this Amendment and thereafter become a Dollar Term A Lender (as defined in Exhibit B), shall be deemed have consented to this Amendment;

WHEREAS, each Person that executes and delivers a counterpart to this Amendment as an Additional Euro Term A Lender (each, an “Additional Euro Term A Lender”, and collectively, the “Additional Euro Term A Lenders”) will make Euro Term A Loans in the amount set forth opposite such Additional Euro Term A Lender’s name on Schedule I hereto to the Dutch Borrower, the proceeds of which will be used by the Dutch Borrower to repay in full the outstanding principal amount of Non-Exchanged Initial Term A Loans (as defined in Exhibit B);

WHEREAS, each Person that executes and delivers a counterpart to this Amendment as an Additional Dollar Term A Lender (each, an “Additional Dollar Term A Lender”, and collectively, the “Additional Dollar Term A Lenders”) will make Dollar Term A Loans in the amount set forth opposite such Additional Dollar Term A Lender’s name on Schedule I hereto to the U.S. Borrower, the proceeds of which will be used by the U.S. Borrower to repay in full the outstanding principal amount of Non-Exchanged Delayed Draw Term A Loans (as defined in Exhibit B);

WHEREAS, Section 2.19 of the Credit Agreement provides that the Borrowers may incur Increased Commitments in the form of Refinancing Revolving Commitments by entering into Additional Credit Extension Amendments with Lenders willing to provide such Refinancing Revolving Commitments;

WHEREAS, the Borrowers have requested new 2018 Revolving Commitments in the amount of $750,000,000 which shall replace the existing Revolving Commitments under the Credit Agreement;

WHEREAS, each Person that executes and delivers a counterpart to this Amendment as a 2018 Revolving Lender (each a “2018 Revolving Lender”) shall have a 2018 Revolving Commitment in the amount set forth opposite such 2018 Revolving Lender’s name on Schedule I hereto and agrees, severally and not jointly, to make Revolving Loans to the Borrower in an amount up to the amount of such 2018 Revolving Lender’s 2018 Revolving Commitment as provided in the Amended Credit Agreement;

WHEREAS, each Lender holding Term B Loans or First Incremental Term Loans (the Term B Loans and the First Incremental Term Loans, collectively, the “Existing Term B Loans”, and the Lenders with Existing Term B Loans, the “Existing Term B Lenders”) that executes and delivers a Consent by 5:00 p.m., New York City time on June 21, 2018 (the “Consent Deadline”) will have agreed to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment No. 3 Effective Date (as defined below); and

WHEREAS, the Borrowers have requested that the Required Lenders, the Required Term B Lenders and the Administrative Agent waive certain prepayment notice provisions of Section 2.10(a)(ii) of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.                 Amendments to the Credit Agreement.

(a)               The Credit Agreement is, effective as of the Amendment No. 3 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underscored text (indicated textually in the same manner as the following example: underscored text) as set forth in the pages of the Credit Agreement attached as Exhibit B hereto (the Credit Agreement so amended, the “Amended Credit Agreement”).

(b)               Exhibit B-1 and Exhibit B-2 to the Credit Agreement are, effective as of the Amendment No. 3 Effective Date, hereby amended and restated in their entirety as set forth in Exhibit B-1 and Exhibit B-2 hereto, respectively.

Section 2.                 Refinancing Term Loans.

(a)               Pursuant to Section 2.19 of the Credit Agreement, on the Amendment No. 3 Effective Date, (i) each of the Euro Term A Lenders will make Euro Term A Loans and each of the Additional Euro Term A Lenders will make Additional Euro Term A Loans to the Dutch Borrower as described in Section 2.01 of the Amended Credit Agreement, with the Euro Term A Loans having the terms set forth in the Amended Credit Agreement and (ii) each of the Dollar Term A Lenders will make Dollar Term A Loans and each of the Additional Dollar Term A Lenders will make Additional Dollar Term A Loans to the U.S. Borrower as described in Section 2.01 of the Amended Credit Agreement, with the Dollar Term A Loans having the terms set forth in the Amended Credit Agreement. The Borrowers shall prepay in full the outstanding principal amount of the Non-Exchanged Initial Term A Loans and Non-Exchanged Delayed Draw Term A Loans with the gross cash proceeds of the Euro Term A Loans (including the Additional Euro Term A Loans) and Dollar Term A Loans (including the Additional Dollar Term A Loans).  The Dutch Borrower shall pay to the Initial Term A Lenders immediately prior to the effectiveness of Amendment No. 3 all accrued and unpaid interest on the Initial Term A Loans to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date, and the U.S. Borrower shall pay to the Delayed Draw Term A Lenders immediately prior to the effectiveness of Amendment No. 3 all accrued and unpaid interest on the Delayed Draw Term A Loans to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date.

(b)               Each Additional Euro Term A Lender and Additional Dollar Term A Lender (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 3 Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(c)               Upon (i) the execution of a counterpart of this Amendment by each Additional Euro Term A Lender, each Additional Dollar Term A Lender, the Administrative Agent and the Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the Additional Euro Term A Lenders and Additional Dollar Term A Lenders party to this Amendment shall become Lenders under the Amended Credit Agreement and shall have the respective Additional Euro Term A Commitment and Additional Dollar Term A Commitment set forth on Schedule I hereto, effective as of the Amendment No. 3 Effective Date.

(d)               This Amendment constitutes an Additional Credit Extension Amendment in respect of the Euro Term A Loans (including the Additional Euro Term A Loans) and Dollar Term A Loans (including the Additional Dollar Term A Loans).

Section 3.                 Refinancing Revolving Commitments.

(a)               Pursuant to Section 2.19 of the Credit Agreement, each of the 2018 Revolving Lenders shall have a 2018 Revolving Commitment in the amount set forth opposite such 2018 Revolving Lender’s name on Schedule I hereto and agrees, severally and not jointly, to make Revolving Loans to the Borrowers as described in Section 2.01 of the Amended Credit Agreement, with such 2018 Revolving Commitments having the terms set forth in the Amended Credit Agreement. On the Amendment No. 3 Effective Date, the 2018 Revolving Commitments will replace the Original Revolving Commitments.  The Borrowers shall prepay in full the outstanding principal amount of any Revolving Loans outstanding immediately prior to the Amendment No. 3 Effective Date pursuant to procedures agreed with the Administrative Agent.  Any Letters of Credit outstanding immediately prior to the Amendment No. 3 Effective Date shall be deemed to be issued under the 2018 Revolving Credit Commitments.

(b)               Each 2018 Revolving Lender (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 3 Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(c)               Upon (i) the execution of a counterpart of this Amendment by each 2018 Revolving Lender, the Administrative Agent and the Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the 2018 Revolving Lenders party to this Amendment shall become Lenders under the Amended Credit Agreement and shall have the respective 2018 Revolving Commitment set forth on Schedule I hereto, effective as of the Amendment No. 3 Effective Date.

(d)               This Amendment constitutes an Additional Credit Extension Amendment in respect of the 2018 Revolving Credit Commitments.

Section 4.                 Conditions Precedent to the Effectiveness of this Amendment.

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 3 Effective Date”):

(a)            Executed Counterparts.  The Administrative Agent shall have received this Amendment, duly executed by the Borrowers, Holdings, Conduent Finance, the Guarantors, the initial New Term B Lender (as defined below), the Additional Euro Term A Lenders, the Additional Dollar Term A Lenders and the Administrative Agent.

(b)            Executed Consents.  The Administrative Agent shall have received a Consent, duly executed by (i) each Existing Term B Lender (excluding any Non-Consenting Lender (as defined below))  representing immediately prior to the Amendment No. 3 Effective Date, the Required Term B Lenders and (ii) each Euro Term A Lender (other than the Additional Euro Term A Lenders) and each Dollar Term A Lender (other than the Additional Dollar Term A Lenders), by the Consent Deadline.

(c)            No Default or Event of Default.  At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d)            Representations and Warranties.  The representations and warranties of the Borrowers set forth in Section 5 of this Amendment shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment No. 3 Effective Date, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date.

(e)            Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of each of the Borrowers dated the Amendment No. 3 Effective Date certifying as to the satisfaction of the conditions set forth in paragraphs (c) and (d) of this Section 4.

(f)              Fees and Expenses Paid.  (i) The fees and expenses set forth in the Amended and Restated Engagement Letter dated as of June 26, 2018, among Holdings, the Borrowers and the Amendment No. 3 Lead Arrangers, and the Fee Letter referred to therein that are required to be paid on or prior to the Amendment No. 3 Effective Date shall have been paid (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for such Amendment No. 3 Lead Arrangers and the Administrative Agent with respect thereto) and (ii) as consideration for agreeing to the extended maturity dates with respect to the Euro Term A Loans, the Dollar Term A Loans and the 2018 Revolving Commitments, the Euro Term A Lenders, the Dollar Term A Lenders and the 2018 Revolving Lenders shall have received an extension fee in an aggregate principal amount equal to 0.10% of the aggregate principal amount of Euro Term A Loans, Dollar Term A Loans and 2018 Revolving Commitments held by such Lenders immediately on the Amendment No. 3 Effective Date after giving effect to the Amendment.

(g)            Regulatory.

 (i)             The Lenders shall have received, at least three Business Days prior to the Amendment No. 3 Effective Date, all documentation and other information reasonably requested in writing by them at least ten Business Days prior to the Amendment No. 3 Effective Date in order to allow the Lenders to comply with the Act.

 (ii)            To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three days prior to the Amendment No. 3 Effective Date, any Lender that has requested, in a written notice to the Borrowers at least 10 days prior to the Amendment No. 3 Effective Date, a Beneficial Ownership Certification in relation to the applicable Borrowers shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of a Consent or its signature page to this Agreement, the condition set forth in this clause (g)(ii) shall be deemed to be satisfied).

(h)            Lien Searches.  The Administrative Agent shall have received the results of a recent UCC lien search in each jurisdiction where a Loan Party is organized, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 of the Credit Agreement or discharged on or prior to the Amendment No. 3 Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(i)              Borrowing Requests.  The Administrative Agent shall have received a Borrowing Request with respect to the Euro Term A Loans and the Dollar Term A Loans as required pursuant to the Credit Agreement prior to the Amendment No. 3 Effective Date (except that any Borrowing Request with respect to the Euro Term A Loans and/or the Dollar Term A Loans that are Eurocurrency Loans shall be received by the Administrative Agent not later than 10:00 a.m., New York City time, one Business Day prior to the Amendment No. 3 Effective Date).

(j)              Prepayment Notice. The Non-Exchanged Initial Term A Loans shall be repaid with the proceeds of the Euro Term A Loans substantially simultaneously with effectiveness of this Amendment and the Dutch Borrower shall have delivered a prepayment notice with respect to such repayment as required by Section 2.10(a)(ii) of the Credit Agreement (except that such prepayment notice may be delivered at least one Business Day prior to the Amendment No. 3 Effective Date). The Non-Exchanged Delayed Draw Term A Loans shall be repaid with the proceeds of the Dollar Term A Loans substantially simultaneously with effectiveness of this Amendment and the U.S. Borrower shall have delivered a prepayment notice with respect to such repayment as required by Section 2.10(a)(ii) of the Credit Agreement (except that such prepayment notice may be delivered at least one Business Day prior to the Amendment No. 3 Effective Date).

(k)            Term A Loans.  The aggregate principal amount of the Euro Term A Loans shall equal the aggregate principal amount of the outstanding Initial Term A Loans immediately prior to the Amendment No. 3 Effective Date. The aggregate principal amount of the Dollar Term A Loans shall equal the aggregate principal amount of the outstanding Delayed Draw Term A Loans immediately prior to the Amendment No. 3 Effective Date.

(l)              Refinancing Term Loans and Refinancing Revolving Commitments.  The Administrative Agent shall have received a certificate of a Responsible Officer of the U.S. Borrower designating (i) each of Euro Term A Loans and Dollar Term A Loans as Refinancing Term Loans and (ii) the 2018 Revolving Commitments as Refinancing Revolving Commitments.

(m)           Legal Opinions.  The Administrative Agent (or its counsel) shall have received the executed legal opinions, each in form reasonably satisfactory to the Administrative Agent, of (i) Cravath, Swaine & Moore LLP, special NY counsel to Holdings and the Guarantors organized under the laws of New York, (ii) Richards, Layton & Finger, P.A., special DE counsel to the U.S. Borrower and the Guarantors organized under the laws of Delaware, (iii) Kolesar and Leatham, special NV counsel to the Guarantors organized under the laws of Nevada, (iv) Morgan, Lewis & Bockius LLP, special PA counsel to the Guarantors organized under the laws of Pennsylvania, (v) Taft Stettinius & Hollister LLP, special IN counsel to the Guarantors organized under the laws of Indiana and (vi) Allen & Overy LLP, special Dutch counsel to the Administrative Agent as to matters of Dutch law, or, in each case, such other legal counsel as may be reasonably acceptable to the Administrative Agent.

Section 5.                 Representations and Warranties.

Each Loan Party represents and warrants to the Lenders as of the Amendment No. 3 Effective Date that:

(a)               This Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b)               The representations and warranties of the U.S. Borrower and each other Loan Party contained in Article III of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of this Amendment, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date.

Section 6.                 New Term B Lenders and Non-Consenting Lenders.

(a)                If any Existing Term B Lender (each, a “Non-Consenting Lender”) declines or fails to consent to this Amendment by failing to return an executed Consent to the Administrative Agent prior to the Consent Deadline or elects to assign its Existing Term B Loans as provided in its executed Consent, then pursuant to and in compliance with the terms of Section 2.18(b) of the Credit Agreement, such Non-Consenting Lender may be replaced and all of its interests, rights and obligations under the Credit Agreement and the related Loan Documents with respect to its Existing Term B Loans purchased and assumed by either a new lender or an existing Lender which is willing to increase its Existing Term B Loans.  As of the Amendment No. 3 Effective Date, each Non-Consenting Lender will be deemed to have executed an Assignment and Assumption Agreement (“Assignment Agreement”) for all of its then outstanding Existing Term B Loans and will be deemed to have assigned all of its then outstanding Existing Term B Loans to Citibank, N.A. (the “New Term B Lender”), in each case pursuant to and in compliance with the terms of Section 2.18(b) of the Credit Agreement.

(b)               The New Term B Lender hereby (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(c)               The Administrative Agent hereby (i) consents to this Amendment and consents to the assignment of the then outstanding Existing Term B Loans of each Non-Consenting Lender to the New Term B Lender in accordance with Section 9.04 of the Credit Agreement and (ii) agrees that no assignment fees specified in Section 9.04 shall be required to be paid by the Borrowers in connection with such assignment.

(d)               This Amendment shall constitute the notice required under Section 2.18(b) of the Credit Agreement.

(e)               For the avoidance of doubt, all Existing Term B Loans shall continue to be outstanding as Term B Loans or First Incremental Term Loans, as applicable, under the Amended Credit Agreement on and after the Amendment No. 3 Effective Date, subject to the terms of this Amendment and for the avoidance of doubt the Term B Loans and First Incremental Term Loans shall continue as the same Class of Term Loans for all purposes under the Credit Agreement.

Section 7.                 Waivers.

The Required Lenders, the Required Term B Lenders and the Administrative Agent hereby waive the requirement (i) for delivery of a prepayment notice three Business Days before the date of prepayment pursuant to Section 2.10(a)(ii) of the Credit Agreement with respect to the Non-Exchanged Initial Term A Loans and the Non-Exchanged Delayed Draw Term A Loans and (ii) for delivery of a Borrowing Request three Business Days prior to the requested date of any Borrowing of Eurocurrency Loans pursuant to Section 2.03 of the Credit Agreement with respect to the Euro Term A Loans and the Dollar Term A Loans.

Section 8.                 Fees and Expenses.

The U.S. Borrower agrees to pay in accordance with the terms of Section 9.03 of the Credit Agreement all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administrative of this Amendment (including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, subject to the limitations set forth in Section 9.03 of the Credit Agreement).

Section 9.                 Reference to the Effect on the Loan Documents.

(a)            As of the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b)               Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)               The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrowers, Holdings, Conduent Finance, the Arrangers or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.  Each of the parties hereto acknowledge that this Amendment shall not be construed as a novation of the Credit Agreement.

(d)              This Amendment is a Loan Document.

Section 10.              Consent and Affirmation.

(a)                Each of the Guarantors, in its capacity as a guarantor under the Guarantee Agreement and a Pledgor under the Security Agreement or the Holdings Pledge Agreement, as the case may be, and as a party to each other Loan Document to which it is a party, hereby (i) consents to the execution, delivery and performance of this Amendment and agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 3 Effective Date, except that, on and after the Closing Date, each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this Amendment and (ii) affirms and confirms its guarantee of the Obligations and its pledge and/or grant of a security interest in its assets as Collateral to secure the Obligations with all such security interests continuing in full force and effect after giving effect to this Amendment and that the Loan Documents to which each of the Guarantors is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

(b)                Each Borrower hereby (i) agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 3 Effective Date, except that, on and after the Amendment No. 3 Effective Date, each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this Amendment and (ii) affirms and confirms its pledge and/or grant of a security interest in its assets as Collateral to secure the Obligations with all such security interests continuing in full force and effect after giving effect to this Amendment and that the Loan Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

Section 11.             Execution in Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or .pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.              Headings.

The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 13.              Notices.

All communications and notices hereunder shall be given as provided in the Credit Agreement.  For purposes of the Credit Agreement, the initial notice address of the Additional Euro Term A Lenders, the Additional Dollar Term A Lenders and the New Term B Lender shall be as separately identified to the Administrative Agent.

Section 14.              Severability.

Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 15.              Successors.

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 16.              Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

The provisions of Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if a part hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CONDUENT BUSINESS SERVICES, LLC

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: Executive Vice President

CONDUENT INCORPORATED

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: Executive Vice President and Chief
Financial Officer

AFFILIATED COMPUTER SERVICES INTERNATIONAL B.V.

By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Director

CONDUENT FINANCE, INC.

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: President

[Signature Page to Amendment No. 3]

CGS LOCAL GOVERNMENT SOLUTIONS, LLC CGSLGS HOLDINGS, LLC CSLS HOLDINGS, LLC CVO HOLDING COMPANY, LLC

By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: President

[Signature Page to Amendment No. 3]

CONDUENT ASSET MANAGEMENT GROUP, LLC
CONDUENT BILL REVIEW CORPORATION
CONDUENT BPO SERVICES, LLC
CONDUENT BUSINESS PROCESS OPTIMIZATION SERVICES, INC.
CONDUENT CARE AND QUALITY SOLUTIONS, INC.
CONDUENT CARE MANAGEMENT, INC.
CONDUENT CARE SOLUTIONS, LLC
CONDUENT COMMERCIAL SOLUTIONS, LLC
CONDUENT COMPLIANCE & RISK CONSULTING CORPORATION
CONDUENT CREDIT BALANCE SOLUTIONS, LLC
CONDUENT CUSTOMER CARE SOLUTIONS, INC.
CONDUENT DEFENSE, LLC
CONDUENT EDI SOLUTIONS, INC.
CONDUENT EDUCATION INDUSTRY SERVICES, LLC
CONDUENT EDUCATION LOAN SERVICES, LLC
CONDUENT EDUCATION SERVICES, LLC
CONDUENT ENTERPRISE SOLUTIONS, LLC
CONDUENT FEDERAL SOLUTIONS, LLC
CONDUENT GOVERNMENT RECORDS
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CONDUENT GOVERNMENT SYSTEMS, LLC
CONDUENT HEALTH ASSESSMENTS, LLC
CONDUENT HEALTHCARE INFORMATION
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CONDUENT HEALTHCARE KNOWLEDGE
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CONDUENT HEALTHY COMMUNITIES CORPORATION
CONDUENT LEARNING SERVICES, INC.
CONDUENT LEGAL & COMPLIANCE SOLUTIONS, LLC
CONDUENT MIDDLE EAST, INC.
CONDUENT MORTGAGE SERVICES, INC.
CONDUENT PARKINDY, LLC
CONDUENT PATIENT ACCESS SOLUTIONS, LLC
CONDUENT PAYMENT INTEGRITY SOLUTIONS, INC.
CONDUENT PERFORMANCE IMPROVEMENT SOLUTIONS, INC.
CONDUENT PUBLIC HEALTH SOLUTIONS, INC.
CONDUENT SECURITIES SERVICES, INC.
CONDUENT STATE & LOCAL SOLUTIONS, INC.
CONDUENT TITLE RECORDS CORPORATION
CONDUENT TRADEONE MARKETING, INC.
CONDUENT TRANSPORT SOLUTIONS, INC.
CONDUENT UNCLAIMED PROPERTY SYSTEMS, INC.
CONDUENT WDS GLOBAL–TEXAS, INC.
CONDUENT WIRELESS DATA SERVICES (OPERATIONS), INC.
CONDUENT WIRELESS DATA SERVICES NORTH AMERICA, INC.
CONDUENT WORKERS COMPENSATION HOLDINGS, INC.
CONDUENT WORKERS COMPENSATION, LLC
THE NATIONAL ABANDONED PROPERTY PROCESSING CORPORATION

CONDUENT HERITAGE, LLC	By:	/s/ Brian J. Webb-Walsh
CONDUENT HR SERVICES, LLC		Name: Brian J. Webb-Walsh
CONDUENT HUMAN RESOURCE SERVICES, LLC		Title: Senior Vice President
CONDUENT HUMAN SERVICES, LLC

[Signature Page to Amendment No. 3]

CONDUENT HR CONSULTING, LLC CONDUENT IMAGE SOLUTIONS, INC. CONDUENT LENDING, INC. CONDUENT STATE HEALTHCARE, LLC

By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Vice President and Secretary

[Signature Page to Amendment No. 3]

CONDUENT EDUCATION SOLUTIONS, LLC

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: Manager

[Signature Page to Amendment No. 3]

CONDUENT HEALTH ADMINISTRATION, INC.

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: President and Secretary

[Signature Page to Amendment No. 3]

CONDUENT CARD SERVICES, LLC

By:	/s/ Sumeet Sanghani
Name: Sumeet Sanghani
Title: President and Secretary

[Signature Page to Amendment No. 3]

CONDUENT SECURITIES, LLC

By:	/s/ Nicolas Medina
Name: Nicolas Medina
Title: President

[Signature Page to Amendment No. 3]

CITIBANK, N.A., as Initial New Term B Lender

By:	/s/ Caesar W. Wyszomirski
Name: Caesar Wyszomirski
Title: Director

[Signature Page to Amendment No. 3]

CITIBANK, N.A., as an Additional Dollar Term A Lender

By:	/s/ Caesar W. Wyszomirski
Name: Caesar Wyszomirski
Title: Director

[Signature Page to Amendment No. 3]

THE HUNTINGTON NATIONAL BANK, as an Additional Dollar Term A Lender

By:	/s/ Phil Andresen
Name: Phil Andresen
Title: Assistant Vice President

[Signature Page to Amendment No. 3]

Regions Bank, as an Additional Dollar Term A Lender

By:	/s/ Steven Dixon
Name: Steven Dixon
Title: Director

[Signature Page to Amendment No. 3]

KEYBANK NATIONAL ASSOCIATION, as an Additional Dollar Term A Lender

By:	/s/ Marc Evans
Name: Marc Evans
Title: Vice President

[Signature Page to Amendment No. 3]

SUNTRUST BANK, as an Additional Dollar Term A Lender

By:	/s/ John Cappellari
Name: John Cappellari
Title: Director

[Signature Page to Amendment No. 3]

HSBC Bank USA, N.A., as an Additional Dollar Term A Lender

By:	/s/ Robert J Levins #21435
Name: Robert J Levins
Title: SVP

[Signature Page to Amendment No. 3]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Additional Dollar Term A Lender

By:	/s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

[Signature Page to Amendment No. 3]

U.S. BANK NATIONAL ASSOCIATION, as an Additional Dollar Term A Lender

By:	/s/ Brian Seipke
Name: Brian Seipke
Title: Vice President

[Signature Page to Amendment No. 3]

Santander Bank, N.A., as an Additional Dollar Term A Lender

By:	/s/ Bruce H. Stanwood
Name: Bruce H. Stanwood
Title: Senior Vice President

[Signature Page to Amendment No. 3]

THE BANK OF NOVA SCOTIA, as an Additional Dollar Term A Lender

By:	/s/ Jason Rinne
Name: Jason Rinne
Title: Director

[Signature Page to Amendment No. 3]

CAPITAL ONE, NATIONAL ASSOCIATION, as an Additional Dollar Term A Lender

By:	/s/ Scott James Lorimer
Name: Scott James Lorimer
Title: Senior Director

[Signature Page to Amendment No. 3]

ROYAL BANK OF CANADA, as an Additional Dollar Term A Lender

By:	/s/ Theodore Brown
Name: Theodore Brown
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

MUFG Bank, Ltd., as an Additional Dollar Term A Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[Signature Page to Amendment No. 3]

KEYBANK NATIONAL ASSOCIATION, as an Additional Euro Term A Lender

By:	/s/ Marc Evans
Name: Marc Evans
Title: Vice President

[Signature Page to Amendment No. 3]

SUNTRUST BANK, as an Additional Euro Term A Lender

By:	/s/ John Cappellari
Name: John Cappellari
Title: Director

[Signature Page to Amendment No. 3]

The Governor and Company of the Bank of Ireland, as an Additional Euro Term A Lender

By:	/s/ Darragh O’Neill
Name: Darragh O’Neill
Title: Authorised Signatory

By:	/s/ Ford Young
Name: Ford Young
Title: Authorised Signatory

[Signature Page to Amendment No. 3]

HSBC Bank USA, N.A., as an Additional Euro Term A Lender

By:	/s/ Robert J Levins
Name: Robert J Levins
Title: SVP

[Signature Page to Amendment No. 3]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Additional Euro Term A Lender

By:	/s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

[Signature Page to Amendment No. 3]

U.S. BANK NATIONAL ASSOCIATION, as an Additional Euro Term A Lender

By:	/s/ Brian Seipke
Name: Brian Seipke
Title: Vice President

[Signature Page to Amendment No. 3]

MUFG Bank, Ltd., as an Additional Euro Term A Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[Signature Page to Amendment No. 3]

CITIBANK, N.A., as a 2018 Revolving Lender

By:	/s/ Caesar W. Wyszomirski
Name: Caesar Wyszomirski
Title: Director

[Signature Page to Amendment No. 3]

JPMorgan Chase Bank, N.A., as a 2018 Revolving Lender

By:	/s/ John Kowalczuk
Name: John Kowalczuk
Title: Executive Director

[Signature Page to Amendment No. 3]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a 2018 Revolving Lender

By:	/s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

[Signature Page to Amendment No. 3]

Bank of America, N.A., as a 2018 Revolving Lender

By:	/s/ Brandon Weiss
Name: Brandon Weiss
Title: Vice President

[Signature Page to Amendment No. 3]

ROYAL BANK OF CANADA, as a 2018 Revolving Lender

By:	/s/ Theodore Brown
Name: Theodore Brown
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

CAPITAL ONE, NATIONAL ASSOCIATION, as a 2018 Revolving Lender

By:	/s/ Scott James Lorimer
Name: Scott James Lorimer
Title: Senior Director

[Signature Page to Amendment No. 3]

MUFG Bank, Ltd., as a 2018 Revolving Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[Signature Page to Amendment No. 3]

BNP PARIBAS, as a 2018 Revolving Lender

By:	/s/ Gregory R Paul
Name: Gregory R Paul
Title: Managing Director

By:	/s/ My-Linh Yoshiike
Name: My-Linh Yoshiike
Title: Vice President

[Signature Page to Amendment No. 3]

U.S. BANK NATIONAL ASSOCIATION, as a 2018 Revolving Lender

By:	/s/ Michael Stanley
Name: Michael Stanley
Title: Senior Vice President

[Signature Page to Amendment No. 3]

Comerica Bank, as a 2018 Revolving Lender

By:	/s/ Timothy O’Rourke
Name: Timothy O’Rourke
Title: Vice President

[Signature Page to Amendment No. 3]

KEYBANK NATIONAL ASSOCIATION, as a 2018 Revolving Lender

By:	/s/ Marc Evans
Name: Marc Evans
Title: Vice President

[Signature Page to Amendment No. 3]

The Bank of New York Mellon, as a 2018 Revolving Lender

By:	/s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

[Signature Page to Amendment No. 3]

PNC Bank, National Association, as a 2018 Revolving Lender

By:	/s/ Michael Richards
Name: Michael Richards
Title: Senior Vice President and Managing Director

[Signature Page to Amendment No. 3]

SUNTRUST BANK, as a 2018 Revolving Lender

By:	/s/ Jared Cohen
Name: Jared Cohen
Title: Vice President

[Signature Page to Amendment No. 3]

Credit Suisse AG, Cayman Islands Branch, as a 2018 Revolving Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

Mizuho Bank, Ltd., as a 2018 Revolving Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as an Issuing Bank

By:	/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

[Signature Page to Amendment No. 3]

BANK OF AMERICA, N.A., as an Issuing Bank

By:	/s/ Andrew Wulff
Name: Andrew Wulff
Title: Vice President

[Signature Page to Amendment No. 3]

BNP PARIBAS, as an Issuing Bank

By:	/s/ Gregory R Paul
Name: Gregory R Paul
Title: Managing Director

By:	/s/ My-Linh Yoshiike
Name: My-Linh Yoshiike
Title: Vice President

[Signature Page to Amendment No. 3]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Issuing Bank

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

MIZUHO BANK, LTD., as an Issuing Bank

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

[Signature Page to Amendment No. 3]

ROYAL BANK OF CANADA, as an Issuing Bank

By:	/s/ Theodore Brown
Name: Theodore Brown
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

Exhibit A

CONSENT TO AMENDMENT NO. 3

[The Consents are being held on file with the Administrative Agent]

Exhibit B to Amendment No. 3
(Inserted text is marked as underscored and deleted text is marked as ~~strikethrough~~)

CREDIT AGREEMENT

dated as of December 7, 2016

among

CONDUENT INCORPORATED,
as Holdings,

~~XEROX~~ CONDUENT BUSINESS SERVICES, LLC (f/k/a XEROX BUSINESS SERVICES, LLC),
as the U.S. Borrower,

AFFILIATED COMPUTER SERVICES INTERNATIONAL B.V.,
as the Dutch Borrower,

CONDUENT FINANCE, INC.,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________

JPMORGAN CHASE BANK, N.A.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BNP PARIBAS SECURITIES CORP.
CITIGROUP GLOBAL MARKETS, INC.
CREDIT SUISSE SECURITIES (USA) LLC
GOLDMAN SACHS BANK USA
and
MIZUHO BANK, LTD.,
as Joint Bookrunners and Joint Lead Arrangers

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.
PNC CAPITAL MARKETS LLC
and
SUNTRUST BANK,

as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Syndication Agent

THE TERM B LOANS ISSUED PURSUANT TO THIS AGREEMENT WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE TERM B LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE U.S. BORROWER AT THE FOLLOWING ADDRESS: XEROX BUSINESS SERVICES, LLC, 233 MOUNT AIRY ROAD, SUITE 100, BASKING RIDGE, NEW JERSEY, 07920, TELEPHONE NUMBER (908) 758-1200.

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~39~~41
SECTION 1.03.	Terms Generally	~~39~~42
SECTION 1.04.	Accounting Terms; GAAP	~~40~~42
SECTION 1.05.	Payments on Business Days	~~40~~42
SECTION 1.06.	Limited Condition Transactions	~~40~~42
SECTION 1.07.	Rounding	~~41~~43
SECTION 1.08.	Letter of Credit Amounts	~~41~~43
SECTION 1.09.	Currency Equivalents Generally	~~41~~43
SECTION 1.10.	Additional Alternative Currencies	~~42~~44

ARTICLE II

THE CREDITS

SECTION 2.01.	Commitments	~~42~~44
SECTION 2.02.	Loans and Borrowings	~~43~~45
SECTION 2.03.	Requests for Borrowings	~~43~~46
SECTION 2.04.	Swingline Loans	~~44~~47
SECTION 2.05.	Letters of Credit.	~~47~~49
SECTION 2.06.	Funding of Borrowings	~~53~~55
SECTION 2.07.	[Reserved]	~~53~~56
SECTION 2.08.	Termination and Reduction of Commitments	~~53~~56
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~54~~56
SECTION 2.10.	Prepayment of Loans	~~57~~59
SECTION 2.11.	Fees	~~61~~63
SECTION 2.12.	Interest	~~63~~64
SECTION 2.13.	Alternate Rate of Interest	~~63~~65
SECTION 2.14.	Increased Costs	~~64~~66
SECTION 2.15.	Break Funding Payments	~~65~~67
SECTION 2.16.	Taxes	~~65~~68
SECTION 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~67~~70
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~69~~71
SECTION 2.19.	Incremental Facilities	~~70~~72
SECTION 2.20.	Extended Term Loans and Extended Revolving Commitments	~~72~~74
SECTION 2.21.	Defaulting Lenders	~~73~~76
SECTION 2.22.	Illegality	~~75~~78

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers; Subsidiaries	~~75~~78
SECTION 3.02.	Authorization; Enforceability	~~76~~79
SECTION 3.03.	Governmental Approvals; No Conflicts	~~76~~79
SECTION 3.04.	Financial Statements; Financial Condition; No Material Adverse Effect	~~76~~79
SECTION 3.05.	Properties	~~76~~79
SECTION 3.06.	Litigation and Environmental Matters	~~77~~80

i

Page

SECTION 3.07.	Compliance with Laws	~~77~~80
SECTION 3.08.	Investment Company Status	~~77~~80
SECTION 3.09.	Taxes	~~77~~80
SECTION 3.10.	Solvency	~~77~~80
SECTION 3.11.	ERISA	~~77~~80
SECTION 3.12.	Disclosure	~~78~~80
SECTION 3.13.	Federal Reserve Regulations	~~78~~81
SECTION 3.14.	Security Interests	~~78~~81
SECTION 3.15.	USA PATRIOT Act	~~78~~81
SECTION 3.16.	Anti-Corruption Laws and Sanctions	~~78~~81
SECTION 3.17.	Insurance	~~78~~81

ARTICLE IV

CONDITIONS

SECTION 4.01.	Closing Date	~~79~~82
SECTION 4.02.	Initial Term A Loan Funding Date	~~81~~83
SECTION 4.03.	Delayed Draw Term A Loan Funding Date	~~81~~84
SECTION 4.04.	Conditions to all Credit Events	~~82~~84

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements and Other Information	~~82~~85
SECTION 5.02.	Notices of Material Events	~~84~~87
SECTION 5.03.	Existence; Conduct of Business	~~84~~87
SECTION 5.04.	Payment of Taxes	~~84~~87
SECTION 5.05.	Maintenance of Properties; Insurance	~~84~~87
SECTION 5.06.	Books and Records; Inspection Rights	~~85~~88
SECTION 5.07.	Compliance with Laws	~~85~~88
SECTION 5.08.	Use of Proceeds and Letters of Credit	~~85~~88
SECTION 5.09.	Further Assurances; Additional Security and Guarantees	~~85~~89
SECTION 5.10.	Maintenance of Ratings	~~87~~90
SECTION 5.11.	Designation of Subsidiaries	~~87~~90

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Indebtedness	~~87~~90
SECTION 6.02.	Liens	~~90~~93
SECTION 6.03.	Fundamental Changes	~~92~~95
SECTION 6.04.	Restricted Payments	~~93~~96
SECTION 6.05.	Investments	~~94~~97
SECTION 6.06.	Prepayments, Etc. of Indebtedness	~~96~~100
SECTION 6.07.	Transactions with Affiliates	~~97~~100
SECTION 6.08.	Changes in Fiscal Year	~~98~~101
SECTION 6.09.	Financial Covenant	~~98~~101
SECTION 6.10.	Burdensome Agreements	~~98~~101
SECTION 6.11.	Dispositions	~~99~~102
SECTION 6.12.	Lines of Business	~~100~~104
SECTION 6.13.	Amendments to Organizational Documents	~~100~~104
SECTION 6.14.	Certain Transactions Prior to the Spin-Off	~~100~~104

Page

SECTION 6.15.	Holdings Covenant	~~100~~104

ARTICLE VII

EVENTS OF DEFAULT

ARTICLE VIII

THE ADMINISTRATIVE AGENT

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.	Notices	~~106~~111
SECTION 9.02.	Waivers; Amendments	~~108~~113
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~109~~115
SECTION 9.04.	Successors and Assigns	~~111~~116
SECTION 9.05.	Survival	~~114~~120
SECTION 9.06.	Counterparts; Integration; Effectiveness	~~114~~120
SECTION 9.07.	Severability	~~114~~120
SECTION 9.08.	Right of Setoff	~~115~~120
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~115~~121
SECTION 9.10.	WAIVER OF JURY TRIAL	~~116~~121
SECTION 9.11.	Headings	~~116~~121
SECTION 9.12.	Confidentiality	~~116~~121
SECTION 9.13.	USA PATRIOT Act	~~117~~122
SECTION 9.14.	Interest Rate Limitation	~~117~~122
SECTION 9.15.	No Fiduciary Duty	~~117~~123
SECTION 9.16.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~118~~123
SECTION 9.17.	Dutch Borrower Representation	~~118~~124

SCHEDULES:

Schedule 2.01	–	Commitments / Specified LC Exposure Sublimits
Schedule 3.01	–	Subsidiaries
Schedule 5.09(c)	–	Post-Closing Matters
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.05(f)	–	Investments
Schedule 6.07	–	Affiliate Transactions
Schedule 6.10	–	Burdensome Agreements
Schedule 6.11	–	Dispositions
Schedule 9.01	–	Notices

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of ~~Initial~~Euro Term A Loan Note
Exhibit B-2	–	Form of ~~Delayed Draw~~Dollar Term A Loan Note
Exhibit B-3	–	Form of Term B Loan Note
Exhibit C	–	Form of Revolving Note
Exhibit D-1	–	Form of Security Agreement
Exhibit D-2	–	Form of Holdings Pledge Agreement
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	Form of Swingline Loan Notice
Exhibit G	–	Form of Compliance Certificate
Exhibit H	–	Form of Guarantee Agreement
Exhibit I-1	–	Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-2	–	Form of U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-3	–	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-4	–	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J	–	Form of First Lien Intercreditor Agreement
Exhibit K	–	Form of Discounted Prepayment Option Notice
Exhibit L	–	Form of Lender Participation Notice
Exhibit M	–	Form of Discounted Voluntary Prepayment Notice

CREDIT AGREEMENT (this “Agreement”) dated as of December 7, 2016, among CONDUENT INCORPORATED, CONDUENT BUSINESS SERVICES, LLC (f/k/a XEROX BUSINESS SERVICES, LLC), AFFILIATED COMPUTER SERVICES INTERNATIONAL B.V., CONDUENT FINANCE, INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree to the following:

ARTICLE I

Definitions

SECTION 1.01.      Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2018 Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 of this Agreement.  The initial amount of each Lender’s 2018 Revolving Commitment is set forth on Schedule I to Amendment No. 3, in the applicable Additional Credit Extension Amendment or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ 2018 Revolving Commitments is $750,000,000.

“Acceptable Discount” has the meaning assigned to such term in Section 2.10(c)(iii).

“Acceptance Date” has the meaning assigned to such term in Section 2.10(c)(ii).

“Acquired Entity or Business” means each Person, property, business or assets acquired by the U.S. Borrower or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the U.S. Borrower or such Subsidiary.

“Act” has the meaning assigned to such term in Section 9.13.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Incremental Term Loans, Increased Commitments, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments, which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans, Increased Commitments, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments and otherwise satisfactory to the Administrative Agent and the U.S. Borrower.

“Additional Dollar Term A Commitment” means, with respect to an Additional Dollar Term A Lender, the commitment of such Additional Dollar Term A Lender to make an Additional Dollar Term A Loan hereunder on the Amendment No. 3 Effective Date, in the amount set forth opposite such Lender’s name on Schedule I to Amendment No. 3 and made a part hereof. The aggregate amount of the Additional Dollar Term A Commitments of all Additional Dollar Term A Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Delayed Draw Term A Loans on the Amendment No. 3 Effective Date.

“Additional Dollar Term A Lender” means a Person with an Additional Dollar Term A Commitment to make Additional Dollar Term A Loans to the U.S. Borrower on the Amendment No. 3 Effective Date.

“Additional Dollar Term A Loan” means a loan made pursuant to Section 2.01(f) of this Agreement on the Amendment No. 3 Effective Date.

“Additional Euro Term A Commitment” means, with respect to an Additional Euro Term A Lender, the commitment of such Additional Euro Term A Lender to make an Additional Euro Term A Loan hereunder on the Amendment No. 3 Effective Date, in the amount set forth opposite such Lender’s name on Schedule I to Amendment No. 3 and made a part hereof. The aggregate amount of the Additional Euro Term A Commitments of all Additional Euro Term A Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Initial Term A Loans on the Amendment No. 3 Effective Date.

“Additional Euro Term A Lender” means, with respect to an Additional Euro Term A Lender, the commitment of such Additional Euro Term A Lender to make an Additional Euro Term A Loan hereunder on the Amendment No. 3 Effective Date, in the amount set forth opposite such Lender’s name on Schedule I to Amendment No. 3 and made a part hereof. The aggregate amount of the Additional Euro Term A Commitments of all Additional Euro Term A Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Initial Term A Loans.

“Additional Euro Term A Lender” means a Person with an Additional Euro Term A Commitment to make Additional Euro Term A Loans to the Dutch Borrower on the Amendment No. 3 Effective Date.

“Additional Euro Term A Loan” means a loan made pursuant to Section 2.01(e) of this Agreement on the Amendment No. 3 Effective Date.

“Adjusted LIBO Rate” means, with respect to any Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee Letter” means the administrative agency fee letter, dated as of the Closing Date, between the U.S. Borrower and the Administrative Agent.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternative Currency” means each of Euros, Canadian Dollars, Sterling and any other currency added as an “Alternative Currency” pursuant to Section ~~1.11~~1.10 hereof.

“Alternative Currency L/C Sublimit” means, with respect to all Letters of Credit denominated in Alternative Currencies, the Dollar Equivalent of $300,000,000.

“Alternative Currency Revolving Sublimit” means, with respect to all Revolving Loans denominated in Alternative Currencies, the Dollar Equivalent of $450,000,000.

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, among Holdings, the Borrowers, Conduent Finance, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2” means that certain Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, among Holdings, the Borrowers, Conduent Finance, the Administrative Agent and the Lenders party thereto.

“Amendment No. 3” means that certain Amendment No. 3 to this Agreement, dated as of the Amendment No. 3 Effective Date, among Holdings, the Borrowers, Conduent Finance, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means April 7, 2017.

“Amendment No. 2 Effective Date” means October 10, 2017.

“Amendment No. 3 Effective Date” means June 28, 2018.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the U.S. Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Discount” has the meaning assigned to such term in Section 2.10(c)(iii).

“Applicable Percentage” means, with respect to any Lender and as applicable, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment of such Class and the denominator of which is the aggregate Revolving Commitment of such Class of all Revolving Lenders of such Class (and if the Revolving Commitments of such Class have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Credit Exposures of such Class at that time) and (b) with respect to the Term Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans of such Class and the denominator of which is the aggregate outstanding amount of the Term Loans of such Class.

“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Rate.”

“Applicable Rate” means (a) (i) 2.25%, in the case of Eurocurrency Term A Loans and Eurocurrency Revolving Loans, ~~(b~~for any day prior to the Amendment No. 3 Effective Date, and (ii) 1.75%, in the case of Eurocurrency Term A Loans and Eurocurrency Revolving Loans, for any day on or after the Amendment No. 3 Effective Date, (b) (i) 1.25%, in the case of Base Rate Term A Loans, Base Rate Revolving Loans and Swingline Loans, ~~(c) (i) 4.00~~for any day prior to the Amendment No. 3 Effective Date, and (ii) 0.75%, in the case of Base Rate Term A Loans, Base Rate Revolving Loans and Swingline Loans, for any day on or after the Amendment No. 3 Effective Date, (c) (i) 3.00%, in the case of Eurocurrency Term B Loans and Eurocurrency First Incremental Term Loans, for any day prior to the Amendment No. ~~2~~3 Effective Date, and (ii) ~~3.00~~2.50%, in the case of Eurocurrency Term B Loans and Eurocurrency First Incremental Term Loans, for any day on or after the Amendment No. ~~2~~3 Effective Date, (d) (i) ~~3.00%, in the case of Base Rate Term B Loans and Base Rate First Incremental Term Loans, for any day prior to the Amendment No. 2 Effective Date, and (ii)~~ 2.00%, in the case of Base Rate Term B Loans and Base Rate First Incremental Term Loans, for any day prior to the Amendment No. 3 Effective Date, and (ii) 1.50%, in the case of Base Rate Term B Loans and Base Rate First Incremental Term Loans, for any day on or after the Amendment No. ~~2~~3 Effective Date and (e) 0.375%, in the case of commitment fees; provided that, the Applicable Rate with respect to Term A Loans, Revolving Loans, Swingline Loans and commitment fees shall be subject to adjustment following each date of delivery of Financials after the ~~Delayed Draw Funding~~Amendment No. 3 Effective Date, based on the Total Net Leverage Ratio as of the end of the period covered by such Financials, as follows:

Level	Total Net Leverage Ratio	Eurocurrency Term A Loans	Base Rate Term A Loans	Eurocurrency Revolving Loans	Base Rate Revolving Loans and Swingline Loans	Commitment Fee
1	Greater than or equal to 3.00 to 1.00	~~2.50~~2.00%	~~1.50~~1.00%	~~2.50~~2.00%	~~1.50~~1.00%	0.40%
2	Less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00	~~2.25~~1.75%	~~1.25~~0.75%	~~2.25~~1.75%	~~1.25~~0.75%	0.375%
3	Less than 2.00 to 1.00	~~2.00~~1.75%	~~1.00~~0.75%	~~2.00~~1.50%	~~1.00~~0.50%	0.35%

Any increase or decrease in the Applicable Rate for Term A Loans, Revolving Loans, Swingline Loans or commitment fees resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date of delivery of the Financials; provided that Level 1 pricing shall apply at the option of the Administrative Agent or at the request of the Required Revolving/TLA Lenders as of the first Business Day after the date on which such Financials were required to have been delivered but have not been delivered pursuant to Section 5.01(a) or (b) and shall continue to so apply to and including the date on which such Financials are so delivered (and thereafter the Level otherwise determined in accordance with this definition shall apply).

In the event that any Financials previously delivered were incorrect or inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the U.S. Borrower shall as soon as practicable deliver to the Administrative Agent the correct Financials for such Applicable Period, (ii) the Applicable Rate shall be determined as if the Level for such higher Applicable Rate were applicable for such Applicable Period, and (iii) the U.S. Borrower shall within three Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.  This paragraph shall not limit the rights of the Administrative Agent and the Lenders with respect to any Event of Default.

“Applicable Time” means (a) with respect to any Borrowings and payments in Dollars, 2:00 p.m., New York City time, and (b) with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency, as may be reasonably determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment and notified to the relevant parties hereto.

“Approved Bank” has the meaning assigned to such term in the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), BNP Paribas Securities Corp. Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Mizuho Bank, Ltd.

“Asset Sale” means any Disposition of Property or series of related Dispositions of Property pursuant to clause (k) of Section 6.11 which yields net cash proceeds to the U.S. Borrower or any of its Restricted Subsidiaries in excess of $20,000,000 in the aggregate for any such Disposition or series of related Dispositions.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04 of this Agreement), and received by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Audited Financial Statements” shall have the meaning assigned to such term in Section 4.01(i).

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.05(b)(iii).

“Availability Period” means the period from and including the Spin-Off Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments in accordance with the provisions of this Agreement.

“Available Amount” means, at any time (the “Reference Time”), an amount equal to:

(a)            the sum, without duplication, of:

(i)                      an amount equal to 50% of the cumulative amount of Consolidated Net Income for the period commencing on the first day of the first full fiscal quarter following the fiscal quarter during which the Closing Date occurs and ending on the last day of the most recent fiscal quarter of the U.S. Borrower completed prior to the Reference Time for which Financials have been delivered (or, if Consolidated Net Income for such period is negative, 100% of such negative amount (but not less than zero)), plus

(ii)                      the aggregate net cash proceeds received after the Closing Date and at or prior to the Reference Time by the U.S. Borrower either (A) as capital contributions (other than from any of its Restricted Subsidiaries) in respect of the Qualified Equity Interests of the U.S. Borrower (other than Designated Preferred Stock of the U.S. Borrower) or (B) from the issuance or sale of Qualified Equity Interests of the U.S. Borrower to Holdings (other than Designated Preferred Stock of the U.S. Borrower), plus

(iii)                      the aggregate net cash proceeds received after the Closing Date and at or prior to the Reference Time by Holdings (and contributed in cash to the U.S. Borrower in respect of Qualified Equity Interests of the U.S. Borrower (other than Designated Preferred Stock)) (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Equity Interests (other than Designated Preferred Stock) (and excluding the net cash proceeds from the exercise of any options, warrants or rights to purchase Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the U.S. Borrower or any Restricted Subsidiary until and only to the extent such borrowing is repaid), plus

(iv)                      the aggregate net cash proceeds received after the Closing Date and at or prior to the Reference Time by the U.S. Borrower (other than from any of its Restricted Subsidiaries) from the conversion or exchange, if any, of Indebtedness or Disqualified Equity Interests of the U.S. Borrower or its Restricted Subsidiaries into or for Qualified Equity Interests plus, to the extent such Indebtedness or Disqualified Equity Interests were issued after the Closing Date, the aggregate net cash proceeds received by the U.S. Borrower from their original issuance (other than from any of its Restricted Subsidiaries) (and excluding the net cash proceeds from the conversion or exchange of Indebtedness or Disqualified Equity Interests financed, directly or indirectly, using funds borrowed from the U.S. Borrower or any Restricted Subsidiary until and only to the extent such borrowing is repaid), plus

(v)                      100% of the aggregate amount received in cash by means of the sale or other disposition (other than to the U.S. Borrower or a Restricted Subsidiary) of Investments made pursuant to Section 6.05(l) by the U.S. Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Investments from the U.S. Borrower or its Restricted Subsidiaries and repayments of loans or advances which constitute such Investments made pursuant to Section 6.05(l) by the U.S. Borrower or its Restricted Subsidiaries, in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of the U.S. Borrower for such period, plus

(vi)                      in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the U.S. Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the U.S. Borrower or a Restricted Subsidiary after the Closing Date, the lesser of (x) the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the U.S. Borrower, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged, amalgamated or consolidated or Indebtedness associated with the assets so transferred) and (y) the amount of Investments made in such Unrestricted Subsidiary in reliance on the Available Amount, minus

(b)           the sum, without duplication, of:

 (i)                      the aggregate amount of Restricted Payments made pursuant to Section 6.04(g)(y) prior to the Reference Time; plus

(ii)                      the aggregate amount of Investments made in reliance on Section 6.05(c), Section 6.05(h) or Section 6.05(l) using the Available Amount basket, and clause (b) of the definition of Permitted Acquisition using the Available Amount basket prior to the Reference Time; plus

   (iii)                      the aggregate amount of prepayments of Junior Financing made in reliance on Section 6.06(a)(iii)(B) prior to the Reference Time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%~~;~~, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the ~~Eurocurrency Rate~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m.~~,~~ London time~~,~~ on such day~~, subject to the interest rate floor set forth in the definition of the term “Eurocurrency Rate.”~~.  Any change in the Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate, respectively.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bilateral Letter of Credit Facility” means any letter of credit facility of the U.S. Borrower or any Restricted Subsidiary entered into with a Lender or an Affiliate of a Lender other than pursuant to this Agreement.

“Bilateral Letter of Credit Facility Bank” means any holder of obligations owed pursuant to a Bilateral Letter of Credit Facility.

“Borrowers” means the U.S. Borrower and the Dutch Borrower.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(c).

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Term Loans of a single Class made on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with (a) a Eurocurrency Loan denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (b) any Borrowings or LC Disbursements that are the subject of a borrowing, drawing, payment, reimbursement or rate selection denominated in Euro, the term “Business Day” shall also exclude any day on which the Trans-European Real-time Gross Settlement Operating System (or any successor operating system) is not open for the settlement of payments in Euro and (c) a Eurocurrency Loan or Letter of Credit denominated in an Alternative Currency other than Euro, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such Alternative Currency in the interbank market in the principal financial center of the country whose lawful currency is such Alternative Currency.

“Canadian Dollar” means the lawful currency of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Closing Date, and the amount of such obligations as of any date shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Closing Date that would appear on a balance sheet of such Person prepared as of such date.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Bank and the Revolving Lenders, as collateral for LC Exposure, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank (which documents are hereby consented to by the Revolving Lenders).  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.

“Cash Equivalents” means:

(a)         any evidence of Indebtedness issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof and having a maturity of 24 months or less from the date of acquisition;

(b)         time deposits, certificates of deposit and bank notes of any financial institution that (i) is a Lender or an Affiliate of a Lender or (ii) is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose senior unsecured debt is rated at least P-2, A-2 or F2, short-term, or A2, A or A, long-term, by Moody’s, S&P or Fitch (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”).  Issues with only one short-term credit rating must have a minimum credit rating of P-1, A~~‑~~-1 or F1;

(c)         commercial paper, including asset-backed commercial paper, and floating or fixed rate notes issued by an Approved Bank or a corporation or special purpose vehicle (other than an Affiliate or Subsidiary of the U.S. Borrower) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or any foreign country recognized by the United States) rated at least A‑2 by S&P and at least P‑2 by Moody’s and having a maturity of not more than 12 months from the date of acquisition;

(d)         asset-backed securities rated Aaa, AAA or AAA by Moody’s, S&P or Fitch, with weighted average lives of 12 months or less (measured to the next maturity date);

(e)         repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States maturing within 365 days from the date of acquisition;

(f)          readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- by Fitch, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(g)         Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or AAA (or the equivalent thereof) by Fitch (or reasonably equivalent ratings of another internationally recognized rating agency);

(h)         money market funds which invest substantially all of their assets in assets described in the preceding clauses (a) through (g); and

(i)          instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cash Flow” means, with reference to any fiscal year, an amount (but not less than zero) equal to:

(a)         Consolidated Net Income for such period (adjusted to exclude (x) any gains attributable to Asset Sales and Casualty Events to the extent included in Net Cash Proceeds of such Asset Sales or Casualty Events and (y) any losses attributable to Asset Sales and Casualty Events); plus

(b)         the sum of all amounts deducted in arriving at such Consolidated Net Income amount in respect of all charges for (without duplication) (i) depreciation of fixed assets and amortization of intangible assets for such period and (ii) all other non-cash charges for such period; plus

(c)         the amount, if any, by which Consolidated Working Capital of the U.S. Borrower and its Restricted Subsidiaries decreased during such period (but excluding any such decrease arising from any Permitted Acquisition or Disposition by the U.S. Borrower or any of its Restricted Subsidiaries or the reclassification during such period of current assets to long term assets (and vice versa) and current liabilities to long term liabilities (and vice versa) and the application of purchase accounting); minus

(d)         all non-cash gains, credits or benefits added in computing Consolidated Net Income for such period; minus

(e)         the amount, if any, by which Consolidated Working Capital of the U.S. Borrower and its Restricted Subsidiaries increased during such period (but excluding any such increase arising from any Permitted Acquisition or Disposition by the U.S. Borrower or any of its Restricted Subsidiaries or the reclassification during such period of current assets to long term assets (and vice versa) and current liabilities to long term liabilities (and vice versa) and the application of purchase accounting).

“Cash Management Bank” means any Person that is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time a Borrower or any Restricted Subsidiary initially incurred any Cash Management Obligation to such Person (or on the Closing Date, the Initial Term A Funding Date or the Delayed Draw Funding Date, in the case of Cash Management Obligations existing on such date).

“Cash Management Obligations” means obligations owed by a Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of (x) treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, pooling arrangements, corporate credit card, purchase card and other card services (including commercial (or purchasing) card programs), automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) or (y) short-term loans or lines of credit not exceeding $10,000,000 in the aggregate, in each case provided to the U.S. Borrower or any Restricted Subsidiary.

“Casualty Event” means any event that gives rise to the receipt by a Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any tangible Property in excess of $20,000,000.

“CDOR Rate” means, for any Loans denominated in Canadian Dollars, the CDOR Screen Rate.

“CDOR Screen Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal in length to such Interest Period, as displayed on the CDOR page of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected from time to time by the Administrative Agent in its reasonable discretion.

“CFC” means (a) any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (b) any direct or indirect subsidiary of any such Person.

“Change in Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date) (other than, on or prior to the Spin-Off Date, Xerox and its subsidiaries), of Equity Interests in Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, (b) a “change in control” or any comparable term under, and as defined in, the Senior Notes Indenture or any agreement governing Material Indebtedness, shall have occurred, (c) Holdings ceases to (i) directly own 100% of the Equity Interests of the U.S. Borrower and (ii) directly or indirectly own 100% of the Equity Interests of the Dutch Borrower or (d) at any time after the Spin-Off Date, occupation of a majority of the seats (other than vacant seats) on the board of directors of the U.S. Borrower by Persons who were not (i) directors of the U.S. Borrower on the Spin-Off Date, (ii) nominated or appointed by the board of directors of the U.S. Borrower or (iii) approved by the board of directors of the U.S. Borrower as director candidates prior to their election to such board of directors.  For the avoidance of doubt, the consummation of the Spin-Off shall not constitute a Change in Control.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class,” when used in reference to any (a) Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, ~~Initial~~Dollar Term A Loans, ~~Delayed Draw~~Euro Term A Loans, Term B Loans, Incremental Term Loans of any series, Extended Term Loans of any series, Replacement Term Loans of any series or Swingline Loans and (b) when used with respect to any Commitment, refers to whether such Commitment is an Initial Term A Loan Commitment, Delayed Draw Term A Loan Commitment, Additional Dollar Term A Commitment, Additional Euro Term A Commitment, Term B Loan Commitment, Revolving Commitment or Extended Revolving Commitment of any series.

“Closing Date” means the date on which the conditions specified in Section 4.01 of this Agreement were satisfied (or waived in accordance with Section 9.02 of this Agreement).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means ~~The~~MUFG Bank ~~of Tokyo-Mitsubishi UFJ~~, Ltd., PNC Capital Markets LLC and SunTrust Bank.

“Collateral” means all the “Collateral” (or any equivalent term) as defined in any Collateral Document and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document to secure the Obligations.

“Collateral Documents” means, collectively, the Security Agreement, the Holdings Pledge Agreement, each guarantee agreement, security agreement, intellectual property security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent and the Lenders pursuant to Section 5.09 and each of the other agreements, instruments or documents executed by any Loan Party that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment, Extended Revolving Commitment, Initial Term A Loan Commitment, Delayed Draw Term A Loan Commitment, Additional Dollar Term A Commitment, Additional Euro Term A Commitment, or Term B Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conduent Finance” means Conduent Finance, Inc., a Delaware corporation.

“Consolidated EBITDA” means, for any period with respect to the U.S. Borrower and its Restricted Subsidiaries, Consolidated Net Income for such period plus, without duplication and (except with respect to clause (viii) below) to the extent deducted in computing Consolidated Net Income for such period, the sum of:

  (i)                      total income tax expense;

 (ii)                      interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness;

(iii)                      depreciation and amortization expense;

(iv)                      any extraordinary, non-recurring or unusual expenses or losses, in each case, including any restructuring charges, separation costs or integration costs;

 (v)                      losses on Dispositions of assets outside of the ordinary course of business;

(vi)                      other non-cash items reducing such Consolidated Net Income;

   (vii)                      without duplication of the foregoing, other add backs of the type and nature consistent with Holdings’ line item “Other expenses, net” in the combined statements of (loss) income included in the Form 10; provided that the total amount added back pursuant to this clause (vii) with respect to the portion of such line item entitled “All other expenses, net” shall not exceed $3,000,000 for such period;

  (viii)                      the amount of “run-rate” cost savings projected by the U.S. Borrower in good faith, net of the amount of actual benefits realized or expected to be realized prior to or during such period (which cost savings shall be calculated on a pro forma basis as though they had been realized on the first day of such period) from actions taken or to be taken within four fiscal quarters of any Investment, acquisition, Disposition, merger, amalgamation or consolidation (in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01), a company, a segment, an operating division or unit or line of business) or any operational change or strategic cost initiative; provided that (A) (x) such cost savings are reasonably identifiable and expected by the U.S. Borrower to be achieved based on such actions and (y) the benefits resulting therefrom are anticipated by the U.S. Borrower to be realized within 12 months of such Investment, acquisition, Disposition, merger, amalgamation or consolidation or within 12 months from the end of such period in the case of an operational change or strategic cost initiative and (B) the aggregate amount added back pursuant to this clause (viii) for any period of four fiscal quarters shall not exceed (1) 15 % of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (viii)) plus (2) the amount of any such cost savings of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, minus, without duplication and to the extent included in Consolidated Net Income for such period, the sum of (i) any extraordinary or non-recurring or unusual income or gains, (ii) gains on Dispositions of assets outside of the ordinary course of business and (iii) other non-cash items increasing such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means,  for any period, the consolidated net income (or loss) of the U.S. Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that, GAAP to the contrary notwithstanding, there shall be excluded, without duplication:

(a)            the net income (or loss) of any Person (other than a Restricted Subsidiary of the U.S. Borrower) in which the U.S. Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received in cash (or in kind and converted to cash) by the U.S. Borrower or such Restricted Subsidiary in the form of dividends or similar distributions;

(b)         solely for the purpose of determining the Available Amount, the net income (or loss) of any Restricted Subsidiary of the U.S. Borrower that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Restricted Subsidiary, except to the extent that any such income is actually received in cash (or in kind and converted to cash) by the U.S. Borrower or a Restricted Subsidiary that is a Loan Party;

(c)         the cumulative effect of a change in accounting principles during such period;

(d)         any income (or loss) from discontinued operations;

(e)         any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, employee benefit plans or agreements, stock options, restricted stock or other rights, and any non-cash deemed finance charges or expenses in respect of any pension liabilities or other retiree provisions or on the revaluation of any benefit plan obligation and any non-cash charges or expenses in respect of curtailments, discontinuations or modifications to pension plans; and

(f)          the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the U.S. Borrower and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition or divestiture consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof.

Notwithstanding the foregoing, with respect to any period ending on or prior to the Spin-Off Date, Consolidated Net Income will be deemed to be the Consolidated Net Income of the U.S. Borrower and the other subsidiaries of Xerox that will be Restricted Subsidiaries as of the Spin-Off Date, irrespective of whether such entities were Restricted Subsidiaries of the U.S. Borrower for the entirety of such period, in each case with such pro forma adjustments (including to give effect to the Transactions) as are appropriate and consistent with the definition of “Pro Forma Basis”, as determined in good faith by the U.S. Borrower.

“Consolidated Subsidiaries” means Subsidiaries that would be consolidated with Holdings in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the U.S. Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the U.S. Borrower and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis in accordance with GAAP (other than Indebtedness described in clause (c), (d), (e) (except to the extent supporting Indebtedness described in clauses (a), (b) and (g) of the definition of “Indebtedness”), (h), (i) or (j) of the definition of “Indebtedness” (provided that there shall be included in Consolidated Total Indebtedness any Indebtedness in respect of drawings thereunder to the extent not reimbursed within two Business Days after the date of such drawing)) plus (ii) the principal amount of any obligations of any Person (other than the U.S. Borrower or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the U.S. Borrower or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the U.S. Borrower).

“Consolidated Working Capital” means, at any time, Current Assets minus Current Liabilities, at such time.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means, with respect to any Person, the power to, directly or indirectly, direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Event” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) the aggregate amount of its Term Loans outstanding at such time.

“CRR” means the Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012.

“Current Assets” means, at any date, all assets of the U.S. Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets on the consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the U.S. Borrower or any of its Restricted Subsidiaries), (ii) permitted loans to third parties or related parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) deferred tax assets, (v) assets held for sale and (vi) pension assets).

“Current Liabilities” means, at any date, all liabilities of the U.S. Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities on the consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries, other than (i) current maturities of long-term debt, (ii) outstanding revolving loans and letter of credit reimbursement obligations, (iii) accruals of interest expense (excluding interest expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) deferred tax liabilities, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the U.S. Borrower or any of its Restricted Subsidiaries, (ix) the current portion of any Capital Lease Obligation, (x) the current portion of any other long-term liability for borrowed money, (xi) permitted short term indebtedness from third parties and (xii) non-cash compensation liabilities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.10(b)(v).

“Default” means any event or condition, which constitutes an Event of Default or, which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to such term in Section 2.12(c).

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of any Class of Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the U.S. Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the U.S. Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the U.S. Borrower, to confirm in writing to the Administrative Agent and the U.S. Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the U.S. Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in, or provide such Lender with, immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the U.S. Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Delayed Draw Funding Date” means the Spin-Off Date, or, if the anticipated Spin-Off Date is not a Business Day, the Business Day prior to the anticipated Spin-Off Date (as determined by the U.S. Borrower in good faith).

“Delayed Draw Term A Loan Commitment” means, with respect to each Delayed Draw Term A Lender, the commitment, if any, of such Lender to make Delayed Draw Term A Loans expressed as an amount representing the maximum possible aggregate amount of such Lender’s Delayed Draw Term A Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Delayed Draw Term A Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Delayed Draw Term A Loan Commitment, as applicable.  The initial aggregate amount of the Lenders’ Delayed Draw Term A Loan Commitments ~~is equal to $421,675,200.”~~Delayed Draw Term A Loan Commitment Expiration Date~~” means the earlier of (a) the Special Mandatory Prepayment Date and (b) the making of the Delayed Draw Term A Loans on the Delayed Draw Funding~~was equal to $421,675,200 on the Closing Date.

“Delayed Draw Term A Lender” means a Lender with a Delayed Draw Term A Loan Commitment or an outstanding Delayed Draw Term A Loan.

“Delayed Draw Term A Loan” means a Loan made pursuant to Section 2.01(b).

~~“~~Delayed Draw Term A Loan Maturity Date~~” means December 7, 2021;~~ provided ~~that if the Special Mandatory Prepayment Trigger Date occurs, the Delayed Draw Term A Loan Maturity Date shall instead be the Special Mandatory Prepayment Date.~~

 “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the U.S. Borrower or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.11 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or conversion of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock (other than Disqualified Equity Interests) of Holdings or the U.S. Borrower that is issued for cash (other than to a Restricted Subsidiary of the U.S. Borrower) and is so

designated as Designated Preferred Stock, pursuant to a certificate of a Responsible Officer, on or prior to the issue date thereof.

“Discount Range” has the meaning assigned to such term in Section 2.10(c)(ii).

“Discounted Prepayment Option Notice” has the meaning assigned to such term in Section 2.10(c)(ii).

“Discounted Voluntary Prepayment” has the meaning assigned to such term in Section 2.10(c)(i).

“Discounted Voluntary Prepayment Notice” has the meaning assigned to such term in Section 2.10(c)(v).

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, license, sublicense, abandonment or other disposition thereof, and the terms “Dispose” and “Disposed of” have correlative meanings, but excluding, licenses and leases entered into in the ordinary course of business or that are customarily entered into by companies in the same or similar lines of business (other than, for the avoidance of doubt, exclusive licenses entered into outside the ordinary course of business).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, public equity offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, public equity offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration, cancellation, termination or cash collateralization of any Letters of Credit in accordance with the terms hereof), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and except as permitted in clause (a) above), in whole or in part, (c) requires the scheduled payments of dividends in cash (for this purpose, dividends shall not be considered required if the issuer has the option to permit them to accrue, cumulate, accrete or increase in liquidation preference or if the U.S. Borrower has the option to pay such dividends solely in Qualified Equity Interests), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.

“Dollar Equivalent” means, at any date, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a currency other than Dollars, such amount converted to Dollars by the Administrative Agent, or Issuing Bank, as applicable, at the Exchange Rate on such date.

“Dollar Term A Lender” means a Lender with an outstanding Dollar Term A Loan.

“Dollar Term A Loan” means each Additional Dollar Term A Loan and each Loan that is deemed made pursuant to Section 2.01(f).

“Dollar Term A Loan Maturity Date” means December 7, 2022.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Restricted Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Dutch Borrower” means Affiliated Computer Services International B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands and registered in the Trade Register of the Dutch Chamber of Commerce under number 34160388.

“Dutch Civil Code” means the Burgerlijk Wetboek of the Netherlands.

“ECF Payment” has the meaning assigned to such term in Section 2.10(b)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(v), (vi), (vii) and (viii) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all Laws relating to the pollution, the protection of the Environment, preservation or reclamation of natural resources, the Release or threatened Release of any Hazardous Materials or, as it relates to exposure to Hazardous Materials, health and safety matters.

 “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the U.S. Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the U.S. Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the U.S. Borrower, a Subsidiary or any

ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the U.S. Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent pursuant to Section 4245 of ERISA, or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) a failure by the U.S. Borrower, a Subsidiary or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (j) the withdrawal of any of the U.S. Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or (k) the imposition of a lien or security interest in favor of the PBGC or any Plan on any assets of the U.S. Borrower or any Subsidiary under Section 430(k) of the Code or under Section 4068 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

“Euro Equivalent” means, at any date, (a) with respect to any amount denominated in Euros, such amount, and (b) with respect to any amount denominated in a currency other than Euros, such amount converted to Euros by the Administrative Agent at the Exchange Rate on such date.

“Euro Term A Lender” means a Lender with an outstanding Euro Term A Loan.

“Euro Term A Loan” means each Additional Euro Term A Loan and each Loan that is made pursuant to Section 2.01(e).

“Euro Term A Loan Maturity Date” means December 7, 2022.

“Eurocurrency Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Eurocurrency Rate” means, for any Interest Period with respect to (a) any Loan in any LIBOR Quoted Currency, the LIBO Screen Rate as of the Applicable Time on the Quotation Day for such currency and Interest Period and (b) any Loan in any Non-Quoted Currency, the applicable Local Screen Rate as of the Applicable Time on the Quotation Day for such currency and Interest Period; provided that, if a LIBO Screen Rate or a Local Screen Rate, as applicable, shall not be available at the applicable time for the applicable Interest Period  (an “Impacted Interest Period”), then the Eurocurrency Rate for such currency and Interest Period shall be the Interpolated Rate; provided, further, that if any Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, with respect to any fiscal year, the amount (if any, but which amount shall not be less than zero) by which (a) Cash Flow during such period exceeds (b) the sum of (i) the aggregate amount of payments or repurchases made or otherwise paid by the U.S. Borrower and its Restricted Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory prepayment, acceleration or otherwise, but excluding voluntary prepayments deducted pursuant to Section 2.10(b)(iv)(B)), plus, (ii) to the extent each of the following is not deducted in computing Consolidated Net Income and without duplication:

(A)        without duplication of amounts deducted pursuant to this subclause (A) or subclause (D) below in a prior period, capital expenditures, capitalized software expenses and acquisitions of intellectual property of the U.S. Borrower and its Restricted Subsidiaries, in each case, made in cash during such period or, at the option of the U.S. Borrower, made prior to the date the applicable Excess Cash Flow payment is required to be made under Section 2.10(b)(iv) with respect to such period (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness));

(B)         without duplication of amounts deducted pursuant to subclause (D) below in a prior period, the amount of (i) Investments made by the U.S. Borrower and its Restricted Subsidiaries pursuant to Sections 6.05(f), (h), (l) and (r) and (ii) Restricted Payments made by the U.S. Borrower and its Restricted Subsidiaries pursuant to Sections 6.04(c), (d), (g)(x) and (i), in each case, in cash (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness));

(C)         cash losses from any sale or disposition outside the ordinary course of business;

(D)         without duplication of amounts deducted from Excess Cash Flow in a prior period, the aggregate consideration required to be paid in cash by the U.S. Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or any planned cash expenditures (the “Planned Expenditures”), in each case, relating to Investments permitted pursuant to Sections 6.05(f), (h), (l) or (r), capital expenditures, capitalized software expenses or acquisitions of intellectual property to be, or expected to be, consummated or made during the period of two consecutive fiscal quarters of the U.S. Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness));  provided that to the extent the aggregate amount of cash actually utilized to finance such Investments permitted pursuant to Sections 6.05(f), (h), (l) or (r), capital expenditures, capitalized software expenses or acquisitions of intellectual property during such following period of two consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of two consecutive fiscal quarters;

(E)         the aggregate amount of expenditures (other than Investments or Restricted Payments) actually made by the U.S. Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed and amounts in respect thereof are not otherwise deducted in computing Consolidated Net Income for such period or any prior period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness));

(F)         the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the U.S. Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness;

(G)         payments by the U.S. Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the U.S. Borrower and its Restricted Subsidiaries other than Indebtedness;

(H)        cash expenditures in respect of Swap Agreements during such fiscal year; and

(I)          the amount of Taxes (including penalties and interest) paid in cash in such period and (without duplication) tax reserves set aside or payable with respect to such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent or the Euro Equivalent of any other currency, the rate determined by the Administrative Agent, or Issuing Bank, as applicable, to be the rate quoted by the Administrative Agent, or Issuing Bank, as applicable, as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., (x) in the case of Dollars, New York City time and (y) in the case of Alternative Currencies, London time.  In the event that such rate is not available, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent, or Issuing Bank, as applicable, and the U.S. Borrower or, in the absence of such agreement, the Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, or Issuing Bank, as applicable,  in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., (x) in the case of Dollars, New York City time and (y) in the case of Alternative Currencies, London time, on such date for the purchase of Dollars or Euros, as the case may be, for delivery on such date, in the case where such other currency is Sterling, or two Business Days later, in the case of each other currency; provided that if at the time of any such determination, for any reason, no such spot rate is being reasonably quoted, the Administrative Agent, or Issuing Bank, as applicable, after consultation with the U.S. Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Exchanged Delayed Draw Term A Loans” means the Delayed Draw Term A Loans held by the Rollover Delayed Draw Term A Lenders on the Amendment No. 3 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 3 Effective Date and as to which the Rollover Delayed Draw Term A Lenders thereof have consented to exchange into Dollar Term A Loans.

“Exchanged Initial Term A Loans” means the Initial Term A Loans held by the Rollover Initial Term A Lenders on the Amendment No. 3 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 3 Effective Date and as to which the Rollover Initial Term A Lenders thereof have consented to exchange into Euro Term A Loans.

“Excluded Property” has the meaning assigned to such term in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 5.15 of the Guarantee Agreement and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on (or measured by) net income (however denominated), franchise or similar Taxes and branch profits Taxes, in each case (i) imposed on it by any jurisdiction as a result of such recipient being organized under the laws of or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction or (ii) that are Other Connection Taxes, (b) with respect to any Loan made by a Lender to the U.S. Borrower, any U.S. federal withholding Tax and with respect to any Loan made by a Lender to the Dutch Borrower, any Dutch withholding tax, in each case imposed with respect to any amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent such Lender did not fund an applicable Loan pursuant to a prior Commitment, on the date on which such Lender acquires its interest in such Loan); provided that this clause (i) shall not apply to a Lender that became a Lender pursuant to an assignment request by the U.S. Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, such Lender (or its assignor, if any) was entitled, immediately prior to the designation of such new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16, (c) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.  For purposes of clause (b)(i) of this definition, a participation acquired pursuant to Section 2.17 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitments or Loans to which such participation relates.

“Existing Term Loan Class” has the meaning assigned to such term in Section 2.20(a).

“Extended Revolving Commitments” means revolving credit commitments established pursuant to Section 2.20 that are substantially identical to the Revolving Commitments of any Class except that such Revolving Commitments may have a later maturity date and different provisions with respect to interest rates and fees (including any extension fees) than those applicable to the Revolving Commitments of such Class.

“Extended Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Extending Term Lender” has the meaning assigned to such term in Section 2.20(c).

“Extension Election” has the meaning assigned to such term in Section 2.20(c).

“Extension Request” has the meaning assigned to such term in Section 2.20(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and any related laws, regulations or official administrative practices) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as the FRBNY shall set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Person.

“Financials” means the financial statements of Holdings required to be delivered pursuant to Section 5.01(a) or (b).

“First Incremental Agreement” means that certain First Incremental Agreement, dated as of January 3, 2017, among the Administrative Agent, the U.S. Borrower, the other Loan Parties party thereto and the initial lenders party thereto.

“First Incremental Term Lender” means the Incremental Term Loans (as defined in the First Incremental Agreement).

“First Incremental Term Loans” means the Incremental Term Loans (as defined in the First Incremental Agreement).

“First Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit J (with such changes thereto as are reasonably acceptable to the Administrative Agent and the U.S. Borrower), by and between the Administrative Agent and the collateral agent for one or more classes of Incremental Equivalent Indebtedness or Term Loan Refinancing Debt that are intended to be secured by Liens ranking pari passu with the Liens securing the Obligations.

“Foreign Holding Company” means any Domestic Subsidiary that has no material assets other than Equity Interests issued by CFCs.

“Foreign Lender” means any Lender or Issuing Bank that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Borrower or any Subsidiary for the benefit of employees of a Borrower or any Subsidiary employed and residing outside the United States (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make, the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by a Borrower or any Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by a Borrower or any Subsidiary, or the imposition on a Borrower or any Subsidiary of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the U.S. Borrower that is not a Domestic Subsidiary.

“Form 10” means the registration statement on Form 10, originally filed by Holdings with the SEC on June 30, 2016, as amended or supplemented.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a banking day, for the immediately preceding banking day); provided that if none of such rates are published for any day that is a Business Day, the term “FRBNY Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or, in each case, any political subdivision thereof, whether state, local, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) performance guarantees in the ordinary course of business.  The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the U.S. Borrower in good faith.

“Guarantee Agreement” means the Guarantee Agreement executed by the Loan Parties and the Administrative Agent, substantially in the form of Exhibit H, together with each guarantee agreement supplement executed and delivered pursuant to Section 5.09.

“Guarantor” means (a) Holdings, (b) Conduent Finance and (c) each Subsidiary Guarantor.

“Hazardous Materials” means petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other substances, materials or wastes of any nature that in relevant form and concentration are regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time it enters into a Secured Hedge Agreement (or on the Closing Date, the Initial Term A Funding Date or the Delayed Draw Funding Date, in the case of Secured Hedge Agreements existing on such date), in its capacity as a party thereto.

“Holdings” means Conduent Incorporated, a New York corporation.

“Holdings Pledge Agreement” means the Pledge Agreement executed by Holdings and the Administrative Agent, substantially in the form of Exhibit D-2.

“Immaterial Subsidiary” means any Restricted Subsidiary of the U.S. Borrower that on a consolidated basis with its Subsidiaries did not have consolidated revenues in excess of 5.0% of the U.S. Borrower’s consolidated revenues for the most recently ended four fiscal quarter period of the U.S. Borrower for which Financials have been delivered and did not have ~~consolidated~~ total assets in excess of 5.0% of Consolidated Total Assets as of the most recently ended fiscal quarter of the U.S. Borrower for which Financials have been delivered on or prior to the Closing Date or pursuant to Section 5.01(a) or (b); provided that (i) all such Subsidiaries designated as “Immaterial Subsidiaries” taken together shall not have revenues for any fiscal year of the U.S. Borrower or total assets as of the last day of any fiscal year in an amount that is equal to or greater than 7.5% of the consolidated revenues or ~~total assets~~Consolidated Total Assets, as applicable, of the U.S. Borrower and its Restricted Subsidiaries for, or as of the last day of, such fiscal year, as the case may be, and (ii) to the extent such limitation would be exceeded, the U.S. Borrower shall designate Restricted Subsidiaries to the Administrative Agent to no longer be designated as Immaterial Subsidiaries so that such limitation would not be exceeded.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurocurrency Rate.”

“Increased Commitments” has the meaning assigned to such term in Section 2.19(a).

“Increasing Lender” has the meaning assigned to such term in Section 2.19(a).

“Incremental Equivalent Indebtedness” means Indebtedness consisting of (a) loans that are unsecured or secured by Liens ranking junior to the Liens securing the Obligations or (b) debt securities that are unsecured or secured by Liens ranking pari passu or junior to the Liens securing the Obligations, in each case issued or Guaranteed by the Loan Parties (or any of them) that is designated by the U.S. Borrower in a certificate of a Responsible Officer delivered to the Administrative Agent as “Incremental Equivalent Indebtedness” on or prior to the date of incurrence; provided that (i) such Indebtedness does not have a final maturity that is prior to the Latest Maturity Date or a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans, (ii) such Indebtedness is not secured by a Lien on any assets of the U.S. Borrower or any of its Restricted Subsidiaries except for Liens on the Collateral permitted by Section 6.02(s), (iii) such Indebtedness is not incurred or Guaranteed by any Restricted Subsidiaries that are not Loan Parties, (iv) on the date of incurrence of such Indebtedness the U.S. Borrower shall be in compliance, calculated on a Pro Forma Basis, with the covenant contained in Section 6.09 as of the last day of the most recent fiscal quarter of the U.S. Borrower for which Financials have been delivered prior to such time, (v) the aggregate principal amount of Incremental Equivalent Indebtedness incurred following the Closing Date, when aggregated with the aggregate amount of all Increased Commitments (other than Refinancing Revolving Commitments) and Incremental Term Loans (other than Refinancing Term Loans) established following the Closing Date shall not exceed (i) $300,000,000 plus (ii) an additional amount that would not cause the Senior Secured Net Leverage Ratio on a Pro Forma Basis (for the avoidance of doubt, after giving effect to such Incremental Equivalent Indebtedness) as of the last day of the most recently ended fiscal quarter for which Financials were required to have been delivered pursuant to Section 5.01(a) or (b) to exceed 2.25 to 1.00 (determined without giving effect to any amount incurred substantially concurrently under subclause (i)) and (vi) the other terms and conditions relating to such debt securities or loans (other than interest rates, rate floors, call protection, discounts, fees, premiums and optional prepayment or redemption provisions) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the U.S. Borrower (except for provisions applicable only to periods after the Latest Maturity Date).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.19(a).

“Incremental Term A Loans” means any term A loans (i.e., having no more than a 5 year maturity, no less than 2.5% average annual amortization per annum (after giving effect to any grace period or initial period) and with lenders that are primarily commercial banks as determined by the U.S. Borrower in good faith) made pursuant to Section 2.19(a).

“Incremental Term B Loans” means any loans made pursuant to Section 2.19(a) that are not Incremental Term A Loans.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business, milestone payments incurred in connection with any investment or series of related investments, any earn-out obligation except to the extent such obligation is a liability on the balance sheet of such Person in accordance with GAAP at the time initially incurred and deferred or equity compensation arrangements payable to directors, officers or employees), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of such Property (except to the extent otherwise provided in this definition), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person under any Swap Agreement (with the “principal” amount of any Swap Agreement on any date being equal to the early termination value thereof on such date).  The Indebtedness of any Person shall (i) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is expressly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity and pursuant to contractual arrangements, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, and (ii) exclude (A) customer deposits and advances and interest payable thereon in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person, (B) obligations under customary overdraft arrangements with banks outside the United States incurred in the ordinary course of business to cover working capital needs (including cash pooling arrangements) and (C) bona fide indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing. For the avoidance of doubt, Indebtedness shall not include performance guarantees in the ordinary course of business or Xerox Guarantee Obligations.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

~~“~~Initial Term A Commitment Expiration Date~~” means the earliest of (a) the Special Mandatory Prepayment Date, (b) the making of the Initial Term A Loans on the Initial Term A Funding Date and (c) the close of business on the Delayed Draw Funding Date.~~

“Initial Term A Funding Date” means the date on which the conditions specified in Section 4.02 of this Agreement are satisfied (or waived in accordance with Section 9.02 of this Agreement).

“Initial Term A Lender” means a Lender with an Initial Term A Loan Commitment or an outstanding Initial Term A Loan.

“Initial Term A Loan” means a Loan made pursuant to Section 2.01(a).

“Initial Term A Loan Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term A Loan pursuant to Section 2.01(a), as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Initial Term A Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed an Initial Term A Loan Commitment, as applicable.  The initial aggregate amount of the Lenders’ Initial Term A Loan Commitments ~~is~~was the Euro Equivalent of $~~278,324,800.”~~Initial Term A Loan Maturity Date~~” means December 7, 2021;~~ provided ~~that if the Special Mandatory Prepayment Trigger Date occurs, the Initial Term A Loan Maturity Date shall instead be the Special Mandatory Prepayment Date.~~278,324,800 on the Closing Date.

“Information Memorandum” means the Confidential Information Memorandum dated November 7, 2016 relating to the Borrowers and the Transactions.

“Intercompany Transfers” has the meaning assigned to such term in the definition of the “Transactions.”

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.03.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, or if available to all applicable Lenders, twelve months or a period less than one month thereafter, as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means,  at any time, for any Interest Period, with respect to (a) any Loan in any LIBOR Quoted Currency, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (i) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (ii) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time, and (b) any Loan in any Non-Quoted Currency, the rate per annum (rounded to the same number of decimal places as the Local Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (i) the Local Screen Rate for the longest period (for which the Local Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (ii) the Local Screen Rate for the shortest period (for which the Local Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person or (b) a loan, advance or capital contribution to, Guarantee of Indebtedness of, assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of Section 6.05, (i) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, and (ii) in the event the U.S. Borrower or any Restricted Subsidiary (an “Initial Investing Person”) transfers an amount of cash or other Property (the “Invested Amount”) for purposes of permitting the U.S. Borrower or one or more Restricted Subsidiaries to ultimately make an Investment of the Invested Amount in the U.S. Borrower, any Restricted Subsidiary or any other Person (the Person in which such Investment is ultimately made, the “Subject Person”) through a series of substantially concurrent intermediate transfers of the Invested Amount to the U.S. Borrower or one or more Restricted Subsidiaries other than the Subject Person (each an “Intermediate Investing Person”), including through the incurrence or repayment of intercompany Indebtedness, capital contributions or redemptions of Equity Interests, then, for all purposes of Section 6.05, any transfers of the Invested Amount to Intermediate Investing Persons in connection therewith shall be disregarded and such transaction, taken as a whole, shall be deemed to have been solely an Investment of the Invested Amount by the Initial Investing Person in the Subject Person and not an Investment in any Intermediate Investing Person.

“IP Rights” has the meaning assigned to such term in Section 3.05(b).

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the applicable Borrower (or any Restricted Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., BNP Paribas, Credit Suisse AG, Cayman Islands Branch, ~~Goldman Sachs Bank USA,~~ Mizuho Bank Ltd. , Royal Bank of Canada and any other Lender (subject to such Lender’s consent) designated by the U.S. Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) that becomes an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, and any successors in such capacity as provided in Section 9.04.  An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank LC Exposure Sublimit” means, for each Issuing Bank, the amount of the LC Exposure Sublimit set forth with respect to such Issuing Bank on Schedule 2.01~~.~~II to Amendment No. 3.

“Junior Financing” means any Indebtedness that is contractually subordinated in right of payment to any of the Obligations (it being understood and agreed, for the avoidance of doubt, that the Senior Notes do not constitute a Junior Financing).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage thereof.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a LC Disbursement under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Base Rate Revolving Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements, including Unreimbursed Amounts, that have not yet been reimbursed by or on behalf of the applicable Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure of the Revolving Lenders at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” and not to have expired or terminated in the amount so remaining available to be drawn.

“LC Exposure Sublimit” means $300,000,000.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by an Issuing Bank or any refund of a reimbursement payment made by an Issuing Bank to a Borrower, in each case in a currency other than Dollars, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with

Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“LCT Election” has the meaning assigned to such term in Section 1.06(a).

“LCT Test Date” has the meaning assigned to such term in Section 1.06(a).

“Lender Participation Notice” has the meaning assigned to such term in Section 2.10(c)(iii).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.19 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means a Letter of Credit issued pursuant to Section 2.05(a)(i)(x); provided that ~~Goldman Sachs~~Royal Bank ~~USA~~of Canada and Credit Suisse AG, Cayman Islands Branch will not be obligated to issue (or cause to be issued) commercial letters of credit (as opposed to a standby letters of credit).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“LIBO Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Association (or any other Person that takes over the administration of such rate) for the applicable LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion.

“LIBOR Quoted Currency” means Dollars, Euros and Sterling.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (or any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” has the meaning assigned to such term in Section 1.06(a).

“Loan Documents” means this Agreement, the Guarantee Agreement, the Collateral Documents, each Additional Credit Extension Amendment, any promissory notes executed and delivered pursuant to Section 2.09(h), the Agency Fee Letter and any amendments, waivers, supplements or other modifications to any of the foregoing.

“Loan Parties” means the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Screen Rates” means the CDOR Screen Rate; provided that, if any Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the U.S. Borrower and the Restricted Subsidiaries taken as a whole or (b) the ability of the Loan Parties to perform their obligations under this Agreement or any and all other Loan Documents, or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any one or more of the U.S. Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to ERISA, and in respect of which the U.S. Borrower or any of its ERISA Affiliates is (or during the preceding five plan years has been) an “employer” as defined in Section 3(5) of ERISA.

“Net Cash Proceeds” means (a) with respect to any Asset Sale or any Casualty Event, an amount equal to (i) the sum of cash and Cash Equivalents received in connection with such Asset Sale or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note or installment receivable, purchase price adjustment or earn-out or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by the U.S. Borrower or any Restricted Subsidiary) less (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the Property or otherwise subject to mandatory prepayment in connection with such Asset Sale or Casualty Event and that is repaid in connection with such Asset Sale or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness secured by Liens permitted by Section 6.02(s)), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, accounting fees and other professional and transactional fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other expenses and brokerage, consultant and other commissions and fees) actually incurred by the U.S. Borrower or such Restricted Subsidiary in connection with such Asset Sale or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, (D) any reserve for adjustment in accordance with GAAP in respect of (x) the sale price of such Property and (y) any liabilities associated with such Property and retained by the U.S. Borrower or any Restricted Subsidiary after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (E) the Borrowers’ reasonable estimate of payments required to be made with respect to unassumed liabilities relating to the Property involved within one year of such Asset Sale or Casualty Event; provided that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the Disposition of any non-cash consideration received within 180 days of such Asset Sale by the U.S. Borrower or any Restricted Subsidiary in any such Asset Sale (but only as and when so received); and (b) with respect to the incurrence or issuance of any Indebtedness by the U.S. Borrower or any Restricted Subsidiary, an amount equal to (i) the sum of the cash received in connection with such incurrence or issuance less (ii) the attorneys’ fees, investment banking fees, accountants’ fees, underwriting or other discounts, upfront fees, commissions, costs and other fees, transfer and similar taxes and other out-of-pocket expenses actually incurred by the U.S. Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“New Lender” has the meaning assigned to such term in Section 2.19(a).

“Non-Exchanged Delayed Draw Term A Loan” means each Delayed Draw Term A Loan other than the Exchanged Delayed Draw Term A Loans.

“Non-Exchanged Initial Term A Loan” means each Initial Term A Loan other than the Exchanged Initial Term A Loans.

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.05(b)(iii).

“Non-Quoted Currency” means Canadian Dollars.

“Note” means a promissory note made by the applicable Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B-1, Exhibit B-2, Exhibit B-3 or Exhibit C, as applicable.

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), other monetary obligations, liabilities, covenants and duties of any of the Loan Parties to any of the Secured Parties and their respective Affiliates, individually or collectively, existing on the Closing Date or arising thereafter (direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured) arising or incurred under this Agreement or any of the other Loan Documents or any Secured Hedge Agreement or Cash Management Obligation (including under any of the Loans made or reimbursement or other monetary obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof) or under Bilateral Letter of Credit Facilities, in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); provided that the “Obligations” with respect to any Loan Party shall exclude any Excluded Swap Obligations of such Loan Party.

“Offered Loans” has the meaning assigned to such term in Section 2.10(c)(iii).

“Original Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans as set forth in this Agreement immediately prior to the Amendment No. 3 Effective Date.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely as a result of such recipient having executed, delivered, become a party to, performed its obligations under, received payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document.  For the avoidance of doubt, in the case of any Loan made to the Dutch Borrower, Other Connection Taxes include any Taxes imposed on a recipient under the laws of the Netherlands, if and to the extent such Tax becomes payable as a result of such recipient having a substantial interest (aanmerkelijk belang) as defined in the Dutch Income Tax Act (Wet inkomstenbelasting 2001) in the Dutch Borrower.

“Other Taxes” means all present or future stamp, court, documentary, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the FRBNY as set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate (from and after such date as the FRBNY shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.04(d).

“Participant Register” has the meaning assigned to such term in Section 9.04(d).

“Participating Member State” means any member state of the EMU which has the Euro as its lawful currency.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit 6 to the Security Agreement or any other form approved by the Administrative Agent.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate containing any information not included in the Perfection Certificate delivered to the Administrative Agent on the Closing Date (or in any previously delivered Perfection Certificate Supplement) with respect to matters required by Sections 1(a), (2), (6), (7), (8), (9) of the Perfection Certificate and, solely to the extent relating to updates to Section 1(a) of the Perfection Certificate, Sections (3), (4) and (5) of the Perfection Certificate.

“Permitted Acquisition” means the purchase or other acquisition, in one or more series of transactions, of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the U.S. Borrower (including as a result of a merger or consolidation); provided that the following conditions are satisfied to the extent applicable:

(a)         to the extent required by Section 5.09, each applicable Loan Party and any such newly created or acquired Specified Domestic Subsidiary shall have complied with the requirements of Section 5.09, within the times specified therein;

(b)         the aggregate amount of Investments (without duplication for any Investment made through a series of Investments) made by a Loan Party in Persons that are not Loan Parties prior to any such Investment, and do not become Loan Parties as a result of any such Investment, together with the amount of Investments made in non-Loan Parties pursuant to Section 6.05(c)(iv), does not exceed (x) the greater of (A) $115,000,000 and (B) 16% of Consolidated EBITDA determined on a Pro Forma Basis for the most recently ended four fiscal quarter period ending immediately prior to the date on which such Investment is made and for which Financials have been delivered, plus (y) the Available Amount, plus (z) the amount of Investments permitted by Section 6.05(r); provided that (i) in the case of a purchase or other acquisition that is comprised of the purchase or acquisition of Persons with at least 90% of domestic “EBITDA” in the aggregate, the portion of the aggregate amount of cash or Property provided by Loan Parties to make any such purchase or acquisition that is attributable to foreign “EBITDA” shall also be permitted without the use of the amounts available pursuant to this clause (b) or Section 6.05(c)(iv), (ii) in the case of Investments permitted under this clause (b) that are comprised of the purchase or acquisition of Persons with less than 90% of domestic “EBITDA” in the aggregate, only the portion of the aggregate amount of cash or Property provided by Loan Parties to make any such purchase or acquisition that is attributable to foreign “EBITDA” that is in excess of 10% shall be required to use the amounts available pursuant to this clause (b) or Section 6.05(c)(iv) and (iii) this clause (b) shall not apply to the extent the consideration for the relevant purchase or acquisition consists of Equity Interests of Holdings;

(c)         the acquired Property, business or Person is in a business permitted under Section 6.12; and

(d)         at the time of and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the U.S. Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.10(b).

“Permitted Encumbrances” means:

(a)         Liens imposed by law for taxes, assessments or other governmental charges that are not yet delinquent or are being contested in compliance with Section 5.04;

(b)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, workmen’s, suppliers’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are either (i) not overdue by more than 60 days or (ii) being contested in good faith by appropriate proceedings and reserves with respect thereto have been set aside to the extent required by GAAP;

(c)         (i) Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or to secure other public, statutory or regulatory obligations (including to support letters of credit or bank guarantees), (ii) Liens, pledges or deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees or surety bonds for the benefit of) insurance carriers providing insurance to a Borrower or any Restricted Subsidiary, (iii) Liens in connection with surety bonds entered into in the ordinary course of business and  (iv) Liens on the escrow account established as of the Spin-Off Date (and the amounts on deposit therein as of the Spin-Off Date) in respect of Xerox Guarantee Obligations;

(d)         Liens (other than any lien imposed under ERISA or Section 430(k) of the Code) or deposits to secure the performance of bids, trade contracts, governmental contracts, tenders, statutory bonds, leases, statutory obligations, surety, stay, customs, appeal and replevin bonds, performance bonds or in favor of franchisors or other regulatory bodies and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(e)         Liens in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(f)         easements, restrictions (including zoning restrictions), rights-of-way, covenants, licenses, encroachments, protrusions and similar encumbrances and minor title defects affecting real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the U.S. Borrower or any Restricted Subsidiary; and

(g)         any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the U.S. Borrower or any Restricted Subsidiary as a part of its business and covering only the assets so leased or licensed;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness of a Person, any amendment, modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension, (b) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended and (y) the date which is 91 days after the Latest Maturity Date, (c) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, replacement or extension has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of the U.S. Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) if any Liens securing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, the Liens securing such Indebtedness shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations on terms that are at least as favorable to the Secured Parties (in the good faith determination of the U.S. Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, taken as a whole.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the U.S. Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Planned Expenditures” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Platform” has the meaning assigned to such term in Section 9.01(c).

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the one-year anniversary of the date on which such Permitted Acquisition is consummated.

“Preferred Equity Interests” has the meaning assigned to such term in the definition of the “Transactions.”

“Preferred Stock” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which are preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Adjustment” means, for any applicable period of measurement that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Consolidated EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the U.S. Borrower, the pro forma increase or decrease in such Consolidated EBITDA, projected by the U.S. Borrower in good faith as a result of (a) actions that have been taken or are expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the U.S. Borrower and its Subsidiaries, calculated assuming that such actions had been taken on, or such costs had been incurred since, the first day of such period; provided that (i) any such pro forma increase or decrease to such Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in such Consolidated EBITDA for such period of measurement and (ii) any increase to Consolidated EBITDA pursuant to this definition of “Pro Forma Basis” shall be subject to the limitations set forth in the proviso of clause (vii) of the definition of “Consolidated EBITDA.”

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the Property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the U.S. Borrower owned by the U.S. Borrower or any of its Restricted Subsidiaries or any division, product line or facility used for operations of the U.S. Borrower or any of its Restricted Subsidiaries or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” or designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be included, (b) any repayment, redemption or retirement of Indebtedness and (c) any Indebtedness incurred, assumed or guaranteed by the U.S. Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are (x) consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are in the good faith determination of the U.S. Borrower (I) reasonably identifiable and factually supportable (provided that (i) any increase to Consolidated EBITDA pursuant to this definition of “Pro Forma Basis” shall be subject to the limitations set forth in the proviso of clause (vii) of the definition of “Consolidated EBITDA” and (ii) any such pro forma increase or decrease to such Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in such Consolidated EBITDA for such period of measurement) and (II) expected to have a continuing impact on the consolidated financial results of the U.S. Borrower or (y) otherwise consistent with the definition of “Pro Forma Adjustment.”

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 4.01(i).

“Professional Lender” shall mean (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authorities, an entity which (A) assumes rights and/or obligations vis-à-vis the Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (B) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (C) otherwise qualifies as not forming part of the public and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the competent authorities, an entity which is not considered to form part of the public on the basis of such interpretation.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“Proposed Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.10(c)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Expenses” means expenses incurred in connection with (a) the Spin-Off, (b) compliance with applicable law and regulations, including requirements of the Sarbanes-Oxley Act of 2002, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as applicable to companies with equity or debt securities held by the public, or the rules of national securities exchanges applicable to companies with listed equity or debt securities, (c) expenses incurred by Holdings in connection with any public offering or other sale of Equity Interests or Indebtedness (i) where the net proceeds of such offering or sale are intended to be received by or contributed to the U.S. Borrower or a Restricted Subsidiary, (ii) in a pro rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or (iii) otherwise on an interim basis prior to completion of such offering so long as Holdings shall cause the amount of such expenses to be repaid to the U.S. Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed and (d) any other expenses attributable to the status of Holdings as a public company, including expenses relating to investor relations and other general corporate overhead, shareholder meetings and reports to shareholders, directors’ fees, directors’ and officers’ insurance and other executive costs, indemnification obligations to directors and officers, legal, audit and other professional fees and listing and filing fees.

“Public Lender” has the meaning assigned to such term in Section 9.01(c).

“Qualified Equity Interests” means Equity Interests of Holdings or the U.S. Borrower, as the context requires, in each case other than Disqualified Equity Interests.

“Qualifying Lenders” has the meaning assigned to such term in Section 2.10(c)(iv).

“Qualifying Loans” has the meaning assigned to such term in Section 2.10(c)(iv).

“Quarterly Financial Statements” shall have the meaning assigned to such term in Section 4.01(i).

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Sterling or Canadian Dollars, the first day of such Interest Period, (ii) if the currency is Euro, two TARGET2 Days before the first day of such Interest Period, (iii) for any other currency, two Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the Eurocurrency Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Reference Time” has the meaning assigned to such term in the definition of “Available Amount.”

“Refinanced Term Loans” has the meaning assigned to such term in Section 9.02.

“Refinancing Indebtedness” means (i) any Refinancing Term Loans and (ii) any Term Loan Refinancing Debt.

“Refinancing Revolving Commitments” means Increased Commitments that are designated by the U.S. Borrower in a certificate of a Responsible Officer delivered to the Administrative Agent on or prior to the date of issuance as “Refinancing Revolving Commitments.”

“Refinancing Term Loans” means Incremental Term Loans that are designated by the U.S. Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the U.S. Borrower delivered to the Administrative Agent on or prior to the date of incurrence.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Regulation S‑X” means Regulation S‑X under the Securities Act of 1933, as amended.

“Rejection Notice” has the meaning assigned to such term in Section 2.10(b)(v).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in any business permitted by Section 6.12; provided that any assets received by the U.S. Borrower or a Restricted Subsidiary in exchange for assets transferred by the U.S. Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would be or become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment.

“Removal Effective Date” has the meaning assigned to such term in paragraph (g) of Article VIII.

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term B Loans with the proceeds of any secured term loans incurred or guaranteed by the U.S. Borrower or any Guarantor which reduces the effective yield (with the comparative determinations to be made by the Administrative Agent in a manner consistent with generally accepted financial practices, and in any event consistent with clause (vi) of the proviso to the second to last sentence of Section 2.19(a)) to less than the effective yield (as determined by the Administrative Agent on the same basis) applicable to such Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to, or consent under, this Agreement incurred for the primary purpose of reducing the effective yield (to be determined by the Administrative Agent on the same basis as set forth in preceding clause (a)) of the Term B Loans; provided that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver, modification or consent in connection with a Change in Control constitute a Repricing Transaction.  Any determination by the Administrative Agent of any effective interest rate as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time; provided that the Commitment of, and the portion of the Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposure and/or unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposure and unused Revolving Commitments at such time; provided that the Revolving Commitment of, and the portion of the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Revolving/TLA Lenders” means, at any time, Lenders having Revolving Credit Exposure, unused Revolving Commitments, ~~Delayed Draw Term A Loan Commitments (or once funded, Delayed Draw~~Dollar Term A Loans~~)~~ and/or ~~Initial~~Euro Term A Loans representing more than 50% of the sum of the total Revolving Credit Exposure, unused Revolving Commitments~~, Delayed Draw Term A Loan Commitments~~ and Term A Loans at such time; provided that the ~~Delayed Draw Term A Loan Commitment,~~ Term A Loans and Revolving Commitments of, and the portion of the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving/TLA Lenders.

“Required Term B Lenders” means, at any time, Lenders having Term B Loans and Incremental Term Loans representing more than 50% of the sum of the total Term B Loans and Incremental Term Loans at such time; provided that the Term B Loans and Incremental Term Loans held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Term B Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or controller or any equivalent under the laws of the Netherlands of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property (other than Qualified Equity Interests)) with respect to any Equity Interests of the U.S. Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the U.S. Borrower or any Restricted

Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the U.S. Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means (a) any Subsidiary of the U.S. Borrower other than an Unrestricted Subsidiary and (b) subject to clause (j)(iii) of Article VIII, Conduent Finance.

“Revolving Commitment” means, ~~with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 of this Agreement.  The initial amount of each Lender’s Revolving Commitment is set forth on~~ Schedule 2.01~~, in the applicable Additional Credit Extension Amendment or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments is $750,000,000.~~(i) prior to the Amendment No. 3 Effective Date, the Original Revolving Commitments and (ii) from and after the Amendment No. 3 Effective Date, the 2018 Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s outstanding Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Maturity Date” means December 7, ~~2021;~~ provided ~~that if the Special Mandatory Prepayment Trigger Date occurs, the Revolving Credit Maturity Date shall instead be the Special Mandatory Prepayment Date.~~2022.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(d).

“Rollover Delayed Draw Term A Lender” means each Delayed Draw Term A Lender with Delayed Draw Term A Loans outstanding on the Amendment No. 3 Effective Date that has consented to exchange such Delayed Draw Term A Loans into Dollar Term A Loans.

“Rollover Initial Term A Lender” means each Initial Term A Lender with Initial Term A Loans outstanding on the Amendment No. 3 Effective Date that has consented to exchange such Initial Term A Loans into Euro Term A Loans.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Persons” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council or the European Union, (b) any Person organized under the laws of or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means an intercreditor agreement, in form reasonably acceptable to the Administrative Agent and the U.S. Borrower, by and between the Administrative Agent and the collateral agent for one or more classes of Indebtedness that is intended to be secured by Liens ranking junior to the Liens securing the Obligations providing that, inter alia, (i) the Liens securing the Obligations rank prior to the Liens securing such other Indebtedness, (ii) all amounts received in connection with any enforcement action with respect to any Collateral or, to the extent attributed to the Collateral, in connection with any United States or foreign bankruptcy, liquidation or insolvency proceeding shall first be applied to repay all Obligations (whether or not allowed in any such proceeding) prior to being applied to the obligations in respect of such other Indebtedness and (iii) until the repayment of the Obligations in full and termination of commitments hereunder (subject to customary limitations with respect to contingent obligations and other customary qualifications and, in the event Indebtedness in the form of bank debt is subject thereto, to customary standstill provisions) the Administrative Agent shall have the sole right to take enforcement actions with respect to the Collateral.

“Secured Hedge Agreement” means any Swap Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Issuing Banks, the Lenders, the Hedge Banks, the Cash Management Banks, the Bilateral Letter of Credit Facility Banks, any Affiliate of a Lender or the Administrative Agent to which Obligations are owed and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII.

“Security Agreement” means the Security Agreement executed by the Loan Parties (other than the Dutch Borrower) and the Administrative Agent, substantially in the form of Exhibit D-1, together with each security agreement supplement executed and delivered pursuant to Section 5.09.

“Senior Notes” means $510,000,000 million aggregate principal amount of senior unsecured notes to be issued by the U.S. Borrower and Conduent Finance in connection with the Transactions.

“Senior Notes Indenture” means the indenture that governs the Senior Notes.

“Senior Secured Indebtedness” means, as of any date of determination, the amount of Consolidated Total Indebtedness less, (i) in each case to the extent constituting Consolidated Total Indebtedness, unsecured Indebtedness of the U.S. Borrower and its Restricted Subsidiaries and (ii) the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries as of such date and (y) $150,000,000.

“Senior Secured Net Leverage Ratio” means, as of any date, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA determined in respect of the four fiscal quarter period ending on, or most recently ended prior to, such date.

“Separation Distribution” has the meaning assigned to such term in the definition of the “Transactions.”

“series” means, with respect to any Extended Term Loans, Incremental Term Loans or Replacement Term Loans, all such Term Loans that have the same maturity date, amortization and interest rate provision and that are designated as part of such “series” pursuant to the applicable Additional Credit Extension Amendment.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and matured and (d) such Person is not engaged in any business, as conducted on such date and as proposed to be conducted following such date, for which such Person’s property would constitute unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Mandatory Prepayment Date” has the meaning assigned to such term in Section 2.10(b)(viii).

“Special Mandatory Prepayment Trigger Date” has the meaning assigned to such term in Section 2.10(b)(viii).

“Specified Disposition” means the Disposition by Holdings or any subsidiary of (i) one or more of the Commercial Vehicle Operations Business, the Consulting and Actuarial Segment of the Human Resource Services Business and the Off-Street Parking Business and (ii) additional non-core assets consistent with Holdings’ publicly disclosed program to divest non-core assets (as determined by Holdings in good faith), the gross cash proceeds from the Disposition of such additional non-core assets identified in this clause (ii) not to exceed $175,000,000 in the aggregate.  For the avoidance of doubt, to the extent a Disposition would constitute a Specified Disposition pursuant to the preceding clause (ii) but for the limitation on aggregate gross proceeds, such Disposition shall constitute a “Specified Disposition” to the extent of such limitation if the remaining part of such Disposition resulting in any excess proceeds is otherwise permitted hereunder (and for the avoidance of doubt, such excess proceeds shall be subject to Section 2.10(b)).

“Specified Domestic Subsidiary” means each wholly owned Domestic Subsidiary of the U.S. Borrower other than (a) any Foreign Holding Company, (b) any Unrestricted Subsidiary, (c) any CFC and (d) any Domestic Subsidiary that is an Immaterial Subsidiary; provided that upon any wholly owned Domestic Subsidiary ceasing to meet the requirements of one or more of clauses (a) through (d) of this definition, the U.S. Borrower shall be deemed to have acquired a Specified Domestic Subsidiary at such time and shall cause such Domestic Subsidiary to comply with the applicable provisions of Section 5.09; provided, further that none of the following shall be a Specified Domestic Subsidiary: (i) any Subsidiary that is prohibited or restricted by applicable Law from guaranteeing the Obligations; (ii) any Subsidiary that (A) is prohibited by any contractual obligation existing on the Closing Date or on the date such Subsidiary is acquired or otherwise becomes a Subsidiary (but not entered into in contemplation of the Transactions or such acquisition) from guaranteeing the Obligations or (B) would require governmental (including regulatory) consent, approval, license or authorization to guarantee the Obligations, unless such consent, approval, license or authorization has been received; and (iii) any trust that relates to the funding or payment of benefits under any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA).

“Specified Representations” means the representations and warranties made by the Borrowers and the relevant parties pursuant to Sections 3.01(a)(i), 3.02, 3.03(b)(ii), 3.08, 3.10 (provided that references therein to (i) “Transactions” shall instead refer to the applicable Permitted Acquisition or similar investment (and any related transactions) and (ii) “Closing Date” shall instead refer to the date in which any such transactions in clause (i) are consummated), 3.13, 3.14 and 3.15 and the final sentence of Section 3.16.

“Specified Transaction” means, with respect to any period, any of the following events occurring after the first day of such period and prior to the applicable date of determination:  (i) (A) any Investment by the U.S. Borrower or any Restricted Subsidiary in any Person (including in connection with a Permitted Acquisition) other than a Person that was a wholly-owned Restricted Subsidiary on the first day of such period, (B) any Asset Sale or Casualty Event or discontinuation of operations, in each of subclause (A) and subclause (B) with respect to a business (as such term is used in Regulation S-X Rule 11-01), a company, a segment, an operating division or unit or line of business, (ii) any incurrence, assumption, guarantee, repayment, redemption or extinguishment of Indebtedness, (iii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case in accordance with Section 5.11 and (iv) any Restricted Payment.

“Spin-Off” has the meaning assigned to such term in the definition of the “Transactions.”

“Spin-Off Date” means the date of the consummation of the Spin-Off.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsequent Transaction” has the meaning assigned to such term in Section 1.06(b).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly or indirectly, or is otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the U.S. Borrower.

“Subsidiary Guarantor” means (a) each Subsidiary that is party to the Guarantee Agreement on the Closing Date (other than the Dutch Borrower) and (b) each Specified Domestic Subsidiary that becomes a party to the Guarantee Agreement after the Closing Date pursuant to Section 5.09 or otherwise; provided that the term “Subsidiary Guarantor” shall exclude any CFC or Foreign Holding Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the U.S. Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A. and any other Lender (subject to such Lender’s consent) designated by the U.S. Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) that becomes a Swingline Lender, in each case in its capacity as lender of Swingline Loans hereunder, or any successor Swingline Lender hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Loan Notice” means a notice of a Swingline Loan Borrowing pursuant to Section 2.04, which, if in writing, shall be substantially in the form of Exhibit F.

“Swingline Loan Sublimit” means $50,000,000.

“TARGET2 Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Lender” means a ~~Delayed Draw~~Dollar Term A Lender and/or ~~Initial~~Euro Term A Lender.

“Term A Loans” means the ~~Initial~~Euro Term A Loans and the ~~Delayed Draw~~Dollar Term A Loans.

“Term B Lender” means each Lender with a Term B Loan Commitment or an outstanding Term B Loan.

“Term B Loan” means a Loan made pursuant to Section 2.01(c).

“Term B Loan Commitment” means, with respect to each Term B Lender, the commitment, if any, of such Lender to make a Term B Loan pursuant to Section 2.01(c), as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Term B Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed a Term B Loan Commitment, as applicable.  The initial aggregate amount of the Lenders’ Term B Loan Commitments is $750,000,000.

“Term B Loan Maturity Date” means December 7, 2023.

“Term Loan Refinancing Debt” means any Indebtedness consisting of debt securities or credit facilities incurred or Guaranteed by Loan Parties following the Closing Date that are designated by the U.S. Borrower in a certificate of a Responsible Officer delivered to the Administrative Agent on or prior to the date of issuance as “Term Loan Refinancing Debt”; provided that (i) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the 91st day after the Latest Maturity Date, (ii) such Indebtedness is not secured by any assets of the U.S. Borrower or any of its Restricted Subsidiaries except for assets subject to Liens permitted by Section 6.02(s), (iii) such Indebtedness is not incurred or Guaranteed by any Restricted Subsidiaries that are not Loan Parties and (iv) the other terms and conditions relating to such debt securities or loans (other than interest rates, call protection, rate floors, fees, discounts, premiums, and optional prepayment and redemption provisions) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the U.S. Borrower (except for provisions applicable only to periods after the Latest Maturity Date).

“Term Loans” means the ~~Initial~~Euro Term A Loans, the ~~Delayed Draw~~Dollar Term A Loans, the Term B Loans, the Incremental Term Loans of each series and the Extended Term Loans of each series, collectively.

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Indebtedness on such date less the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries as of such date and (y) $150,000,000 to (b) Consolidated EBITDA determined in respect of the four fiscal quarter period ending on, or most recently ended prior to, such date.

“Transaction Agreements” means the agreements and arrangements described in the Form 10 to be entered into with Xerox and certain Persons that were subsidiaries of Xerox on or prior to the Spin-Off Date in connection with the Spin-Off, including the Xerox Guarantee Obligations.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents and the borrowing of the Term B Loans on the Closing Date, (b) the borrowing of Initial Term A Loans hereunder on the Initial Term A Funding Date to fund the intercompany transfer of certain assets of the business process outsourcing business of Xerox Corporation (“Xerox”) to the U.S. Borrower or one or more of the U.S. Borrower’s Subsidiaries (the “Intercompany Transfers”), (c) the borrowing of the Delayed Draw Term A Loans on or prior to the Spin-Off Date, (d) the issuance of the Senior Notes on or prior to the Spin-Off Date, (e) the issuance by Holdings of Holdings’ Series A Preferred Stock, having a liquidation preference of $1,000 per share (the “Preferred Equity Interests”), to Xerox pursuant to the terms of an exchange agreement and the transfer by Xerox of these shares and certain preferred shares of Xerox in exchange for certain other preferred shares of Xerox, (f) the entering into of the Transaction Agreements and the transactions contemplated thereby to occur on or prior to the Spin-Off Date, (g) the use of the proceeds of the Delayed Draw Term A Loans and the Term B Loans, together with the proceeds of the Senior Notes and cash on hand of Holdings and/or the U.S. Borrower, (i) to pay a distribution to Xerox in the amount of approximately $1,600,000,000 (the “Separation Distribution”) in partial exchange for assets contributed by Xerox to Holdings as part of the same plan as Xerox’s distribution of the common stock of Holdings to the shareholders of Xerox on a pro rata basis (the “Spin-Off”), (ii) to fund cash to the balance sheet of Holdings and its subsidiaries, (iii) for general corporate purposes and (vi) for the payment of fees and expenses in connection with the foregoing.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Base Rate.

“UCP” means, with respect to any Letter of Credit, the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or in any other applicable jurisdiction.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.05(c)(i).

“Unrestricted Subsidiary” means any Subsidiary designated by the U.S. Borrower as an Unrestricted Subsidiary pursuant to Section 5.11 subsequent to the Closing Date and any Subsidiary of an Unrestricted Subsidiary.

“U.S. Borrower” means Conduent Business Services, LLC (f/k/a Xerox Business Services, LLC), a Delaware limited liability company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Xerox” has the meaning assigned to such term in the definition of the “Transactions.”

“Xerox Guarantee Obligations” means obligations owed by Holdings, the U.S. Borrower or any Restricted Subsidiary on or after the Spin-Off Date to Xerox or any of its subsidiaries in respect of Guarantees or other credit support instruments provided by or through Xerox or any of its subsidiaries for the benefit of Holdings, the U.S. Borrower or any Restricted Subsidiary, in each case, pursuant to the Transaction Agreements as in effect on the Spin-Off Date (as such Transaction Agreements may be amended in a manner not more adverse to the interest of the Lenders in any material respect when taken as a whole (in the good faith determination of the U.S. Borrower) than such Transaction Agreements as in effect on the Spin-Off Date.

SECTION 1.02.      Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03.      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any reference herein to the “knowledge” of the U.S. Borrower or any Restricted Subsidiary means the actual knowledge of a Responsible Officer of such Person.

SECTION 1.04.      Accounting Terms; GAAP.

(a)         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything in GAAP to the contrary, for purposes of all financial calculations hereunder, the amount of any Indebtedness outstanding at any time shall be the stated principal amount thereof (except to the extent such Indebtedness provides by its terms for the accretion of principal, in which case the amount of such Indebtedness at any time shall be its accreted amount at such time); provided, further, that notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial

Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof.

(b)         Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant or the compliance with or availability of any basket contained in this Agreement, the Total Net Leverage Ratio and Senior Secured Net Leverage Ratio shall be calculated on a Pro Forma Basis.

SECTION 1.05.      Payments on Business Days.  When the payment of any amount hereunder or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on, or principal of, Eurocurrency Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 1.06.      Limited Condition Transactions.

(a)         In connection with any action taken solely in connection with a Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing, Investment or redemption or repayment of indebtedness requiring irrevocable notice in advance of such redemption or repayment (a “Limited Condition Transaction”), for purposes of (i) determining compliance with any provision of this Agreement (other than Section 6.09) which requires the calculation of any financial ratio or test, including the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and any other financial ratio (and for the avoidance of doubt, to also include any financial ratio or test set forth in Section 2.19) or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets and including any determination of whether a Default or Event of Default has occurred and is continuing), in each case, at the option of the U.S. Borrower (the U.S. Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or the date on which the U.S. Borrower or the applicable Restricted Subsidiary becomes legally obligated to consummate such Limited Condition Transaction (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith on a Pro Forma Basis (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred on the first day of the most recent test period ending prior to the LCT Test Date (except with respect to any incurrence or repayment of Indebtedness for purposes of the calculation of any leverage-based test or ratio, which shall in each case be treated as if they had occurred on the last day of such test period), the U.S. Borrower or the applicable Restricted Subsidiary would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.  For the avoidance of doubt, if the U.S. Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in the total assets of the U.S. Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations.

(b)         If the U.S. Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, the conveyance, lease or other transfer of assets, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied (i) on a

Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have not been consummated.

SECTION 1.07.      Rounding.  Any financial ratios required to be maintained by the U.S. Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.08.      Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

SECTION 1.09.      Currency Equivalents Generally.

(a)         Unless the context otherwise requires, any amount specified in this Agreement to be in Dollars shall also include the Dollar Equivalent of any Alternative Currency.  The maximum amount of Indebtedness and other threshold amounts that the U.S. Borrower and the Restricted Subsidiaries may incur under Article VI shall not be deemed to be exceeded with respect to any outstanding Indebtedness and other threshold amounts solely as a result of fluctuations in the exchange rate of currencies.  When calculating capacity for the incurrence of additional Indebtedness and other threshold amounts by the U.S. Borrower or any Restricted Subsidiary, the exchange rate of currencies shall be measured as of the date of such calculation.

(b)         (i)  The Administrative Agent, or the relevant Issuing Bank, as applicable, shall determine the Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as of the date of the issuance thereof and on the first Business Day of each calendar month on which such Letter of Credit is outstanding, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section.  The Administrative Agent, or the relevant Issuing Bank, as applicable, shall in addition determine the Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as provided in Sections 2.05(c) and 2.05(l).

(ii)              The Administrative Agent shall determine the Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of the date of the borrowing thereof and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall, except as provided in clause (iii) below, be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section.

(iii)            The Administrative Agent, or the relevant Issuing Bank, as applicable, may also determine the Dollar Equivalent of any Borrowing or Letters of Credit denominated in an Alternative Currency as of such other dates as the Administrative Agent shall determine, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Borrowing or Letter of Credit until the next calculation thereof pursuant to this Section.

(iv)            The Administrative Agent shall notify the Borrowers, the applicable Lenders and the Issuing Banks of each determination of the Dollar Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

SECTION 1.10.      Additional Alternative Currencies.  The Borrowers may from time to time request that an additional currency be added as an “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  Such request shall be subject to the approval of the Administrative Agent and each Revolving Lender; provided that if such “Alternative Currency” is to be used for Letters of Credit only, such request shall be subject only to the approval of the Administrative Agent and the applicable Issuing Bank.

ARTICLE II

The Credits

SECTION 2.01.      Commitments.

(a)         Subject to the terms and conditions set forth herein, each Lender having an Initial Term A Loan Commitment severally agrees to make Initial Term A Loans on the Initial Term A Funding Date to the Dutch Borrower in Euros by making immediately available funds to the Administrative Agent’s account not later than the time specified by the Administrative Agent, which Initial Term A Loans shall not exceed for any such Lender the Initial Term A Loan Commitment of such Lender.  Amounts repaid in respect of Initial Term A Loans may not be reborrowed.

(b)         Subject to the terms and conditions set forth herein, each Lender having a Delayed Draw Term A Loan Commitment severally agrees to make Delayed Draw Term A Loans on the Delayed Draw Funding Date to the U.S. Borrower in Dollars by making immediately available funds to the Administrative Agent’s account not later than the time specified by the Administrative Agent, which Delayed Draw Term A Loans shall not exceed for any such Lender the Delayed Draw Term A Loan Commitment of such Lender.  Amounts repaid in respect of Delayed Draw Term A Loans may not be reborrowed.

(c)         Subject to the terms and conditions set forth herein, each Lender having a Term B Loan Commitment severally agrees to make Term B Loans on the Closing Date to the U.S. Borrower in Dollars by making immediately available funds to the Administrative Agent’s account not later than the time specified by the Administrative Agent, which Term B Loans shall not exceed for any such Lender the Term B Loan Commitment of such Lender.  Amounts repaid in respect of Term B Loans may not be reborrowed.

(d)         Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the U.S. Borrower and to the Dutch Borrower in Dollars and/or an Alternative Currency from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the total Revolving Credit Exposures exceeding the total Revolving Commitments or (iii) the Dollar Equivalent of Revolving Loans denominated in Alternative Currencies exceeding the Alternative Currency Revolving Sublimit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(e)         Subject to the terms and conditions set forth herein and in Amendment No. 3, each Rollover Initial Term A Lender severally agrees to exchange its Exchanged Initial Term A Loans for a like principal amount of Euro Term A Loans on the Amendment No. 3 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 3, each Additional Euro Term A Lender severally agrees to make an Additional Euro Term A Loan (which shall be considered an increase to (and part of) the Euro Term A Loans) to the Dutch Borrower on the Amendment No. 3 Effective Date in a principal amount equal to its Additional Euro Term A Commitment on the Amendment No. 3 Effective Date.  Amounts repaid in respect of Euro Term A Loans may not be reborrowed.

(f)         Subject to the terms and conditions set forth herein and in Amendment No. 3, each Rollover Delayed Draw Term A Lender severally agrees to exchange its Exchanged Delayed Draw Term A Loans for a like principal amount of Dollar Term A Loans on the Amendment No. 3 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 3, each Additional Dollar Term A Lender severally agrees to make an Additional Dollar Term A Loan (which shall be considered an increase to (and part of) the Dollar Term A Loans) to the U.S. Borrower on the Amendment No. 3 Effective Date in a principal amount equal to its Additional Dollar Term A Commitment on the Amendment No. 3 Effective Date.  Amounts repaid in respect of Dollar Term A Loans may not be reborrowed.

SECTION 2.02.      Loans and Borrowings.

(a)         Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.

(b)         Subject to Section 2.13, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of Base Rate Loans (solely in the case of Loans denominated in Dollars) or Eurocurrency Loans as the applicable Borrower may request in accordance herewith.  Each Swingline Loan shall be a Base Rate Loan.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. For the avoidance of doubt, all Revolving Loans made in Alternative Currencies shall be Eurocurrency Loans.

(c)         Each Borrowing of, conversion to or continuation of (i) Eurocurrency Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if not an integral multiple, the entire available amount) and not less than $1,000,000 (or comparable amounts determined by the Administrative Agent in the case of Alternative Currencies) and (ii) Base Rate Loans (other than Swingline Loans which shall be subject to Section 2.04) shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that Eurocurrency Revolving Loans and Base Rate Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(c).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurocurrency Borrowings outstanding.

(d)         Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request or convert a Base Rate Borrowing to or continue any Eurocurrency Borrowing if the Interest Period requested (i) with respect to a Revolving Borrowing would end after the Revolving Credit Maturity Date, (ii) with respect to ~~an Initial~~a Euro Term A Loan Borrowing would end after the ~~Initial~~Euro Term A Loan Maturity Date, (iii) with respect to a ~~Delayed Draw~~Dollar Term A Loan Borrowing would end after the ~~Delayed Draw~~Dollar Term A Loan Maturity Date or (iv) with respect to a Term B Loan Borrowing would end after the Term B Loan Maturity Date.

SECTION 2.03.      Requests for Borrowings.  To request a Borrowing, a conversion of Loans from one Type to the other or a continuation of Eurocurrency Loans, the applicable Borrower shall notify the Administrative Agent of such request, which may be given by telephone, not later than (i) 11:00 a.m., New York City time, three Business Days (or in the case of Loans denominated in an Alternative Currency (other than the InitialEuro Term A Loan), four Business Days) prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Loans or of any conversion of Eurocurrency Loans to Base Rate Loans,  and (ii) 11:00 a.m. New York City time, on the requested date of any Borrowing of Base Rate Loans; provided, however, that if such Borrower wishes to request Eurocurrency Loans having an Interest Period of twelve months in duration as provided in the definition of “Interest Period,” (x) the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is available to all of them and (y) not later than 10:00 a.m., New York City time, three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders.  Each Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery or facsimile or transmission by electronic communication in accordance with Section 9.01(b) to the Administrative Agent of a written Borrowing Request substantially in the form attached hereto as Exhibit E and signed by the applicable Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

   (i)    the Class of Loans to which such Borrowing Request relates;

  (ii)    the aggregate amount of the requested Borrowing, conversion or continuation;

 (iii)    the date of such Borrowing, conversion or continuation, which shall be a Business Day;

 (iv)    whether such Borrowing, conversion or continuation is to be a Base Rate Borrowing or a Eurocurrency Borrowing;

  (v)    in the case of a Borrowing of Revolving Loans, the currency of the requested Borrowing;

 (vi)    in the case of a Eurocurrency Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

    (vii)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

   (viii)    whether the applicable Borrower is requesting a new Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Loans.

(b)         If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing (other than with respect to ~~Initial~~Euro Term A Loans and Revolving Loans denominated in an Alternative Currency).  In the case of a failure to timely request a conversion or continuation of Eurocurrency Loans, such Loans shall be converted into Base Rate Loans.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or conversion or continuation of Eurocurrency Loans, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Loans.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.  Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan.  During the existence of an Event of Default, the Administrative Agent, at the direction of the Required Lenders, may require that no Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Loans without the consent of the Required Lenders. In making any determination of the Dollar Equivalent for purposes of calculating the amount of Revolving Loans to be borrowed from the respective Lenders on any date, the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the applicable Borrower delivers a Borrowing Request for such Revolving Loans pursuant to the provisions of this Section 2.03.

SECTION 2.04.      Swingline Loans.

(a)         Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make Swingline Loans in Dollars to the U.S. Borrower from time to time during the Availability Period; provided that no such Swingline Loan shall be permitted if, after giving effect thereto, (i) the aggregate principal amount of outstanding Swingline Loans would exceed the Swingline Loan Sublimit, (ii) the aggregate Revolving Credit Exposures would exceed the total Revolving Commitments or (iii) unless otherwise agreed by such Swingline Lender, the aggregate amount of Swingline Loans, Revolving Loans and Letters of Credit issued by such Swingline Lender would exceed such Swingline Lender’s Revolving Commitments hereunder; provided, further, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow Swingline Loans.  Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swingline Loan.

(b)         To request a Swingline Loan, the U.S. Borrower shall notify the Administrative Agent and Swingline Lender of such request, which may be given by telephone and shall be irrevocable.  Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m., New York City time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice, appropriately completed and signed by a Responsible Officer of the U.S. Borrower.  Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m., New York City time, on the date of the proposed Swingline Loan Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.04(a) or (B) that one or more of the applicable conditions specified in Section 4.04 is not then satisfied, then the Swingline Lender shall make such Swingline Loan available to the U.S. Borrower by means of a credit to the general deposit account of the U.S. Borrower with the Swingline Lender or the Administrative Agent by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)         (i)  The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrower (and the U.S. Borrower hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of the applicable Class of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 and Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments of the applicable Class and the conditions set forth in Section 4.04.  The Swingline Lender shall furnish the U.S. Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent.  Each Revolving Lender shall make an amount equal to its Applicable Percentage (of the amount of the applicable Class of Swingline Loans) of the aggregate amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m., New York City time, on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.

   (ii)                If for any reason any Swingline Loan cannot be refinanced by such Base Rate Loan in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and such Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.  If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Base Rate Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

  (iii)                Each Revolving Lender’s obligation to make Base Rate Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Base Rate Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.04.  No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrower to repay Swingline Loans, together with interest as provided herein.

(d)         (i)  At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)              If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Effective Rate.  The Administrative Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)         The Swingline Lender shall be responsible for invoicing the U.S. Borrower for interest on the Swingline Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.

(f)          The U.S. Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

(g)         If the maturity date shall have occurred in respect of any Class of Revolving Commitments at a time when another Class or Classes of Revolving Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(d)), there shall exist sufficient unutilized Extended Revolving Commitments or Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Commitments or Revolving Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments or Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

(h)         The U.S. Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below.  The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the U.S. Borrower, executed by the U.S. Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

SECTION 2.05.      Letters of Credit.The Letter of Credit Commitment.

(i)                 Subject to the terms and conditions set forth herein, (x) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Delayed Draw Funding Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or an Alternative Currency for the account of Holdings, the U.S. Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with paragraph (b) below, and (2) to honor drawings under the Letters of Credit; and (y) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of Holdings, the U.S. Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (i) the aggregate LC Exposure shall not exceed the LC Exposure Sublimit, (ii) the aggregate amount of LC Exposure with respect to Letters of Credit issued and outstanding by any Issuing Bank shall not exceed its Issuing Bank LC Exposure Sublimit at any one time, (iii) the aggregate LC Exposure denominated in Alternative Currencies shall not exceed the Alternative Currency L/C Sublimit and (iv) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.  Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

   (ii)                 No Issuing Bank shall issue any Letter of Credit, if: (A) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders and the applicable Issuing Bank have approved such expiry date; or (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders and the applicable Issuing Bank have approved such expiry date.

  (iii)                   No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(B)         the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C)         except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $100,000 (or the Dollar Equivalent thereof);

(D)        such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E)         a default of any Revolving Lender’s (of the applicable Class) obligations to fund under Section 2.05(c) exists or any Revolving Lender (of the applicable Class) is at such time a Defaulting Lender hereunder, unless such Issuing Bank has entered into satisfactory arrangements (in the Issuing Bank’s sole and absolute discretion) with the applicable Borrower or such Revolving Lender to eliminate the Issuing Bank’s risk with respect to such Revolving Lender (including as a result of the reallocation of such Defaulting Lender’s LC Exposure among the non-defaulting Revolving Lenders as contemplated by Section 2.21).

  (iv)                  No Issuing Bank shall amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

   (v)               No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

  (vi)               Each Issuing Bank shall act on behalf of the applicable Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VII included such Issuing Bank with respect to such acts or omissions and (B) as additionally provided herein with respect to such Issuing Bank.

(b)         Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

 (i)              Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered (in writing or by e-mail, facsimile or other electronic means) to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application or amendment request, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m., New York City time, at least three Business Days (or such later date and time as the applicable Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the currency thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) such other matters as the applicable Issuing Bank may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit amendment request shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Bank may require.  Additionally, the applicable Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.

(ii)              Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless an Issuing Bank has received written notice from the Administrative Agent or the applicable Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.04 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or Holdings, the U.S. Borrower or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit by an Issuing Bank, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage of the relevant Class times the amount of such Letter of Credit.

  (iii)                If a Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, the applicable Borrower shall not be required to make a specific request to an Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no Issuing Bank shall permit any such extension if (A) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent or the applicable Borrower that one or more of the applicable conditions specified in Section 4.04 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

   (iv)              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)         Drawings and Reimbursements; Funding of Participations.

 (i)              Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall promptly examine the documents presented relevant to such drawing and shall notify the applicable Borrower and the Administrative Agent thereof.  Not later than 1:00 p.m., New York City time, on the Business Day following the Business Day on which such Borrower shall have received such notice, such Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the currency of such drawing.  If the applicable Borrower fails to so reimburse such Issuing Bank by such time, (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action required, the obligations of the applicable Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each other LC Disbursement, the Administrative Agent shall promptly notify each applicable Revolving Lender of the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Revolving Lender’s Applicable Percentage thereof.  In such event in the prior clause (B), the applicable Borrower shall be deemed to have requested a Base Rate Revolving Loan to be disbursed on such date of notice in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the applicable Class of Revolving Commitments and the conditions set forth in Section 4.04 (other than the delivery of a Borrowing Notice).  Any notice given by the applicable Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in Dollars, such Borrower shall pay the amount of any such Tax requested by the Administrative Agent, such Issuing Bank or such Revolving Lender.

(ii)               Each Revolving Lender shall upon any notice pursuant to Section 2.05(c)(i) make funds available to the Administrative Agent in Dollars for the account of the applicable Issuing Bank at the Administrative Agent’s Office for payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m., New York City time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), such Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the applicable Borrower in such amount.

  (iii)                With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.04 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable Issuing Bank a L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C

Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute a L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

   (iv)              Until each applicable Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such Issuing Bank.

(v)              Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse each Issuing Bank for amounts drawn under Letters of Credit of the applicable Class issued by it, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuing Bank, the applicable Borrower, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.04 (other than delivery by the applicable Borrower of a Borrowing Request).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

   (vi)              If any Revolving Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of an Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)         Repayment of Participations.

 (i)              At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)              If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)         Obligations Absolute.  The obligation of the applicable Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to either Borrower or any Subsidiary or in the relevant currency markets generally; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any Subsidiary.  The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower’s instructions or other irregularity, such Borrower will promptly notify the applicable Issuing Bank. The Borrowers shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f)          Role of Issuing Banks.  Each Revolving Lender and each of the Borrowers agree that, in paying any drawing under any Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude either Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against any Issuing Bank, and such Issuing Bank may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, punitive, consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment).  In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)         Cash Collateral.

 (i)              Upon the request of the applicable Issuing Bank, if, as of the Letter of Credit Expiration Date, any LC Exposure for any reason remains outstanding, the applicable Borrower shall immediately Cash Collateralize (or otherwise backstop in a manner satisfactory to such Issuing Bank) 103% of the then outstanding amount of all LC Exposure with respect to Letters of Credit issued by such Issuing Bank at the request of such Borrower.

(ii)              In addition, if the Administrative Agent notifies the Borrowers at any time that the LC Exposure at such time exceeds the LC Exposure Sublimit then in effect, then, within two Business Days (or such later time as the Administrative Agent may agree in its sole discretion) after receipt of such notice, the Borrowers shall Cash Collateralize the LC Exposure in an amount equal to the amount by which the LC Exposure exceeds the LC Exposure Sublimit.

(h)         Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no Issuing Bank shall be responsible to a Borrower for, and the Issuing Banks’ rights and remedies against the applicable Borrower shall not be impaired by, any action or inaction of the applicable Issuing Bank required under any law, order or practice that is required to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the applicable Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary, the applicable Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Holdings or a Restricted Subsidiary inures to the benefit of the applicable Borrower, and that each Borrower’s business derives substantial benefits from the businesses of Holdings or such Restricted Subsidiaries.

(k)          If the maturity date in respect of any Class of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Classes of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(g).  Commencing with the maturity date of any Class of Revolving Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended Classes of Revolving Commitments.

(l)           Conversion.  In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in an Alternative Currency, (ii) that the Revolving Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (f) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in an Alternative Currency and (iii) of each Revolving Lender’s participation in any Letter of Credit denominated in an Alternative Currency under which an LC Disbursement has been made shall, automatically and with no further action required, in each case be converted into the Dollar Equivalent thereof, calculated using the Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made). On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

SECTION 2.06.      Funding of Borrowings.

(a)         Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (x) in the case of any Loan denominated in Dollars, by 2:00 p.m., New York City time, and (y) in the case of any Loan denominated in an Alternative Currency, by 12:00 noon, local time, in the place of settlement for such Alternative Currency, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage or other percentage provided for herein; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the applicable Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(c) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)         Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate, or (ii) in the case of a Borrower, the interest rate applicable to Base Rate Loans of the applicable Class in the case of a Loan in Dollars or the interest rate applicable to Eurocurrency Loans in the case of a Loan in an Alternative Currency.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.      [Reserved].

SECTION 2.08.      Termination and Reduction of Commitments.

(a)         Unless previously terminated, (i~~) the Initial Term A Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Initial Term A Commitment Expiration Date, (ii) the Delayed Draw Term A Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Delayed Draw Term A Loan Commitment Expiration Date, (iii) the Term B Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date and (iv~~) all Revolving Commitments shall terminate on the Revolving Credit Maturity Date, (ii) the Additional Euro Term A Commitments shall automatically terminate upon the making of the Additional Euro Term A Loans on the Amendment No. 3 Effective Date and (iii) the Additional Dollar Term A Commitments shall automatically terminate upon the making of the Additional Dollar Term A Loans on the Amendment No. 3 Effective Date.

(b)         The Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments~~, the Delayed Draw Term A Loan Commitments or the Term B Loan Commitments~~; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 (or, if less, the remaining amount of such Commitments) and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and Cash Collateralization (or other backstop in respect of) outstanding Letters of Credit, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(c)         The Borrowers shall notify the Administrative Agent by telephone (confirmed by facsimile or transmission by electronic communication in accordance with Section 9.01(b)) of any election to terminate or reduce the Commitments under paragraph (b) of this Section not later than 1:00 p.m., New York City time, three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or the occurrence of any other specified event, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Subject to Section 2.20(d), each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. ~~Notwithstanding anything to the contrary contained herein, the Delayed Draw Term A Loan Commitments may only be reduced among the Delayed Draw Term A Lenders on a ratable basis.~~

SECTION 2.09.      Repayment of Loans; Evidence of Debt.

(a)         Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Revolving Credit Maturity Date in the applicable currency.  The U.S. Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the U.S. Borrower shall repay all Swingline Loans then outstanding.

(b)         The Dutch Borrower promises to repay in Euros the ~~Initial~~Euro Term A Loans ~~(to the extent funded)~~ on the last day of each quarter and in an amount equal to the outstanding principal amount of the ~~Initial~~Euro Term A Loans ~~funded on the Initial Term A Funding Date~~outstanding on the Amendment No. 3 Effective Date after giving effect to Amendment No. 3 multiplied by the percentage, in each case, as set forth below:

~~Quarter~~	~~Percentage~~
~~First full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Second full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Third full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Fourth full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Fifth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Sixth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Seventh full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Eighth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Ninth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Tenth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~

~~Eleventh full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Twelfth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Thirteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Fourteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Fifteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Sixteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Seventeenth full fiscal quarter ended after the Spin-Off Date~~	~~3.75%~~
~~Eighteenth full fiscal quarter ended after the Spin-Off Date~~	~~3.75%~~
~~Nineteenth full fiscal quarter ended after the Spin-Off Date~~	~~3.75%~~

Quarter Ending	Percentage
June 30, 2018	0.00%
September 30, 2018	0.00%
December 31, 2018	0.00%
March 31, 2019	1.25%
June 30, 2019	1.25%
September 30, 2019	1.25%
December 31, 2019	1.25%
March 31, 2020	1.25%
June 30, 2020	1.25%
September 30, 2020	1.25%
December 31, 2020	1.25%
March 31, 2021	2.50%
June 30, 2021	2.50%
September 30, 2021	2.50%
December 31, 2021	2.50%
March 31, 2022	2.50%
June 30, 2022	2.50%
September 30, 2022	2.50%

provided, however, that the Dutch Borrower shall repay the entire unpaid principal amount of the ~~Initial~~Euro Term A Loans on the ~~Initial~~Euro Term A Loan Maturity Date.

(c)         The U.S. Borrower promises to repay in Dollars the ~~Delayed Draw~~Dollar Term A Loans ~~(to the extend funded)~~ on the last day of each quarter and in an amount equal to the outstanding principal amount of the ~~Delayed Draw~~Dollar Term A Loans ~~funded on the Delayed Draw Funding Date~~outstanding on the Amendment No. 3 Effective Date after giving effect to Amendment No. 3 multiplied by the percentage, in each case, as set forth below:

~~Quarter~~	~~Percentage~~
~~First full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Second full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Third full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Fourth full fiscal quarter ended after the Spin-Off Date~~	~~0%~~
~~Fifth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Sixth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Seventh full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Eighth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Ninth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Tenth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Eleventh full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Twelfth full fiscal quarter ended after the Spin-Off Date~~	~~1.875%~~
~~Thirteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Fourteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Fifteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Sixteenth full fiscal quarter ended after the Spin-Off Date~~	~~2.50%~~
~~Seventeenth full fiscal quarter ended after the Spin-Off Date~~	~~3.75%~~

~~Eighteenth full fiscal quarter ended after the Spin-Off Date~~	~~3.75%~~
~~Nineteenth full fiscal quarter ended after the Spin-Off Date~~	~~3.75%~~

Quarter Ending	Percentage
June 30, 2018	0.00%
September 30, 2018	0.00%
December 31, 2018	0.00%
March 31, 2019	1.25%
June 30, 2019	1.25%
September 30, 2019	1.25%
December 31, 2019	1.25%
March 31, 2020	1.25%
June 30, 2020	1.25%
September 30, 2020	1.25%
December 31, 2020	1.25%
March 31, 2021	2.50%
June 30, 2021	2.50%
September 30, 2021	2.50%
December 31, 2021	2.50%
March 31, 2022	2.50%
June 30, 2022	2.50%
September 30, 2022	2.50%

provided, however, that the U.S. Borrower shall repay the entire unpaid principal amount of the ~~Delayed Draw~~Dollar Term A Loans on the ~~Delayed Draw~~Dollar Term A Loan Maturity Date.

(d)         The U.S. Borrower promises to repay in Dollars the Term B Loans (to the extent funded) on the last day of each quarter (beginning with the first full fiscal quarter ended after the Spin-Off Date) and in an amount equal to 0.25% of the outstanding principal amount of the Term B Loans funded on the Closing Date; provided, however, that the U.S. Borrower shall repay the entire unpaid principal amount of the Term B Loans on the Term B Loan Maturity Date.

(e)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(f)         The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency, Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(g)         The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans in accordance with the terms of this Agreement.

(h)         Any Lender may request that Loans made by it be evidenced by promissory notes.  In such event, the applicable Borrower or the Borrowers shall prepare, execute and deliver to such Lender promissory notes payable to such Lender and its registered assigns in a form approved by the Administrative Agent.

SECTION 2.10.      Prepayment of Loans.

(a)         Optional Prepayments.

 (i)              The Borrowers shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, without premium or penalty (subject to the requirements of clause (iii) below), subject to prior notice in accordance with paragraph (a)(ii) of this Section.

(ii)              The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile or transmission by electronic communication in accordance with Section 9.01(b)) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time (or in the case of an Alternative Currency, 11:00 a.m., London time), three Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 pm., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the Class or Classes of Loans to be repaid and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or the occurrence of any other specified event, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the date for prepayment specified therein) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of Term Loans pursuant to this Section 2.10(a) shall be applied to repayments thereof required pursuant to Section 2.09(b), (c) or (d) in the order selected by the applicable Borrower.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the notice of prepayment.  Prepayments pursuant to this Section 2.10(a) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

   (iii)              In the event that, on or prior to the date that is six months after the Amendment No. ~~2~~3 Effective Date, the U.S. Borrower (x) prepays, repays, refinances, substitutes or replaces any Term B Loans or First Incremental Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.10(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, this Agreement resulting in a Repricing Transaction, the U.S. Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders or First Incremental Term Lenders, (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term B Loans or First Incremental Term Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term B Loans or First Incremental Term Loans outstanding immediately prior to such amendment, waiver, modification or consent that are the subject of such Repricing Transaction.  If, on or prior to the date that is six months after the Amendment No. ~~2~~3 Effective Date, all or any portion of the Term B Loans or First Incremental Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.18 as a result of, or in connection with, such Lender not consenting with respect to any amendment, waiver, modification or consent referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced.  All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.  Notwithstanding anything to the contrary in the First Incremental Agreement, the provisions of this Section 2.10(a)(iii) shall replace and supersede the second, third and fourth sentences of Section 4 of the First Incremental Agreement.

(b)         Mandatory Prepayments.

 (i)               If the Administrative Agent notifies the Borrowers at any time that (A) the aggregate Revolving Credit Exposure at such time exceeds the Revolving Commitments then in effect or (B) the aggregate Revolving Credit Exposure denominated in Alternative Currencies at such time exceeds the Alternative Currency Revolving Sublimit, then, within one Business Day after receipt of such notice, the Borrowers shall prepay their applicable Revolving Loans or Swingline Loans and/or Cash Collateralize LC Exposure in an aggregate amount equal to such excess; provided, however, that, subject to the provisions of Section 2.05(g)(ii), the Borrowers shall not be required to Cash Collateralize the LC Exposures pursuant to this Section 2.10(b) unless after the prepayment in full of such Loans the Revolving Credit Exposure exceeds the Revolving Commitments then in effect; provided, further, that solely with respect to any excess resulting from currency exchange rate fluctuations, this Section 2.10(b)(i) shall not apply unless, on the last day of any fiscal quarter of the U.S. Borrower, the Dollar Equivalent of Revolving Credit Exposure exceeds the Revolving Commitments by more than 2.5 % as a result of such fluctuations.

(ii)               (A)  If the U.S. Borrower or any Restricted Subsidiary receives any Net Cash Proceeds from any Asset Sale or Casualty Event (other than any Specified Disposition), the Borrowers shall apply an amount equal to 100% of such Net Cash Proceeds (in the case of ~~an~~any such Asset Sale by the Dutch Borrower or another Foreign Subsidiary, subject to Section 2.10(b)(ix)) to prepay Term Loans in accordance with Section 2.10(b)(v) on or prior to the date which is 10 Business Days after the date of the realization or receipt of such Net Cash Proceeds; provided that no such prepayment shall be required pursuant to this Section 2.10(b)(ii)(A) with respect to such Net Cash Proceeds that the Borrowers shall reinvest in accordance with Section 2.10(b)(ii)(B);

(B)         With respect to any Net Cash Proceeds realized or received with respect to any Asset Sale or Casualty Event, at the option of the Borrowers, the Borrowers may reinvest all or any portion of such Net Cash Proceeds in assets useful for the U.S. Borrower’s or a Restricted Subsidiary’s business within (x) 15 months following receipt of such Net Cash Proceeds or (y) if the U.S. Borrower or a Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within 15 months following receipt thereof, within six months following the last day of such 15-month period; provided that any such Net Cash Proceeds that are not so reinvested within the applicable time period set forth above shall be applied as set forth in Section 2.10(b)(ii)(A) within five Business Days after the end of the applicable time period set forth above.

   (iii)               If the U.S. Borrower or any Restricted Subsidiary incurs or issues any Refinancing Indebtedness or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 6.01 (without prejudice to the restrictions therein), the Borrowers shall apply an amount equal to 100% of such Net Cash Proceeds received by the Borrowers or any Restricted Subsidiary therefrom to prepay the Loans being refinanced thereby in accordance with Section 2.10(b)(v) on or prior to the date which is three Business Days after the receipt of such Net Cash Proceeds.

   (iv)              No later than the fifth Business Day after the date on which financial statements with respect to each fiscal year of the U.S. Borrower are required to be delivered pursuant to Section 5.01(a) (beginning with the fiscal year ending December 31, 2017), the U.S. Borrower shall, subject to Section 2.10(b)(ix), prepay the then outstanding Term B Loans by an amount equal to (A) 50% of Excess Cash Flow of the U.S. Borrower and its Restricted Subsidiaries for the most recently completed fiscal year of the U.S. Borrower (provided that the foregoing percentage shall be reduced to 25% when the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 2.75 to 1.00 and 0% when the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 2.25 to 1.00) minus (B) the principal amount of (1) any Term Loans, and, to the extent pari passu with the Term Loans in right of payment and with respect to security, Incremental Term Loans, Incremental Equivalent Debt, Refinancing Term Loans and Refinancing Indebtedness in the form of term loans and (2) any Revolving Loans and Refinancing Indebtedness in the form of revolving loans (in each case, to the extent accompanied by a permanent reduction of the relevant revolving commitment) voluntarily prepaid pursuant to clause (a) of this Section 2.10 or voluntarily prepaid or purchased pursuant to the applicable provisions of the documentation governing such Refinancing Indebtedness, Incremental Equivalent Debt or Refinancing Term Loans, in each case, during such fiscal year on or, at the option of the U.S. Borrower, prior to the date of the required prepayment under this Section 2.10(b)(iv) in respect of such fiscal year; provided that (x) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.10(b)(iv) for more than one fiscal year and (y) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.10(b)(iv) to the extent financed with long-term Indebtedness (other than revolving Indebtedness).  The amount of each such prepayment shall be applied to the outstanding Term B Loans pro rata until paid in full.  Any payment under this clause (iv) shall be an “ECF Payment.”

(v)              The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (ii) through (iv) of this Section 2.10(b) at least three Business Days prior to the date of such prepayment.  Each such notice shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each applicable Term Lender of the contents of the Borrowers’ prepayment notice and of such Term Lender’s pro rata share of the prepayment.  Each Term Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (ii), (iii) or (iv) of this Section 2.10(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrowers no later than 5:00 p.m., New York City time, one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender.  If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such Lender’s pro rata share of such mandatory prepayment of Term Loans.  Any Declined Proceeds shall be retained by the Borrowers and used for any purpose not otherwise prohibited by this Agreement; provided that Declined Proceeds with respect to clause (iv) of this Section 2.10(b) shall first be offered by the applicable Borrower to the Term A Lenders on a pro rata basis before being retained by the Borrowers to the extent any such Declined Proceeds remain.  The Administrative Agent may make appropriate adjustments to the accounts of the Term Lenders to reflect any non pro rata payment of Term Loans of any Class as a result of this Section 2.10(b)(v).

   (vi)              Each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied, subject to Section 2.10(b)(v), pro rata to each Class of Term Loans (on a pro rata basis to the Term Loans of the Lenders with such Class of Term Loans), except that (A) prepayments pursuant to Section 2.10(b)(iv) shall be applied first to the outstanding Term B Loans, and to the extent of any Declined Proceeds by the Term B Lenders pursuant to Section 2.10(b)(v), then applied to the outstanding Term A Loans on a pro rata basis and (B) prepayments pursuant to Section 2.10(b)(iii) may be applied to the Class or Classes of Term Loans selected by the Borrowers and shall, in each case, be further applied to such Class of Term Loans, first in direct order of maturity to the next eight scheduled repayments thereof following the date of such prepayment pursuant to Section 2.09 and second ratably to the remaining scheduled repayments of such Class required pursuant to Section 2.09.

  (vii)              Any prepayment of Term Loans pursuant to this Section 2.10(b) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

 (viii)              If (1) on or prior to the Spin-Off Date, (A) the U.S. Borrower notifies the Administrative Agent in writing that Xerox has determined, in its sole discretion, not to pursue the completion of the Spin-Off or (B) Xerox, in its sole discretion, publicly announces that it will not pursue the completion of the Spin-Off or (2) the Spin-Off is not completed by March 31, 2017 (the earliest of any such date, the “Special Mandatory Prepayment Trigger Date”), then each Borrower shall prepay, on a pro rata basis, all Loans made to it and then outstanding at the issue price of (x) 97.50%, in respect of Term B Loans and (y) 100%, in respect of Initial Term A Loans, Delayed Draw Term A Loans and Revolving Loans (plus accrued and unpaid interest), on or prior to the date that is two Business Days after the Special Mandatory Prepayment Trigger Date (such date, the “Special Mandatory Prepayment Date”).  Failure to do so shall constitute an Event of Default.

(ix)             Notwithstanding any other provisions of this Section 2.10, to the extent that the U.S. Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Asset Sale by a Foreign

Subsidiary or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary or the Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences, the amount of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.10 until such time as such Net Cash Proceeds or Excess Cash Flow may be up-streamed or transferred without incurring such adverse tax consequences.

(c)         (i)  Notwithstanding anything to the contrary in Section 2.10(a) (which provisions shall not be applicable to this Section 2.10(c)), each Borrower shall have the right at any time and from time to time to prepay Term Loans of any Class made to it and owing to Lenders electing to participate in such prepayments at a discount to the par value of such Term Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.10(c); provided that (A) no Discounted Voluntary Prepayment shall be made unless immediately after giving effect to such Discounted Voluntary Prepayment, no Default or Event of Default has occurred and is continuing, (B) no proceeds of Revolving Loans shall be utilized to make any Discounted Voluntary Prepayment, (C) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans of the applicable Class on a pro rata basis and (D) the U.S. Borrower on the date such Discounted Voluntary Prepayment is made shall deliver to the Administrative Agent a certificate of a Responsible Officer of the U.S. Borrower stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment and (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.10(c) has been satisfied or waived.

(ii)               To the extent a Borrower seeks to make a Discounted Voluntary Prepayment, the applicable Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit K hereto (each, a “Discounted Prepayment Option Notice”) that the applicable Borrower desires to prepay Term Loans in an aggregate principal amount specified therein by such Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below.  The Proposed Discounted Prepayment Amount of Term Loans shall not be less than $10,000,000.  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Term Loans and the Class of Term Loans to which such offer relates, (B) a discount range (which may be a single percentage) selected by the U.S. Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of such Term Loans (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

   (iii)               Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.10(c)(ii), the Administrative Agent shall promptly notify each applicable Lender thereof.  On or prior to the Acceptance Date, each Lender with Term Loans of the applicable Class may specify by written notice substantially in the form of Exhibit L hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a prepayment price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans of the applicable Class held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”).  Based on the Acceptable Discounts and principal amounts of Term Loans specified by the Lenders in Lender Participation Notices, the Administrative Agent, in consultation with the applicable Borrower, shall calculate the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the U.S. Borrower if the U.S. Borrower has selected a single percentage pursuant to Section 2.10(c)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the applicable Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below).  Any Lender with outstanding Term Loans under the applicable Class whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance

Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

   (iv)             The applicable Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) of the applicable Class offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the applicable Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the applicable Borrower shall prepay all Qualifying Loans.

(v)              Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date, without premium or penalty (and with any amounts due under Section 2.15), upon irrevocable notice substantially in the form of Exhibit M hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., New York City time, two Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to, but not including, such date on the amount prepaid.

   (vi)              To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.10(c)(iii) above) reasonably established by the Administrative Agent and the U.S. Borrower.

  (vii)              Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the applicable Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

 (viii)              To the extent the Term Loans are prepaid pursuant to this Section 2.10(c), scheduled amortization amounts for the Term Loans of such Class under Section 2.09 shall be reduced on a pro rata basis by the principal amount of the Term Loans so prepaid.

(ix)             For the avoidance of doubt, any Loans that are prepaid pursuant to this Section 2.10(c) shall be deemed canceled immediately upon giving effect to such prepayment.

SECTION 2.11.      Fees.

(a)         The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount by which the Revolving Commitment of such Lender exceeds the Revolving Loans and LC Exposure of such Lender during the period from and including the Delayed Draw Funding Date to but excluding the date on which such Commitment terminates; provided that any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the U.S. Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the U.S. Borrower prior to such time; and provided, further, that no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender at any time that such Lender shall be a Defaulting Lender.  Accrued commitment fees accrued through and including the last day of

March, June, September and December of each year, commencing on March 31, 2017, shall be payable in arrears on the third Business Day following such last day of March, June, September or December, as applicable, and accrued commitment fees shall be payable on the date on which the Revolving Commitments terminate; provided, however, that if the Administrative Agent has not notified the U.S. Borrower pursuant to Section 1.09(b)(iii) of the determination of the Dollar Equivalent of each Letter of Credit, Borrowing and LC Disbursement outstanding as of the last day of March, June, September or December, as applicable, at least one Business Day prior to the date on which such commitment fees would be payable, then accrued commitment fees for such period shall not be payable until the first Business Day following the date on which the Administrative Agent provides such notice.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)         Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit requested by such Borrower, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Delayed Draw Funding Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure (including in respect of Letters of Credit that have expired or terminated if amounts are drawn thereunder and have not yet been reimbursed) and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit requested by such Borrower and issued by such Issuing Bank during the period from and including the Delayed Draw Funding Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure (including in respect of Letters of Credit that have expired or terminated if amounts are drawn thereunder and have not yet been reimbursed), as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year, commencing on March 31, 2017, shall be payable in arrears on the third Business Day following such last day of March, June, September or December, as applicable; provided, however, that if the Administrative Agent has not notified the U.S. Borrower pursuant to Section 1.09(b)(iii) of the determination of the Dollar Equivalent of each Letter of Credit and LC Disbursement outstanding as of the last day of March, June, September or December, as applicable, at least one Business Day prior to the date on which such participation fees and fronting fees would be payable, then accrued participation fees and fronting fees for such period shall not be payable until the first Business Day following the date on which the Administrative Agent provides such notice; provided further that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)         The U.S. Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the U.S. Borrower and the Administrative Agent in the Agency Fee Letter.

(d)         The U.S. Borrower agrees to pay (i) on the Closing Date, to the Administrative Agent, for the account of each applicable Lender, the fees payable to such Lender with respect to its Initial Term A Loans and Term B Loans under this Agreement as in effect on the Closing Date and (ii) on the Delayed Draw Funding Date, to the Administrative Agent, for the account of each applicable Lender, the fees payable to such Lender with respect to its Delayed Draw Term A Loan Commitments and Revolving Commitments under this Agreement as in effect on the Closing Date.

(e)         All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12.      Interest.

(a)            The Loans comprising each Base Rate Borrowing (including each Swingline Loan) shall bear interest at the Base Rate in effect from time to time plus the Applicable Rate.

(b)           The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)            Notwithstanding the foregoing, while an Event of Default exists under clause (a), (b), (h) or (i) of Article VII, the applicable Borrower shall pay interest on all overdue amounts, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section (in the case of such other amount in Dollars) or 2% plus the daily weighted average interest rate applicable to all Loans in the relevant Alternative Currency (in the case of any such other amount in an Alternative Currency) (the “Default Rate”).

(d)           Accrued interest on each Loan shall be payable by the applicable Borrower in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Availability Period or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Base Rate or Eurocurrency Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error.

SECTION 2.13.      Alternate Rate of Interest.

(a)            If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Eurocurrency Rate ~~for~~, as applicable (including without limitation, because the LIBO Screen Rate is not available or published on a current basis) for the applicable currency and such Interest Period~~;~~ or

 (ii)               the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate or the Adjusted LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or facsimile or transmission by electronic communication in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in Dollars to, or continuation of any Revolving Borrowing denominated in Dollars as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing, if denominated in Dollars, shall be made as a Base Rate Borrowing and if such borrowing request requests a Borrowing denominated in an Alternative Currency or if any Interest Election Request requests the continuation of a Eurocurrency Borrowing in an Alternative Currency, such Borrowing or continuation shall be made or continued as a Borrowing bearing interest at an interest rate reasonably determined by the Administrative Agent, after consultation with the Borrowers and ~~the applicable Lenders, to compensate the applicable Lenders for such Borrowing in such currency for the applicable period~~so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such interest rate is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such interest rate, plus the Applicable Rate (provided, however, that until such time as such alternative rate of interest shall have been determined and so consented to by the Required Lenders, (i) additional Loans shall not be available in such Alternative Currency and (ii) outstanding Borrowings in an Alternative Currency where the applicable Interest Period has expired shall continue to bear interest at the same rate as in the immediately prior Interest Period); provided that if the circumstances giving rise to such notice affect only Borrowings in one currency, then Borrowings in other currencies will not be affected by the provisions of this Section.

(b)         If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Loan shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Loan, if denominated in Dollars, such Borrowing shall be made as a Base Rate Loan and if such borrowing request requests a Borrowing denominated in an Alternative Currency or if any Interest Election Request requests the continuation of a Eurocurrency Loan in an Alternative Currency, such Borrowing or continuation shall be made or continued as a Borrowing bearing interest at an interest rate reasonably determined by the Administrative Agent, after consultation with the Borrowers and so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such interest rate is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such interest rate, plus the Applicable Rate (provided, however, that until such time as such alternative rate of interest shall have been determined and so consented to by the Required Lenders, (i) additional Loans shall not be available in such Alternative Currency and (ii) outstanding Borrowings in an Alternative Currency where the applicable Interest Period has expired shall continue to bear interest at the same rate as in the immediately prior Interest Period); provided that if the circumstances giving rise to such notice affect only Borrowings in one currency, then Borrowings in other currencies will not be affected by the provisions of this Section; provided, further, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 2.14.      Increased Costs.

(a)         If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

 (ii)    subject a Lender or Issuing Bank to any additional Tax (other than any Excluded Taxes or Indemnified Taxes); or

(iii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or, in the case of clause (ii), any Loan) or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder, whether of principal, interest or otherwise, in each case by an amount deemed by such Lender or such Issuing Bank to be material in the context of its making of, and participation in, extensions of credit under this Agreement, then, upon the request of such Lender or such Issuing Bank, the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)         If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity requirements), then from time to time, upon the request of such Lender or such Issuing Bank, the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)         A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined and certifying that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers under comparable credit facilities shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days (or such later date as may be agreed by the applicable Lender or Issuing Bank) after receipt thereof.

(d)         Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.      Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profit) attributable to such event.  Such loss, cost or expense to any Lender may be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan (and excluding any Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Administrative Agent, who in turn will deliver it to the applicable Borrower, and shall be conclusive absent manifest error. The applicable Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

SECTION 2.16.      Taxes.

(a)         All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law.  If any applicable withholding agent shall be required to deduct any Indemnified Taxes or Other Taxes in respect of any such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.16) the Lender or Issuing Bank (as the case may be) or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)         Without duplication of Section 2.16(a), the applicable Borrower shall pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, any Other Taxes.

(c)         The applicable Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16), and any Other Taxes, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)         As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the U.S. Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)         Any Lender that is legally entitled to an exemption from or reduction of withholding Tax under the law of any jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to any payments under this Agreement shall deliver to the U.S. Borrower and the Administrative Agent, at the time or times reasonably requested by the U.S. Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the U.S. Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation referred to in the paragraph below) obsolete, expired or inaccurate in any material respect, deliver promptly to the U.S. Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the U.S. Borrower or the Administrative Agent) or promptly notify the U.S. Borrower and the Administrative Agent of its legal ineligibility to do so.

Without limiting the generality of the foregoing, with respect to any Loan made to the U.S. Borrower:

     (i)           any Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code shall deliver to the U.S. Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

    (ii)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the U.S. Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the U.S. Borrower or the Administrative Agent, but only if such Foreign Lender is legally eligible to do so), whichever of the following is applicable:

(A)         two duly completed original Internal Revenue Service Forms W‑8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income Tax treaty to which the United States of America is a party,

(B)         two duly completed copies of Internal Revenue Service Forms W‑8ECI (or any successor forms),

(C)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two original certificates, in substantially the form of Exhibit I-1, or any other form approved by the U.S. Borrower and the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) two original duly completed Internal Revenue Service Forms W‑8BEN or W-8BEN-E (or any successor forms),

(D)         to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two original Internal Revenue Service Forms W‑8IMY (or any successor forms) of the Foreign Lender, accompanied by copies of Form W‑8ECI, W‑8BEN or W-8BEN-E, a United States Tax Compliance Certificate, substantially in the form of Exhibit I-2, Exhibit I-3, or Exhibit I-4, Form W‑9, Form W‑8IMY and/or any other required information (or any successor forms) from each beneficial owner, as applicable (provided that, if such Foreign Lender is a partnership and is not a participating Lender and if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(E)         two originals of any other form prescribed by applicable requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the U.S. Borrower and the Administrative Agent to determine the withholding or deduction required to be made, and

  (iii)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine whether any amount is required to be deducted and withheld from such payment.  Solely for purposes of this clause (vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.16(e).

(f)         If the Administrative Agent, an Issuing Bank or a Lender determines, in its sole good faith discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall promptly pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent, such Issuing Bank or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Borrower, upon the request of the Administrative Agent, such Issuing Bank or such Lender, agrees to repay the amount paid over to the applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Issuing Bank or such Lender in the event the Administrative Agent, such Issuing Bank or such Lender is required to repay such refund to such Governmental Authority.  The Administrative Agent, such Issuing Bank or such Lender shall, at the U.S. Borrowers’ request, provide the Borrowers with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that the Administrative Agent, such Issuing Bank or such Lender may delete any information therein that the Administrative Agent, such Issuing Bank or such Lender reasonably deems confidential).  This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it reasonably deems confidential) to the Borrowers or any other Person.

(g)         For the avoidance of doubt, for purposes of this Section 2.16, the term “Lender” shall include any Swingline Lender and any Issuing Bank.

SECTION 2.17.      Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)         Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) without condition or deduction for any counterclaim, defense, recoupment or setoff prior to 2:00 p.m., New York City time (or as specified in the next sentence in the case of Loans in an Alternative Currency), on the date when due, in immediately available funds.  Except as otherwise expressly provided herein, all payments by a Borrower hereunder with respect to principal and interest on Loans in an Alternative Currency shall be made on the date when due, for the pro rata account of the relevant Lenders to which such payment is owed, in such Alternative Currency and in immediately available funds not later than the Applicable Time (which Applicable Time shall be specified by the Administrative Agent to the Borrowers by the same time at least one Business Day prior to the date when due).  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made in the specified currency to the Administrative Agent, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business

Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)         If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)         If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price promptly restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant in accordance with Section 9.04.  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)         Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the relevant Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.  A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this paragraph (d) shall be conclusive, absent manifest error.

(e)         If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.05, 2.06, 2.17 or 9.03, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payments.

(f)         Notwithstanding anything to the contrary contained herein, (i) all amounts payable by the Borrowers under this Agreement (other than payment of principal, interest and any payments required to be made by the Dutch Borrower pursuant to Section 2.15 or 2.16 with respect to Loans made to it and participation fees and fronting fees payable under Section 2.11(b) with respect to Letters of Credit requested by it) shall be an obligation of, and shall be discharged by, the U.S. Borrower, (ii) the Dutch Borrower shall not be liable for any obligations of the U.S. Borrower hereunder and (iii) each of the U.S. Borrower and the Dutch Borrower shall be severally and jointly liable for the obligations of the Dutch Borrower hereunder.

SECTION 2.18.      Mitigation Obligations; Replacement of Lenders.

(a)         If any Lender requests compensation under Section 2.14, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.  Any Lender claiming reimbursement of such costs and expenses shall deliver to the Borrowers a certificate setting forth such costs and expenses in reasonable detail which shall be conclusive absent manifest error.

(b)         If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, if any Lender is a Defaulting Lender, if any Lender fails to grant a consent in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 9.02 for which the consent of each Lender or each Lender of the applicable Class or each affected Lender is required but the consent of the Required Lenders (or of a majority in interest of the Lenders of the applicable Class, as the case may be) is obtained or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, but excluding the consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

   (i)    the applicable Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.04 (unless otherwise agreed by the Administrative Agent);

  (ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14, Section 2.15 and Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

 (iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)    such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

(c)         Subject to Section 2.18(a), each Lender may make any Loan to a Borrower through any lending office; provided that the exercise of this option shall not affect the obligations of the applicable Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

SECTION 2.19.      Incremental Facilities.

(a)         The Borrowers may from time to time on or after the Spin-Off Date elect to increase the Revolving Commitments or any Extended Revolving Commitments (“Increased Commitments”) or obtain one or more tranches of (or increase any existing tranche of) term loans denominated in Dollars (each, an “Incremental Term Loan”), in each case in an aggregate principal amount of not less than (x) $10,000,000, in the case of Increased Commitments, and (y) $20,000,000 (or such lesser amount as the Administrative Agent may reasonably agree), in the case of Incremental Term Loans, so long as, after giving effect thereto, the aggregate amount of all such Increased Commitments and Incremental Term Loans (other than Refinancing Term Loans and Refinancing Revolving Commitments) on or after the Amendment No. 3 Effective Date does not exceed (i) $300,000,000 plus (ii) in the case of such Increased Commitments and Incremental Term B Loans only, an additional amount that would not cause the Senior Secured Net Leverage Ratio on a Pro Forma Basis (for the avoidance of doubt, after giving effect to such Increased Commitments or Incremental Term Loans (and the immediately following provisos)) as of the last day of the most recently ended fiscal quarter at the end of which Financials were required to have been delivered pursuant to Section 5.01(a) or (b) to exceed 2.25 to 1.00; provided that, (x) with respect to any Increased Commitments, the maximum amount of Revolving Loans available to be drawn under such Increased Commitments shall be assumed to have been borrowed and (y) in each case, without giving effect to any incurrence under clause (i) above that is incurred substantially simultaneously with amounts under this clause (ii) less (iii) the aggregate principal amount of Incremental Equivalent Indebtedness previously incurred by the Borrowers and their Restricted Subsidiaries.  The Borrowers may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment or Extended Revolving Commitment, or to participate in such Incremental Term Loan, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, a “New Lender”), to increase their existing Revolving Commitment or Extended Revolving Commitment, or to participate in such Incremental Term Loan, or extend Revolving Commitments or Extended Revolving Commitments, as the case may be; provided that each New Lender (and, in the case of an Increased Commitment, each Increasing Lender) shall be subject to the approval of the U.S. Borrower and, to the extent such consent would be required under Section 9.04 for an assignment to such New Lender, the Administrative Agent and, in the case of an Increased Commitment, each Issuing Bank and Swingline Lender (such consents not to be unreasonably withheld or delayed).  Without the consent of any Lenders other than the relevant Increasing Lenders or New Lenders, this Agreement and the other Loan Documents may be amended pursuant to an Additional Credit Extension Amendment as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower(s), to effect the provisions of this Section 2.19.  Increases of Revolving Commitments and Extended Revolving Commitment and new Incremental Term Loans created pursuant to this Section 2.19 shall become effective on the date agreed by the applicable Borrower(s), the Administrative Agent and the relevant Increasing Lenders or New Lenders and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Revolving Commitments or Extended Revolving Commitments or Incremental Term Loans shall be permitted under this paragraph unless (i) on the proposed date of the effectiveness of such increase in the Revolving Commitments or Extended Revolving Commitments or borrowing of such Incremental Term Loan, the conditions set forth in paragraphs (a) and (b) of Section 4.04 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the applicable Borrower(s); provided, that to the extent agreed to by the Lenders providing such Increased Commitments or Incremental Term Loans, as applicable, and the proceeds of such Increased Commitments or Incremental Term Loans, as the case may be, are used to finance a Permitted Acquisition or similar Investment, with respect to the condition set forth in Section 4.04(a), only the Specified Representations shall be required to be true and correct, and the condition set forth in Section 4.04(b) shall be limited to an Event of Default under clauses (a), (b), (h) or (i) of Article VII and (ii) other than in the case of Refinancing Term Loans or Refinancing Revolving Commitments, the U.S. Borrower shall be in compliance, calculated on a Pro Forma Basis (assuming for this purpose that all Increased Commitments were fully drawn), with the covenant contained in Section 6.09 as of the last day of the most recent fiscal quarter of the U.S. Borrower for which Financials have been delivered prior to such time.  On the effective date of any increase in the Revolving Commitments or Extended Revolving Commitments, (i) each relevant Increasing Lender and New Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of the applicable Lenders of such class to equal its Applicable Percentage of such outstanding Loans, and (ii) if, on the date of such increase, there are any Revolving Loans of the applicable Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Increased Commitments be prepaid to the extent necessary from the proceeds of additional Revolving Loans made hereunder by the Increasing Lenders and New Lenders, so that, after giving effect to such prepayments and any borrowings on such date of all or any portion of such Increased Commitments, the principal balance of all outstanding Revolving Loans of such Class owing to each Lender with a Revolving Commitment of such Class is equal to such Lender’s pro rata share (after giving effect to any nonratable Increased Commitment pursuant to this Section 2.19) of all then outstanding Revolving Loans of such Class.  The Administrative Agent and the Lenders hereby agree that the borrowing notice, minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.  The deemed payments made pursuant to clause (ii) of the second preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the applicable Borrower pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods.  The terms of any Incremental Term Loans shall be as set forth in the Additional Credit Extension Amendment providing for such Incremental Term Loans; provided that (i) the final maturity date of any Incremental Term A Loans shall be no earlier than the later of the Dollar Term A Loan Maturity Date and the Euro Term A Maturity Date, (ii) the Weighted Average Life to Maturity of any Incremental Term A Loans shall not be shorter than the longer of the then remaining Weighted Average Life to Maturity of the Dollar Term ~~B~~A Loans and the Euro Term A Loans (without giving effect to any prepayments), (~~ii~~iii) the final maturity date of any Incremental Term B Loans shall be no earlier than the Term B Loan Maturity Date, (~~iii~~iv) the Weighted Average Life to Maturity of any Incremental Term B Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term B Loans (without giving effect to any prepayments), (v) Incremental Term Loans shall not participate on a greater than pro rata basis with the applicable Term Loans in any mandatory prepayment hereunder (except in the case of incurrence of Refinancing Indebtedness in respect thereof), (~~iv~~vi) the provisions with respect to payment of interest, original issue discount and upfront fees shall be as set forth in the amendment providing for such Incremental Term Loans; provided that, in the case of Incremental Term Loans (other than Incremental Term A Loans) that are secured pari passu in right of payment and with respect to security with any then existing Term B Loans, the “yield” will not be more than 0.50% higher than the corresponding “yield” applicable to any existing Term B Loans unless the “yield” with respect to the applicable Term B Loans is adjusted to be equal to the “yield” with respect to the relevant Incremental Term Loans, minus 0.50%; provided, further, that in determining the applicable “yield” under this clause (~~iv~~vi):  (w) the interest rate margin and any original issue discount (“OID”) or upfront fees paid by the applicable Borrowers in connection with the Term B Loans or such Incremental Term Loans (based on a four-year average life to maturity), shall be included, (x) any amendments to or changes in the Applicable Rate with respect to the Term B Loans that became effective subsequent to the Delayed Draw Funding Date but prior to the time of (or concurrently with) the addition of such Incremental Term Loans shall be included, (y) prepayment premiums, customary arrangement, customary commitment, ticking, structuring and customary underwriting fees and any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with the Term B Loans or to one or more arrangers (or their Affiliates) in their capacities as such applicable to such Incremental Term Loans and any similar fees not paid generally to all Lenders shall be excluded and (z) if such Incremental Term Loans include any interest rate floor greater than that which is applicable to the Term B Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the “yield” applicable to the Term B Loans shall be required, but only to the extent an increase in the interest rate floor applicable to the Term B Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Term B Loans shall be increased to the extent of such differential between interest rate floors, and (~~v~~vii) all other terms applicable to such Incremental Term Loans (other than provisions specified in clauses (i) through (~~v~~vii) above) to the extent not identical to the terms of the then outstanding Term A Loans or Term B Loans, as the case may be, shall be reasonably satisfactory to the Administrative Agent.  The terms of any Increased Commitments shall be the same as those of the Revolving Commitments or Extended Revolving Commitments, as applicable; provided that Refinancing Revolving Commitments may have a later maturity date than, and pricing and fees different from, those applicable to the Revolving Commitments and Extended Revolving Commitments.  For the avoidance of doubt, no Lender shall have any obligation to provide any Increased Commitment or Incremental Term Loan.

(b)         This Section 2.19 shall override any provisions in Section 9.02 to the contrary.

SECTION 2.20.      Extended Term Loans and Extended Revolving Commitments.

(a)         The Borrowers may at any time and from time to time request that all or a portion of the Term Loans of any Class in an aggregate principal amount of not less than $25,000,000 (or such lesser amount as the Administrative Agent may reasonably agree) (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.20.  In order to establish any Extended Term Loans, the applicable Borrower(s) shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that:

   (i)    all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than, or be reduced to a lesser amount than, the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment;

  (ii)    the pricing terms, including interest margins and interest rate floors, with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the Extending Term Lenders to the extent provided in the applicable Additional Credit Extension Amendment; and

 (iii)    the Additional Credit Extension Amendment may provide for other covenants and terms that apply only after the Latest Maturity Date.

(b)         Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series of Extended Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Additional Credit Extension Amendment and consistent with the requirements set forth above, be designated as an increase in any previously established Class of Term Loans.

(c)         The applicable Borrower(s) shall provide the applicable Extension Request at least 10 Business Days, or such shorter period as the Administrative Agent may agree, prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request.  Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender an “Extending Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the applicable Borrower(s)).  In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the applicable Borrower(s)).

(d)         The Borrowers may, with the consent of each Person providing an Extended Revolving Commitment, the Administrative Agent and any Person acting as swingline lender or issuing bank under such Extended Revolving Commitments, amend this Agreement pursuant to an Additional Credit Extension Amendment to provide for Extended Revolving Commitments and to incorporate the terms of such Extended Revolving Commitments into this Agreement on substantially the same basis as provided with respect to the applicable Revolving Commitments; provided that (i) the establishment of any such Extended Revolving Commitments shall be accompanied by a corresponding reduction in the Revolving Commitments of the applicable Class, (ii) any reduction in the applicable Revolving Commitments may, at the option of the Borrowers, be directed to a disproportional reduction of such Revolving Commitments of any Lender providing an Extended Revolving

Commitment and (iii) any Extended Revolving Commitments provided pursuant to this clause (d) shall be in a minimum principal amount of $25,000,000.

(e)         Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an Additional Credit Extension Amendment to this Agreement among the applicable Borrower(s), the Administrative Agent and each Extending Term Lender or Lender providing an Extended Revolving Commitment which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents required pursuant to this Agreement).  Each Additional Credit Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.  In connection with any Additional Credit Extension Amendment, the Loan Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans or Extended Revolving Commitments are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent.  No Lender shall be under any obligation to provide any Extended Term Loan or Extended Revolving Commitment.

(f)         The provisions of this Section 2.20 shall override any provision of Section 9.02 to the contrary.

SECTION 2.21.      Defaulting Lenders.

(a)         Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

   (i)    Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

  (ii)    Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by any Issuing Bank or the Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.04 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that

Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

 (iii)    Certain Fees.  That Defaulting Lender (A) shall not be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender for such period) and (B) shall be limited in its right to receive a participation fee as provided in Section 2.21(c).

 (iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans or Letters of Credit pursuant to Sections 2.04 and 2.05, the Applicable Percentage of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the Revolving Credit Exposure of that Lender.

(b)         Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders at a price equal to the par value of such Loans or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers for the period that such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)         Cash Collateral.  If the reallocation described in Section 2.21(a)(iv) above cannot, or can only partially, be effected, within three Business Days following the written request of the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, the applicable Borrower shall deliver to the Administrative Agent cash collateral (or, in the case of Swingline Exposure, at such Borrower’s election, prepayment ) in an amount sufficient to cover the portion of such Defaulting Lender’s Swingline Exposure and LC Exposure (after giving effect to Section 2.21(a)(iv) and any cash collateral provided by the Defaulting Lender or pursuant to Section 2.21(a)(ii) from payments made for the account of such Defaulting Lender) for so long as such Swingline Exposure or LC Exposure is outstanding; provided that, (i) if a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this clause (c), the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized; (ii) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to Section 2.21(a)(iv) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted to give effect to such reallocation; and (iii) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to Section 2.21(a)(iv) or this clause (c), then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

SECTION 2.22.      Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans denominated in Dollars or to convert Base Rate Loans to Eurocurrency Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent) (at the option of the Borrowers), prepay or convert all Eurocurrency Loans denominated in Dollars of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE III

Representations and Warranties

Each of the Borrowers represents and warrants to the Lenders as of the Closing Date, the Initial Term A Funding Date, the Delayed Draw Funding Date and (except as to representations and warranties made as of a date certain) as of the date such representations and warranties are deemed to be made under Section 4.04 of this Agreement, that:

SECTION 3.01.      Organization; Powers; Subsidiaries.

(a)         Each of Holdings, the Borrowers and their respective Restricted Subsidiaries is (i) duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required; except in each case referred to in clauses (i) (other than with respect to the Borrowers and Holdings), (ii) or (iii), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)         Schedule 3.01 hereto identifies each Subsidiary as of the Closing Date and, if such Subsidiary is a Subsidiary Guarantor, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other Equity Interests owned by the U.S. Borrower or the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by Law), a description of each class issued and outstanding.  All of the outstanding shares of capital stock and other Equity Interests, to the extent owned by the U.S. Borrower or any Subsidiary, of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (which term under the laws of the Netherlands should be interpreted to mean that a holder of a share will not by reason of merely being such a holder be subject to assessment or calls by the Subsidiary or its creditors for further payment on such share) and all such shares and other equity interests indicated on Schedule 3.01 as owned by a Borrower or another Subsidiary are owned, beneficially and of record, by a Borrower or any Subsidiary on the Closing Date free and clear of all Liens, other than Liens permitted under Section 6.02.  As of the Closing Date, there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary, except as disclosed on Schedule 3.01.

SECTION 3.02.      Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate or other organizational and, if required, action by the holders of such Loan Party’s Equity Interests.  The Loan Documents have been duly executed and delivered by the Loan Parties party thereto and constitute a legal, valid and binding obligation of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.      Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (A) filings necessary to perfect or maintain the perfection of the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent, (B) the approvals, consents, registrations, actions and filings which have been duly obtained, taken, given or made and are in full force and effect and (C) those approvals, consents, registrations or other actions or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any material asset of any Loan Party (other than pursuant to the Loan Documents and Liens permitted by Section 6.02); except with respect to any violation or default referred to in clause (b)(i) or (c) above, to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04.      Financial Statements; Financial Condition; No Material Adverse Effect

(a)         The U.S. Borrower has furnished to the Lenders the combined balance sheet and the related combined statements of (loss) income, of comprehensive (loss) income, of changes in parent equity and of cash flows of the business processing outsourcing business of Xerox (i) as of, and for the fiscal year ended, December 31, 2015, audited by ~~Pricewaterhouse Coopers~~PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of, and for the nine months ended, September 30, 2016, which financial statements present fairly, in all material respects, the combined financial position and results of operations and cash flows of the U.S. Borrower and its Subsidiaries as of such dates and for such periods in conformity with GAAP (subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above).

(b)         Since December 31, ~~2015,~~2017, there has been no event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.      Properties.

(a)         The U.S. Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, all its material real and personal property material to its business, subject to Liens permitted by Section 6.02 and except for such defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect.

(b)         The U.S. Borrower and each of its Restricted Subsidiaries owns, or is licensed or possesses the valid right to use, all trademarks, trade names, domain names, copyrights, patents and other intellectual property material to the operation of the business of the U.S. Borrower and its Restricted Subsidiaries, taken as a whole (collectively, “IP Rights”), and the use thereof by the U.S. Borrower and its Restricted Subsidiaries does not infringe upon, misappropriate or violate the rights of any other Person, except for any such infringements, misappropriations or violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.      Litigation and Environmental Matters.

(a)         There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the U.S. Borrower, threatened against or affecting the U.S. Borrower or any of its Restricted Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  There are no labor controversies pending against or, to the knowledge of the U.S. Borrower, threatened against or affecting the U.S. Borrower or any of its Restricted Subsidiaries which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)         Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the U.S. Borrower or any of its Restricted Subsidiaries, including its respective facilities and operations, (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become obligated for any Environmental Liability, (iii) has received notice of any actual or threatened claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07.      Compliance with Laws.  Each of the U.S. Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.      Investment Company Status.  None of Holdings, the U.S. Borrower or any other Loan Party is required to register as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09.      Taxes.  Each of the U.S. Borrower and its Subsidiaries has (a) filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes (including any Taxes in the capacity of a withholding agent) required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the U.S. Borrower or such Subsidiary, as applicable, has set aside on its books reserves to the extent required by GAAP or (ii) to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (b) made adequate provisions in accordance with GAAP for all Taxes payable by the U.S. Borrower or such Restricted Subsidiary that are not yet due and payable, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.10.      Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date, Initial Term A Funding Date and on the Delayed Draw Funding Date, the U.S. Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 3.11.      ERISA.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (a) no Reportable Event has occurred during the past five years as to which the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (b) no ERISA Event  or Foreign Plan Event has occurred or is reasonably expected to occur; (c) none of the U.S. Borrower, the Subsidiaries or any of their ERISA Affiliates has received any written notification during the past five years that any Multiemployer Plan is insolvent pursuant to Section 4245 of ERISA, or has been terminated within the meaning of Title IV of ERISA; and (d) none of the U.S. Borrower, the Subsidiaries or any of their ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.12.      Disclosure.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (excluding any financial projections or pro forma financial information and information of a general economic or general industry nature, to which the Borrowers make only those representations stated in the following sentence) furnished by or on behalf of Holdings or the Borrowers to the Administrative Agent or any Lender on or before the Closing Date in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole and when taken together with the SEC filings of Holdings and Xerox at such time, contains as of the date such statement, information, document or certificate was so furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial projections and pro forma financial information contained in the materials referenced above have been prepared in good faith based upon assumptions believed by management of Holdings to be reasonable at the time made, it being recognized by the Lenders that such financial information is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Amendment No. 3 Effective Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 3 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.13.      Federal Reserve Regulations.  No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.  None of the Borrowers or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock.

SECTION 3.14.      Security Interests.  The provisions of each Collateral Document, upon execution and delivery thereof by the parties thereto, are effective to create legal and valid Liens on all the Collateral in respect of which and to the extent such Collateral Document purports to create Liens in favor of the Administrative Agent, for the benefit of the Secured Parties; and upon the proper filing of UCC financing statements, upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by this Agreement or the Collateral Documents), and the taking of all other actions to be taken pursuant to the terms of the Collateral Documents, such Liens constitute perfected first priority Liens on the Collateral (subject to Liens permitted by Section 6.02) to the extent perfection can be obtained by the filing of UCC financing statements, possession or control, securing the Obligations, enforceable against the applicable Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.15.      USA PATRIOT Act.  Each of the Loan Parties and each of the Restricted Subsidiaries are in compliance, in all material respects, with the Act.

SECTION 3.16.      Anti-Corruption Laws and Sanctions.  Holdings and the Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by Holdings, the U.S. Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the U.S. Borrower, its Subsidiaries, the directors and officers of Holdings and the U.S. Borrower, and, to the knowledge of Holdings and the U.S. Borrower, the employees and agents of Holdings, the U.S. Borrower and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that would reasonably be expected to result in Holdings or a Borrower being designated as a Sanctioned Person.  None of Holdings, the U.S. Borrower, any Subsidiary, any directors or officers of Holdings or the U.S. Borrower, or, to the knowledge of Holdings and the U.S. Borrower, employees or agents of Holdings, the U.S. Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  None of the Transactions contemplated hereby will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.17.      Insurance.  The properties of the U.S. Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses as the U.S. Borrower and its Restricted Subsidiaries.

ARTICLE IV

Conditions

SECTION 4.01.      Closing Date.  The effectiveness of this Agreement and the obligation of each Lender to make Term B Loans on the Closing Date is subject to each of the following conditions being satisfied on or prior to the Closing Date:

(a)            The Administrative Agent (or its counsel) shall have received from (i) each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic mail transmission in accordance with Section 9.01) that such party has signed a counterpart of this Agreement;

(b)           The Administrative Agent (or its counsel) shall have received from the U.S. Borrower and each initial Guarantor either (A) counterparts of each of the Guarantee Agreement and the Security Agreement signed on behalf of such Loan Party contemplated to be party thereto and the Holdings Pledge Agreement signed on behalf of Holdings or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic mail transmission in accordance with Section 9.01 of a signed signature page of each of the Guarantee Agreement, the Security Agreement and the Holdings Pledge Agreement) that such party has signed a counterpart of each of the Guarantee Agreement, the Security Agreement and the Holdings Pledge Agreement, as applicable, together with:

 (i)                      a duly completed Perfection Certificate signed by the U.S. Borrower;

(ii)                      Uniform Commercial Code financing statements naming the U.S. Borrower and each Subsidiary Guarantor as debtor and the Administrative Agent as secured party in appropriate form for filing in the jurisdiction of incorporation or formation of each such Loan Party;

   (iii)                      certificates representing (A) all certificated Equity Interests in the U.S. Borrower and Conduent Finance owned by Holdings and (B) all certificated Equity Interests owned directly by the U.S. Borrower or any Subsidiary Guarantor, in each case to the extent pledged (and required to be delivered) under the Security Agreement or the Holdings Pledge Agreement together with stock powers executed in blank, except as contemplated by Schedule 5.09(c);

   (iv)                      all notes, chattel paper and instruments owned by the U.S. Borrower or any Subsidiary Guarantor to the extent pledged (and required to be delivered) pursuant to the Security Agreement duly endorsed in blank or with appropriate instruments of transfer;

(v)                      short form security agreements in appropriate form for filing with the United States Patent & Trademark Office and the United States Copyright Office, as appropriate, with respect to the patents, trademarks, copyrights and exclusive copyright licenses of the U.S. Borrower and the Subsidiary Guarantors registered or applied for with such offices, which items are listed in the Perfection Certificate and constituting Collateral; and

   (vi)                      copies of Lien, judgment, copyright, patent and trademark searches in each jurisdiction reasonably requested by the Administrative Agent with respect to the U.S. Borrower and each Subsidiary Guarantor.

(c)         The Administrative Agent shall have received the executed legal opinions, each in form reasonably satisfactory to the Administrative Agent, of (i) Cravath, Swaine & Moore LLP, special counsel to Holdings and the Guarantors organized under the laws of New York, (ii) Richards, Layton & Finger, P.A., special counsel to the U.S. Borrower and the Guarantors organized under the laws of Delaware, (iii) Kolesar and Leatham, special counsel to the Guarantors organized under the laws of Nevada, (iv) Morgan, Lewis & Bockius LLP, special counsel to the Guarantors organized under the laws of Pennsylvania, (v) Taft Stettinius & Hollister LLP, special counsel to the Guarantors organized under the laws of Indiana and

(vi) Allen & Overy LLP, special counsel to the Administrative Agent as to matters of Dutch law, or, in each case, such other legal counsel as may be reasonably acceptable to the Administrative Agent.  The Borrowers hereby request such counsel to deliver such opinion;

(d)         The Administrative Agent shall have received such customary closing documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties (to the extent such concept is applicable in the relevant jurisdiction), the authorization of the Transactions, and the identity, authority and capacity of the Responsible Officers of the Loan Parties authorized to act as such in connection with this Agreement and the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(e)         The Administrative Agent shall have received a certificate attesting to the Solvency of the U.S. Borrower and its Subsidiaries (taken as a whole on a consolidated basis) on the Closing Date after giving effect to the Transactions to occur on the Closing Date, from a Financial Officer of the U.S. Borrower;

(f)          The Lenders shall have received, at least three Business Days prior to the Closing Date, all documentation and other information reasonably requested in writing by them at least ten Business Days prior to the Closing Date in order to allow the Lenders to comply with the Act;

(g)         The Administrative Agent, the Arrangers and the applicable Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced three Business Days prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder;

(h)         The Administrative Agent shall have received Notes executed by the applicable Borrower in favor of each Lender requesting Notes at least three Business Days prior to the Closing Date;

(i)          The Administrative Agent shall have received (i) the audited combined balance sheets as of December 31, 2014 and December 31, 2015 and the related combined statements of (loss) income, of comprehensive (loss) income, of changes in parent equity and of cash flows of the business processing outsourcing business of Xerox for each of the years in the three-year period ended December 31, 2015 (the “Audited Financial Statements”), (ii) the unaudited combined balance sheet as of September 30, 2016 and the related combined statements of (loss) income, or comprehensive (loss) income, of changes in parent equity and of cash flows of the business processing outsourcing business of Xerox for the nine months then ended (the “Quarterly Financial Statements”) and (iii) the unaudited pro forma combined balance sheet as of September 30, 2016 and the related combined statement of loss of the business processing outsourcing business of Xerox for the twelve months then ended, in each case after giving effect to the Transactions (the “Pro Forma Financial Statements”), all of which financial statements shall be prepared in conformity with GAAP and, with respect to the Pro Forma Financial Statements only, shall comply with in all material respects with the requirements of Article 11 of Regulation S-X under the Securities Act of 1933 (unless otherwise agreed with the Administrative Agent);

(j)          The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.04(a) and (b) have been satisfied and (B) that there has been no event or circumstance since December 31, 2015, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(k)         The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

SECTION 4.02.      Initial Term A Loan Funding Date.  The obligation of each Lender to make Initial Term A Loans on the Initial Term A Funding Date shall be subject to satisfaction of the following conditions:

(a)         The Administrative Agent shall have received a certificate attesting to the Solvency of the U.S. Borrower and its Subsidiaries (taken as a whole on a consolidated basis) on the Initial Term A Funding Date after giving effect to the Transactions to occur on or prior to the Initial Term A Funding Date, from a Financial Officer of the U.S. Borrower;

(b)         The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.04(a) and (b) have been satisfied and (B) that there has been no event or circumstance since December 31, 2015, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(c)         The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

SECTION 4.03.      Delayed Draw Term A Loan Funding Date.  The obligation of each Lender to make Delayed Draw Term A Loans on the Delayed Draw Funding Date, the effectiveness of the Revolving Commitments and of the Issuing Banks to issue Letters of Credit shall be subject to satisfaction of the following conditions:

(a)         The Administrative Agent shall have received a certificate attesting to the Solvency of the U.S. Borrower and its Subsidiaries (taken as a whole on a consolidated basis) on the Delayed Draw Funding Date after giving effect to the Transactions to occur on the Delayed Draw Funding Date, from a Financial Officer of the U.S. Borrower;

(b)         After giving effect to the Transactions, the U.S. Borrower and its Restricted Subsidiaries shall have outstanding no Indebtedness for borrowed money other than (i) the Initial Term A Loans, the Delayed Draw Term A Loans, the Term B Loans and the Revolving Commitments (and the Revolving Loans thereunder), (ii) the Senior Notes and (iii) Indebtedness otherwise permitted hereunder;

(c)         The Administrative Agent, the Arrangers and the applicable Lenders shall have received all fees and other amounts due and payable on or prior to the Delayed Draw Funding Date, including, to the extent invoiced three Business Days prior to the Delayed Draw Funding Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder;

(d)         The Spin-Off shall have been consummated, or shall be reasonably expected by the Borrowers to be consummated within two Business Days of the Delayed Draw Funding Date, on terms and conditions reasonably satisfactory to the ~~Lead~~ Arrangers, it being understood that the consummation of the Spin-Off in all material respects on the terms disclosed in the Form 10 as of the date hereof is satisfactory to the ~~Lead~~ Arrangers;

(e)         The U.S. Borrower shall have issued the Senior Notes in an aggregate principal amount of $510,000,000 and borrowed the Term B Loans, in each case, prior to or substantially concurrently with the funding of the Delayed Draw Term A Loans and the effectiveness of the Revolving Commitments on the Delayed Draw Funding Date;

(f)         The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.04(a) and (b) have been satisfied and (B) that there has been no event or circumstance since December 31, 2015, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(g)         The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

SECTION 4.04.      Conditions to all Credit Events.  Except as provided in Section 2.19, the obligation of each Lender to make a Loan on the occasion of any Borrowing including on the Initial Term A Funding Date and the Delayed Draw Funding Date (but not a conversion or continuation of Loans), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, in each case, following the Closing Date is subject to the satisfaction of the following conditions:

(a)         The representations and warranties of the Borrowers set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date;

(b)         At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing; and

(c)         The Administrative Agent, Swingline Lender or Issuing Bank, as applicable, shall have received a Borrowing Request, Swingline Loan Notice or Letter of Credit Application, as applicable.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.04.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized or otherwise backstopped on terms satisfactory to the Issuing Banks and all LC Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

SECTION 5.01.      Financial Statements and Other Information.  The U.S. Borrower will furnish to the Administrative Agent (who shall promptly furnish a copy to each Lender):

(a)         within 90 days after the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2016, the audited consolidated balance sheet of Holdings and its Consolidated Subsidiaries and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (and including a management discussion and analysis), audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” or like qualification or exception resulting solely from an upcoming maturity date of any Indebtedness or a prospective non-compliance with any financial maintenance covenant under this Agreement)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of Holdings and its Consolidated Subsidiaries on a consolidated basis in conformity with GAAP;

(b)         within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, commencing with the fiscal quarter ending March 31, 2017, the unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries and related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (and including a management discussion and analysis), all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of Holdings and its Consolidated Subsidiaries on a consolidated basis in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)         (i) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate substantially in the form of Exhibit G executed by a Financial Officer of the U.S. Borrower (x) certifying as to whether, to the knowledge of such Financial Officer after reasonable inquiry, a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (y) in the case of any such certificate delivered for any fiscal period ending on or after March 31, 2017, setting forth reasonably detailed calculations demonstrating compliance with the financial covenant set forth in Section 6.09 and (z) solely in connection with the delivery of financial statements pursuant to clause (a) above for any fiscal year beginning with the fiscal year ending December 31, 2017, calculating Excess Cash Flow for such fiscal year, (ii) concurrently with any delivery of financial statements under clause (a) or (b) above, a reasonably detailed description of the material differences between the financial statements of Holdings and the financial statements of the U.S. Borrower (which may be in the form of footnotes to the financial statements of Holdings), accompanied by a certification of a Financial Officer of the U.S. Borrower certifying that except as described therein, such financial information presents fairly, in all material respects in accordance with GAAP, the financial position and result of operations of the U.S. Borrower and its consolidated subsidiaries and (iii) concurrently with any delivery of financial statements under clause (a) above, a Perfection Certificate Supplement or a certificate of a Financial Officer of the U.S. Borrower stating that there has been no change in the information set forth in the last Perfection Certificate or Perfection Certificate Supplement, as the case may be, most recently delivered to the Administrative Agent;

(d)         within 90 days after the end of each fiscal year of the U.S. Borrower (or 120 days with respect to the budget for the fiscal year ending December 31, 2017), commencing with the fiscal year ending December 31, 2016, a reasonably detailed consolidated budget for the next succeeding fiscal year prepared on a quarterly basis;

(e)         promptly after the same become publicly available, copies of all annual, quarterly and current reports and proxy statements filed by the U.S. Borrower or any Subsidiary with the SEC;

(f)         promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the U.S. Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation; and

(g)         at any time there are any Unrestricted Subsidiaries, with each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, (i) the related combined financial statements of the Unrestricted Subsidiaries accompanied by the certification of a Financial Officer of the U.S. Borrower certifying that such financial information presents fairly, in all material respects in accordance with GAAP, the financial position and result of operations of all Unrestricted Subsidiaries and (ii) a list of all Unrestricted Subsidiaries as of such date or confirmation that there has been no change in such information since the date of the last such list; provided, however, that no information pursuant to clause (g)(i) shall be required if the total amount of assets of all Unrestricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Sections 5.01(a) and 5.01(b) above, determined on a consolidated basis in accordance with GAAP, are less than 5.0% of Consolidated Total Assets.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the U.S. Borrower posts such documents, or provides a link thereto, on Holdings’ or the U.S. Borrower’s website on the Internet (if such website address has been identified to the Administrative Agent) or furnishes or files such documents with the SEC for posting on its EDGAR website or (ii) on which such documents are delivered by the U.S. Borrower to the

Administrative Agent to be posted on the U.S. Borrower’s behalf on IntraLinks/or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the U.S. Borrower with any such request for delivery.

The U.S. Borrower acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a), (b) and (e) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.01(c) and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the U.S. Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

SECTION 5.02.      Notices of Material Events.  The U.S. Borrower will furnish to the Administrative Agent (for prompt notification to each Lender) prompt (but in any event within five Business Days) written notice after any Financial Officer of the U.S. Borrower obtains knowledge of the following:

(a)         the occurrence of any Default;

(b)         (i) any dispute, litigation, investigation, proceeding or suspension between the U.S. Borrower or any Restricted Subsidiary and any Governmental Authority; or (ii) the commencement of, or any material development in, any litigation or proceeding affecting the U.S. Borrower or any Restricted Subsidiary, including pursuant to any Environmental Laws, in each case that could reasonably be expected to result in a Material Adverse Effect; ~~and~~

(c)         the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events or Foreign Plan Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)         any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.      Existence; Conduct of Business.  The U.S. Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, other than with respect to the Borrowers, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.11.

SECTION 5.04.      Payment of Taxes.  The U.S. Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the U.S. Borrower or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 5.05.      Maintenance of Properties; Insurance.  The U.S. Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all tangible Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain, with financially sound and reputable insurance companies or through self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (c) maintain and protect all material IP Rights; provided that even if material, the U.S. Borrower and its Restricted Subsidiaries shall not be required to maintain and protect such IP Rights if the U.S. Borrower determines in its business judgment that maintaining and/or protecting any such IP Rights would not be in the best interests of the U.S. Borrower and its Subsidiaries, taking into account past practice, the estimated cost of any actions to maintain and protect such IP Rights and the expected benefits of any such actions.  The U.S. Borrower will, and will cause each of the Subsidiary Guarantors to, name the Administrative Agent as loss payee, as its interest may appear, and/or additional insured with respect to any general and umbrella liability insurance providing liability coverage or coverage in respect of any Collateral and use its commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent prior written notice before any such policy or policies shall be altered or canceled.

SECTION 5.06.      Books and Records; Inspection Rights.  The U.S. Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which entries that are full, true and correct in all material respects are made of all material dealings and transactions in relation to its business and activities.  The U.S. Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or, during the continuance of an Event of Default, any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its senior officers and use commercially reasonable efforts to make its independent accountants available to discuss the affairs, finances and condition of the Borrowers, all at such reasonable times and as often as reasonably requested and in all cases subject to applicable Law and the terms of applicable confidentiality agreements; provided that (i) the Lenders will conduct such requests for visits and inspections through the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, such visits and inspections may occur no more frequently than once per year; provided, further, that neither the U.S. Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y)  in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (z) that is subject to attorney-client or similar privilege or constitutes attorney work product.  The Administrative Agent and the Lenders shall give the U.S. Borrower the opportunity to participate in any discussions with the U.S. Borrower’s independent accountants.

SECTION 5.07.      Compliance with Laws.  The U.S. Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws and ERISA), in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The U.S. Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.      Use of Proceeds and Letters of Credit.  The proceeds of the Initial Term A Loans will be used to finance the Intercompany Transfers.  The proceeds of the Delayed Draw Term A Loans and Term B Loans, together with the proceeds of the Senior Notes, will be used to finance the remaining Transactions, to pay related fees, costs and expenses and for working capital and general corporate purposes (including Permitted Acquisitions) and the proceeds of Loans and other Credit Events made following the Delayed Draw Funding Date will be used to finance the working capital needs, and for general corporate purposes (including Permitted Acquisitions or any other purposes not prohibited by this Agreement), of Holdings, the Borrowers and their respective Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.  No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents  shall not use (and, in the case of directors, officers, employees and agents, shall not directly use), the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto. All proceeds of the Additional Euro Term A Loans incurred on the Amendment No. 3 Effective Date will be used by the Dutch Borrower to prepay Initial Term A Loans that constitute Non-Exchanged Initial Term A Loans. All proceeds of the Additional Dollar Term A Loans incurred on the Amendment No. 3 Effective Date will be used by the U.S. Borrower to prepay Delayed Draw Term A Loans that constitute Non-Exchanged Delayed Draw Term A Loans.

SECTION 5.09.      Further Assurances; Additional Security and Guarantees.

(a)         The U.S. Borrower shall, and shall cause each applicable Specified Domestic Subsidiary to, at the U.S. Borrower’s expense, comply with the requirements of the Collateral Documents to which it is a party and take all action reasonably requested by the Administrative Agent to carry out more effectively the purposes of the Collateral Documents (including any such action reasonably requested by the Administrative Agent in connection with the delivery by the U.S. Borrower of any Perfection Certificate Supplement).

(b)         Upon the formation or acquisition of any Specified Domestic Subsidiary by the U.S. Borrower or any Subsidiary Guarantor or the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (to the extent such Restricted Subsidiary is also a Specified Domestic Subsidiary), within 60 days after such formation or acquisition (or such longer period as may be reasonably acceptable to the Administrative Agent) (provided that with respect to any such formation or acquisition prior to the Delayed Draw Funding Date, the requirements of this Section 5.09(b) shall be satisfied on or prior to the Delayed Draw Funding Date):

  (i)    cause any such Specified Domestic Subsidiary to deliver a Perfection Certificate Supplement to the Administrative Agent;

 (ii)    deliver all certificated Equity Interests of such Specified Domestic Subsidiary held by the U.S. Borrower or any Subsidiary Guarantor that are Collateral pursuant to the Collateral Documents to the Administrative Agent together with appropriately completed stock powers or other instruments of transfer executed in blank by a duly authorized officer of the U.S. Borrower or such Subsidiary Guarantor, as applicable, and all intercompany notes owing to such Specified Domestic Subsidiary to the U.S. Borrower or any Subsidiary Guarantor required to be delivered pursuant to the Collateral Documents together with instruments of transfer executed and delivered in blank by a duly authorized officer of the U.S. Borrower or such Subsidiary Guarantor, as applicable;

(iii)    cause each such Specified Domestic Subsidiary to execute a supplement to each of the Guarantee Agreement and the Security Agreement and take all actions reasonably requested by the Administrative Agent in order to cause the Liens created by the Security Agreement to be duly perfected to the extent required by such agreement or this Agreement in accordance with all applicable requirements of Law, including the filing of UCC financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent; and

(iv)    if reasonably requested by the Administrative Agent, deliver a customary opinion of counsel to the U.S. Borrower with respect to the guarantee and security provided by such Specified Domestic Subsidiary.

(c)         To the extent not completed prior to the Closing Date, the U.S. Borrower shall satisfy the requirements set forth on Schedule 5.09(c) on or prior to the dates set forth on such schedule (or such later dates as shall be reasonably acceptable to the Administrative Agent).

(d)         Notwithstanding the foregoing, the U.S. Borrower and its Restricted Subsidiaries shall not be required to comply with the provisions of this Section 5.09 to the extent that the cost of providing any Guarantee or Liens, or perfection thereof, required by this Section are, in the reasonable determination of the Administrative Agent (in consultation with the U.S. Borrower), excessive in relation to the value to be afforded to the Lenders thereby.

(e)         Promptly upon reasonable request by the Administrative Agent, the U.S. Borrower shall (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents.

(f)          Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall (i) the assets of any CFC or Foreign Holding Company or (ii) more than 65% of the Equity Interests in any first-tier CFC or Foreign Holding Company constitute collateral security for payment of the Obligations of the U.S. Borrower or any Domestic Subsidiary.

SECTION 5.10.      Maintenance of Ratings. The U.S. Borrower shall use its commercially reasonable efforts to maintain (i) a long-term public credit rating of the U.S. Borrower and (ii) a credit rating for the credit facilities evidenced by this Agreement, in each case, from both S&P and Moody’s; provided that in no event shall the U.S. Borrower be required to maintain any specific rating with any such rating agency.

SECTION 5.11.      Designation of Subsidiaries.  The U.S. Borrower may at any time designate any Restricted Subsidiary of the U.S. Borrower (other than the Dutch Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Total Net Leverage Ratio on a Pro Forma Basis, as of the last day of the most recent fiscal year or fiscal quarter for which Financials have been delivered, would not exceed 3.50 to 1.00, and, as a condition precedent to the effectiveness of any such designation, the U.S. Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such ratio and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of any Material Indebtedness.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the U.S. Borrower therein at the date of designation in an amount equal to the fair market value of the U.S. Borrower’s or its Restricted Subsidiaries’, as applicable, Investments therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the U.S. Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the U.S. Borrower or its Subsidiaries, as applicable, investment in such Subsidiary.

ARTICLE VI

Negative Covenants

From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized or otherwise backstopped on terms satisfactory to the Issuing Banks and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

SECTION 6.01.      Indebtedness.  The U.S. Borrower will not create, incur, assume or permit to exist, and will not permit any Restricted Subsidiary to create, incur, assume or permit to exist, any Indebtedness, except:

(a)         Indebtedness created under the Loan Documents;

(b)         Indebtedness existing on the Closing Date and set forth in Schedule 6.01 and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (b);

(c)         Indebtedness of (i) a Borrower or any Subsidiary Guarantor to any other Borrower or Subsidiary Guarantor, (ii) any Restricted Subsidiary that is not a Loan Party to a Borrower or any other Restricted Subsidiary to the extent permitted by Section 6.05 and (iii) any Loan Party to any Restricted

Subsidiary that is not a Loan Party; provided all such Indebtedness permitted under this subclause (iii) shall be subordinated to the Obligations by the issuer of such Indebtedness;

(d)         Guarantees of Indebtedness of the U.S. Borrower or any Restricted Subsidiary, all to the extent permitted by Section 6.05;

(e)         Indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (e); provided that (i) such Indebtedness (other than Permitted Refinancing Indebtedness permitted above in this clause (e)) is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed at any time the greater of (x) $75,000,000 and (y) 11.0% of Consolidated EBITDA for the most recently ended four full fiscal quarter period ending immediately prior to the date on which such Indebtedness is incurred and for which Financials have been delivered;

(f)         Indebtedness in respect of letters of credit (including trade letters of credit), bank guarantees, surety bonds or similar instruments issued or incurred in the ordinary course of business, including in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding  workers compensation claims;

(g)         Indebtedness under Bilateral Letter of Credit Facilities not to exceed $100,000,000 at any time;

(h)         Indebtedness of Restricted Subsidiaries that are not Loan Parties, provided that Indebtedness shall be permitted to be incurred pursuant to this clause (h) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this clause (h) at such time (including such Indebtedness) would not exceed the greater of (x) $75,000,000 and (y) 11.0% of Consolidated EBITDA for the most recently ended four full fiscal quarter period ending immediately prior to the date on which such Indebtedness is incurred and for which Financials have been delivered;

(i)          Indebtedness under Swap Agreements entered into in the ordinary course of business and not for speculative purposes;

(j)          Indebtedness in respect of bid, performance, surety, stay, customs, appeal or replevin bonds or completion guarantees and similar obligations issued or incurred in the ordinary course of business, including guarantees or obligations of any Restricted Subsidiary with respect to letters of credit, bank guarantees or similar instruments supporting such obligation, in each case, not in connection with Indebtedness for money borrowed;

(k)         Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(l)          Indebtedness consisting of bona fide purchase price adjustments, earn-outs, indemnification obligations, obligations under deferred compensation or similar arrangements and similar items incurred in connection with acquisitions and asset sales not prohibited by Section 6.05 or 6.11;

(m)        on or after the Spin-Off Date, (i) Indebtedness of a Person acquired in a Permitted Acquisition existing at the time such Person becomes a Restricted Subsidiary and not created in contemplation thereof; provided that, after giving effect to the acquisition of such Person, on a Pro Forma Basis, (A) no Default or Event of Default shall have occurred and be continuing  or would result therefrom and (B) the U.S. Borrower would be in compliance on a Pro Forma Basis with Section 6.09 as of the last day of the most recent fiscal year or fiscal quarter ending immediately prior to the date on which such Indebtedness is incurred and for which Financials have been delivered and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (m); provided, further, that the aggregate principal amount of Indebtedness incurred by non-Loan Parties under this clause (m), together with the aggregate principal amount of Indebtedness incurred by non-Loan Parties under Section 6.01(u), shall not exceed $75,000,000;

(n)         the Senior Notes in an aggregate principal amount not to exceed $750,000,000 and any Permitted Refinancing Indebtedness in respect thereof (and, in each case, any Guarantees thereof by the Guarantors);

(o)         Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $10,000,000 at any one time outstanding, and (ii) reimbursements owed to officers, directors, consultants and employees;

(p)         Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, or to finance the purchase or redemption, of Equity Interests of Holdings or to the extent permitted by Section 6.04;

(q)         Cash Management Obligations and other Indebtedness in respect of card obligations, netting services, overdraft protections, cash pooling arrangements and similar cash management arrangements, in each case in the ordinary course of business;

(r)         Indebtedness consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(s)         Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t)         Indebtedness arising as a result of vendor financing and receivables programs in the ordinary course of business;

(u)         on or after the Spin-Off Date, (x) Indebtedness of the U.S. Borrower and its Restricted Subsidiaries, which indebtedness may be unsecured or secured on a junior basis to the Obligations, so long as (i) no Event of Default has occurred and is continuing or would arise after giving effect thereto and (ii) on a Pro Forma Basis (A) in the case of any such Indebtedness that is unsecured at the time of incurrence, the Total Net Leverage Ratio, as of the last day of the most recent fiscal quarter ending immediately prior to the date on which such Indebtedness is incurred and for which Financials have been delivered, would be no greater than (1) on or prior to December 31, 2018, 4.00 to 1.00, and (2) thereafter, 3.50 to 1.00, and (B) in the case of any such Indebtedness that is secured, the Senior Secured Net Leverage Ratio, as of the last day of the most recent fiscal quarter ending immediately prior to the date on which such Indebtedness is incurred and for which Financials have been delivered, would be no greater than 2.25 to 1.00 and (y) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (u); provided that (i) the aggregate amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties outstanding at any one time pursuant to this clause (u), together with the aggregate amount of Indebtedness incurred by non-Loan Parties pursuant to Section 6.01(m), shall not exceed $75,000,000 and (ii) (x) the maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date, (y) the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term B Loans (without giving effect to any prepayments) and (z) such Indebtedness shall not have terms and conditions (other than pricing, rate floors, discounts, fees, premiums, call protection and optional prepayment and redemption provisions) that are materially less favorable (when taken as a whole)

to the Loan Parties than the terms and conditions of the Loan Documents (when taken as a whole), as determined in good faith by the U.S. Borrower (except for provisions applicable only to periods after the Latest Maturity Date);

(v)         other Indebtedness of the U.S. Borrower and its Restricted Subsidiaries; provided that Indebtedness shall be permitted to be incurred pursuant to this clause (v) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this clause (v) at such time (including such Indebtedness) would not exceed the greater of (x) $100,000,000 and (y) 13.5% of Consolidated EBITDA for the most recently ended four full fiscal quarter period ending immediately prior to the date on which such Indebtedness is incurred and for which Financials have been delivered;

(w)        Indebtedness in respect of Investments permitted by Section 6.05(r);

(x)         Incremental Equivalent Indebtedness and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (x);

(y)        Term Loan Refinancing Debt and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (y);

(z)         all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above;

(aa)       ~~ny~~any Indebtedness arising under guarantees entered into pursuant to Section 2:403 of the Dutch Civil Code in respect of a Subsidiary incorporated in the Netherlands and any residual liability with respect to such guarantees arising under Section 2:404 of the Dutch Civil Code; and

(bb       any joint and several liability arising as the result of a fiscal unity (fiscale eenheid) for Dutch tax purposes, or its equivalent in any other relevant ~~juridiction~~jurisdiction, of which any Loan Party resident for tax purposes in the Netherlands is or has been a member.

SECTION 6.02.      Liens.  The U.S. Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except:

(a)         Permitted Encumbrances;

(b)         Liens pursuant to any Loan Document;

(c)         any Lien on any Property of the U.S. Borrower or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien shall not apply to any other Property of the U.S. Borrower or any Restricted Subsidiary other than (A) improvements and after-acquired Property that is affixed or incorporated into the Property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(d)         on or after the Spin-Off Date, any Lien existing on any Property prior to the acquisition thereof by the U.S. Borrower or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the Closing Date pursuant to a Permitted Acquisition prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the U.S. Borrower or any other Restricted Subsidiary (other than the proceeds or products thereof and other than improvements and after-acquired property that is affixed or incorporated into the Property covered by such Lien), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and Permitted Refinancing Indebtedness in respect thereof and (iv) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 6.01;

(e)         Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the U.S. Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby (other than Permitted Refinancing Indebtedness permitted by clause (e) of Section 6.01) are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair or replacement or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other Property of the U.S. Borrower or any Restricted Subsidiary except for accessions to such Property, Property financed by such Indebtedness and the proceeds and products thereof; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(f)         rights of setoff and similar arrangements and Liens in respect of Cash Management Obligations or cash pooling arrangements and in favor of depository and securities intermediaries to secure obligations owed in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services, cash pooling arrangements or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees, surety bonds or similar instruments supporting any of the foregoing);

(g)         Liens on assets of a Restricted Subsidiary which is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary pursuant to Section 6.01;

(h)         Liens (i) on “earnest money” or similar deposits or other cash advances in connection with acquisitions permitted by Section 6.05 or (ii) consisting of an agreement to Dispose of any Property in a Disposition permitted under Section 6.11, including customary rights and restrictions contained in such agreements;

(i)          leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the U.S. Borrower or any Restricted  Subsidiary or (ii) secure any Indebtedness;

(j)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(l)          Liens arising out of (i) conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the U.S. Borrower or any Restricted Subsidiary or (ii) vendor financing and receivables programs, in each case in the ordinary course of business;

(m)        Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05;

(n)         rights of setoff relating to purchase orders and other agreements entered into with customers of the U.S. Borrower or any Restricted Subsidiary in the ordinary course of business;

(o)         ground leases in respect of real property on which facilities owned or leased by the U.S. Borrower or any Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the U.S. Borrower or any Restricted Subsidiary;

(p)         Liens on equipment owned by the U.S. Borrower or any Restricted Subsidiary and located on the premises of any supplier and used in the ordinary course of business and not securing Indebtedness;

(q)         Liens not otherwise permitted by this Section 6.02, provided that a Lien shall be permitted to be incurred pursuant to this clause (q) only if at the time such Lien is incurred the aggregate principal amount of the obligations secured at such time (including such Lien) by Liens outstanding pursuant to this clause (q) would not exceed the greater of (x)$100,000,000 and (y) 13.5% of Consolidated EBITDA for the most recently ended four fiscal quarter period ending immediately prior to the date on which such Lien is incurred and for which Financials have been delivered;

(r)          Liens on any Property of (i) a Borrower or any Subsidiary Guarantor in favor of any other Borrower or Subsidiary Guarantor and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of the U.S. Borrower or any Restricted Subsidiary;

(s)         Liens on the Collateral securing Indebtedness of the Loan Parties permitted by Section 6.01(g), (u), (x) or (y) so long as the holders of such Indebtedness, or a trustee or agent acting on their behalf, are parties to the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable;

(t)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(u)         Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the U.S. Borrower or any Restricted Subsidiaries in the ordinary course of business;

(v)         Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(w)        Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(x)         Liens arising under Article 24 or 25 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions; and

(y)         Liens, including any netting or set-off arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes, or its equivalent in any other relevant ~~juridiction~~jurisdiction, of which any Loan Party resident for tax purposes in the Netherlands is or has been a member.

SECTION 6.03.      Fundamental Changes.  The U.S. Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(a)         any Restricted Subsidiary may be merged or consolidated with or into any Person and any Restricted Subsidiary may be liquidated or dissolved or change its legal form, in each case in order to consummate any Investment otherwise permitted by Section 6.05 or Disposition otherwise permitted by Section 6.11; provided that if a Borrower is a party to any such merger or consolidation transaction, such Borrower shall be the surviving Person in such merger or consolidation;

(b)        any Loan Party may merge or consolidate with any other Person in a transaction in which such Loan Party is the surviving Person in such merger or consolidation;

(c)         any Borrower may be consolidated with or merged into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Borrower, reincorporating such Borrower in another jurisdiction, or changing the legal form of such Borrower; provided that the U.S. Borrower remains organized in the United States and the Dutch Borrower remains organized in the Netherlands; and

(d)         any Restricted Subsidiary may merge into or consolidate with a Borrower or any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (and, if any party to such merger or consolidation is a Loan Party, is a Loan Party); provided that if a Borrower is a party to any such merger or consolidation transaction, such Borrower shall be the surviving Person in such merger or consolidation.

SECTION 6.04.      Restricted Payments.  The U.S. Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)         the U.S. Borrower or any Restricted Subsidiary may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Qualified Equity Interests or options to purchase Qualified Equity Interests;

(b)         Restricted Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests;

(c)         the U.S. Borrower may make Restricted Payments (including to permit Holdings to make Restricted Payments) pursuant to and in accordance with stock option plans or other benefit plans for present or former officers, directors, consultants or employees of Holdings, the U.S. Borrower and its Restricted Subsidiaries in an amount not to exceed $25,000,000 in any fiscal year (with any unused amount of such base amount available for use in the next succeeding fiscal year);

(d)         Restricted Payments or distributions to Holdings to provide funds that are used by Holdings (i) on or after the Spin-Off Date, to make Restricted Payments in respect of the Preferred Equity Interests, in an amount not to exceed $12,000,000 per fiscal year, (ii) to pay Public Company Expenses and (iii) to pay the Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the U.S. Borrower and its Subsidiaries and/or Conduent Finance, provided, however, that the amount of Restricted Payments pursuant to this subclause (iii) shall not exceed the sum of (A) (1) the taxable income of Holdings attributable to Holdings’ interest in the U.S. Borrower and the Conduent Finance multiplied by (2) the highest marginal Tax rate applicable to a corporation residing in New York, New York at such time, plus (B) any sales, use, value added or other non-income Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the U.S. Borrower and its Subsidiaries and/or Conduent Finance;

(e)         to the extent constituting Restricted Payments, the U.S. Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 6.07 (other than Section 6.07(a));

(f)         the U.S. Borrower may make, or may make Restricted Payments or distributions to Holdings to permit it to make, repurchases of Equity Interests in Holdings, the U.S. Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g)         on or after the Spin-Off Date, so long as no Event of Default has occurred and is continuing or would arise after giving effect thereto, the U.S. Borrower may make other Restricted Payments in an aggregate amount not to exceed the sum of (x) $100,000,000 less any amounts used to prepay Indebtedness pursuant to Section 6.06(a)(iii)(A), plus (y) the Available Amount; provided that the U.S. Borrower may only make the Restricted Payments permitted under the foregoing clause (g)(y) so long as the Total Net Leverage Ratio on a Pro Forma Basis, as of the last day of the most recent fiscal year or fiscal quarter ending immediately prior to the date on which such Restricted Payment is made and for which Financials have been delivered, would be no greater than 3.50 to 1.00;

(h)         on or after the Spin-Off Date, the U.S. Borrower or any Restricted Subsidiary may make unlimited Restricted Payments under this clause (h) so long as (A) on a Pro Forma Basis the Total Net Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter ending immediately prior to the date on which such Restricted Payment is made and for which Financials have been delivered does not exceed 2.00 to 1.00 and (B) no Event of Default has occurred and is continuing or would arise after giving effect thereto;

(i)          the U.S. Borrower may make, or may make Restricted Payments or distributions to Holdings to permit it to make, payments of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Qualified Equity Interests of Holdings or the U.S. Borrower, including Designated Preferred Stock;

(j)          the declaration and payments of dividends on Disqualified Equity Interests permitted to be issued pursuant to Section 6.01;

(k)         the U.S. Borrower may make, or may make Restricted Payments or distributions to Holdings to permit it to make, payments of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued after the Closing Date in an amount not to exceed the net cash proceeds of such Designated Preferred Stock received by the U.S. Borrower (other than from a Restricted Subsidiary);

(l)          Restricted Payments made to consummate (or to permit Holdings to consummate) the Transactions and the Spin-Off, including in respect of the Separation Distribution; and

(m)        the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with any other provision of this Section 6.04.

SECTION 6.05.      Investments.  The U.S. Borrower will not, and will not allow any of the Restricted Subsidiaries to, make or hold any Investments, except:

(a)         Investments by the U.S. Borrower or a Restricted Subsidiary in cash and Cash Equivalents;

(b)         loans or advances to officers, directors, consultants and employees of Holdings, the U.S. Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or the U.S. Borrower; provided that an amount equal to the amount of such loans and advances shall be contributed to the U.S. Borrower in cash as common equity, and (iii) for purposes not described in the foregoing subclauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $12,000,000;

(c)         Investments by (i) any Loan Party in any Loan Party, (ii) any Foreign Subsidiary in any Loan Party, (iii) any Restricted Subsidiary that is not a Loan Party in a Borrower or any Restricted Subsidiary (or in any Person that becomes a Restricted Subsidiary), (iv) any Loan Party in any Restricted Subsidiary that is not a Loan Party only if at the time such Investment is made the aggregate amount of

Investments outstanding at such time (including such Investment) pursuant to this subclause (iv) (valued at cost and net of any return representing a return of capital in respect of any such Investment), together with the amount of Investments made in, and acquisitions of, non-Loan Parties pursuant to clause (b) of the definition of “Permitted Acquisition,” would not exceed (x) the greater of (A) $115,000,000 and (B) 16.0% of Consolidated EBITDA determined on a Pro Forma Basis for the most recently ended four fiscal quarter period ending immediately prior to the date on which such Investment is made and for which Financials have been delivered, plus (y) the Available Amount, plus (z) the amount of Investments permitted by Section 6.05(r); provided that (1) in the case of a purchase or other acquisition that is comprised of the purchase or acquisition of Persons with at least 90% of domestic “EBITDA” in the aggregate, the portion of the aggregate amount of cash or Property provided by Loan Parties to make any such purchase or acquisition that is attributable to foreign “EBITDA” shall also be permitted without the use of the amounts available pursuant to this subclause (iv) or clause (b) of the definition of “Permitted Acquisition”, (2) in the case of Investments permitted under this subclause (iv) that are comprised of the purchase or acquisition of Persons with less than 90% of domestic “EBITDA” in the aggregate, only the portion of the aggregate amount of cash or Property provided by Loan Parties to make any such purchase or acquisition that is attributable to foreign “EBITDA” that is in excess of 10% shall be required to use the amounts available pursuant to this subclause (iv) or clause (b) of the definition of “Permitted Acquisition” and (3) this subclause (iv) shall not apply to the extent (x) the relevant purchase or acquisition is made with proceeds of sales of, or contributions to, the common Equity Interests of the U.S. Borrower or (y) the consideration for the relevant purchase or acquisition consists of Equity Interests of Holdings;

(d)         (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and (ii) Investments (including debt obligations and Equity Interests) received in satisfaction or partial satisfaction  thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(e)         Investments resulting from the receipt of promissory notes and other non-cash consideration in connection with any Disposition permitted by Section 6.11 (other than Section 6.11(e)) or Restricted Payments permitted by Section 6.04;

(f)         (i) Investments existing or contemplated on the Closing Date and set forth on Schedule 6.05(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Closing Date by the U.S. Borrower or any Restricted Subsidiary in a Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.05;

(g)         Investments in Swap Agreements permitted under Section 6.01(i);

(h)         on or after the Spin-Off Date, Permitted Acquisitions;

(i)          Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(j)          Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(k)         Investments in the ordinary course of business consisting of the licensing or contribution of intellectual property pursuant to licensing development, marketing or manufacturing agreements or arrangements or similar agreements or other intellectual property arrangements with other Persons;

(l)          on or after the Spin-Off Date, any Investment; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the amount of such Investment (valued at cost) does not exceed the Available Amount at the time such Investment is made;

(m)        advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(n)         Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings;

(o)         Investments held by a Restricted Subsidiary acquired (or designated as such) after the Closing Date or of a Person merged into a Borrower or merged or consolidated with a Restricted Subsidiary permitted under Section 6.03 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p)         lease, utility and other similar deposits in the ordinary course of business;

(q)         Investments resulting from the creation of a Lien permitted under Section 6.02 and Investments resulting from Dispositions permitted under Section 6.03(a), Restricted Payments permitted under Section 6.04 and payments in respect of Indebtedness not prohibited by Section 6.06;

(r)         on or after the Spin-Off Date, any Investment; provided that an Investment shall be permitted to be made pursuant to this clause (r) only if at the time such Investment is made the aggregate amount of Investments outstanding at such time (including such Investment) pursuant to this clause (r), Section 6.05(c)(iv) and clause (b) of the definition of “Permitted Acquisition”, in each case, in reliance on this Section 6.05(r) (valued at cost and net of any return representing a return of capital in respect of any such Investment) would not exceed the greater of (i) $115,000,000 and (ii) 16.0% of Consolidated EBITDA for the most recently ended four fiscal quarter period ending immediately prior to the date on which such Investment is made and for which Financials have been delivered;

(s)         on or after the Spin-Off Date, either Borrower or any Restricted Subsidiary may make unlimited Investments under this clause (s) so long as (i) on a Pro Forma Basis the Total Net Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter ending immediately prior to the date on which such Investment is made and for which Financials have been delivered would not exceed 2.50 to 1.00 and (ii) no Event of Default has occurred and is continuing or would arise after giving effect thereto; and

(t)         Investments in Foreign Subsidiaries in connection with cash pooling arrangements and cash management services entered into in the ordinary course of business.

SECTION 6.06.      Prepayments, Etc. of Indebtedness.

(a)         The U.S. Borrower will not, and will not permit any of its Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Junior Financing or make any payment in violation of any subordination terms of any Junior Financing, except (i) prepayments, redemptions, purchases, defeasances or other satisfactions of Junior Financing with the Net Cash Proceeds of any Permitted Refinancing Indebtedness in respect thereof, (ii) payments upon the conversion of any Junior Financing to cash or Equity Interests (other than Disqualified Equity Interests) of Holdings, (iii) on or after the Spin-Off Date, so long as no Event of Default has occurred and is continuing or would arise after giving effect thereto, prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing in an aggregate amount not to exceed the sum of (A) $100,000,000 less any amounts used to make Restricted Payments pursuant to Section 6.04(g)(x) plus (B) the Available Amount; provided that in the case of clause (iii)(B), the Total Net Leverage Ratio on a Pro Forma Basis, as of the last day of the most recent fiscal year or fiscal quarter for which Financials have been delivered, would be no greater than 3.50 to 1.00 and (iv) on or after the Spin-Off Date, prepayments, redemptions, purchases, defeasances or other satisfaction of any Junior Financing so long as on a Pro Forma Basis the Total Net Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter for which Financials have been delivered would not exceed 2.00 to 1.00.

(b)         The U.S. Borrower will not, and will not permit any of its Restricted Subsidiaries to, amend, modify or change in any Junior Financing in a manner that would not be permitted if the terms of such amended, modified or changed Junior Financing would not be permitted to be incurred pursuant to this Agreement on such date.

SECTION 6.07.      Transactions with Affiliates.  The U.S. Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions, in each case involving aggregate consideration in excess of $5,000,000, with any of its Affiliates, except (a) at prices and on terms and conditions substantially as favorable to the U.S. Borrower or such Restricted Subsidiary (in the good faith determination of the U.S. Borrower) as could reasonably be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Holdings, the U.S. Borrower and any of the Restricted Subsidiaries and any entity that becomes a Restricted Subsidiary as a result of such transaction not involving any other Affiliate, (c) the payment of customary compensation and benefits and reimbursements of out-of-pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the boards of directors of Holdings, the U.S. Borrower or such Restricted Subsidiary, (d) loans and advances to officers, directors, consultants and employees in the ordinary course of business, (e) Restricted Payments and other payments permitted under Section 6.04 or 6.06, (f) employment, incentive, benefit, consulting and severance arrangements entered into in the ordinary course of business with officers, directors, consultants and employees of Holdings, the U.S. Borrower or its Restricted Subsidiaries, (g) (i) the transactions pursuant to the agreements in effect on the Closing Date and set forth in Schedule 6.07, (ii) the transactions pursuant to any other agreements or arrangements as in effect on the Spin-Off Date (including the Transaction Agreements) or entered into pursuant to or in connection with the Transaction Agreements or (iii) any amendment, modification or supplement to the agreements and arrangements referenced in clauses (i) and (ii) or any replacement thereof, to the extent such amendment, modification or supplement is not adverse to the Lenders in any material respect when taken as a whole (as determined in good faith by the U.S. Borrower) compared to the applicable agreements or arrangements as in effect on the Closing Date or the Spin-Off Date, as applicable, (h) the Transactions and the payment of fees and expenses related to the Transactions, (i) the issuance of Qualified Equity Interests of the U.S. Borrower or Holdings and the granting of registration or other customary rights in connection therewith, (j) any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute a transaction with an Affiliate solely because the U.S. Borrower or any of the Restricted Subsidiaries owns an Equity Interest in or otherwise Controls such Person, (k) the existence of, and the performance by the U.S. Borrower or any Restricted Subsidiary of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which is set forth on Schedule 6.07, and similar agreements that it may enter into thereafter, provided that the existence of, or the performance by Holdings or any Restricted Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date shall only be permitted by this Section 6.07(k) to the extent not more adverse to the interest of the Lenders in any material respect when taken as a whole (in the good faith determination of the U.S. Borrower) than any of such documents and agreements as in effect on the Closing Date, (l) transactions with landlords, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, and any intellectual property licenses, in each case in the ordinary course of business and not otherwise prohibited by this Agreement, (m) any transaction in which the only consideration paid by the U.S. Borrower or any of the Restricted Subsidiaries is in the form of Qualified Equity Interests to Affiliates of the U.S. Borrower, or any contribution to the capital of the U.S. Borrower or any Restricted Subsidiary (other than in consideration of Disqualified Equity Interests), (n) the provision to Holdings, or to any Unrestricted Subsidiaries, of cash management, accounting, business and strategic management, legal, human resources, centralized purchasing, leasing and other overhead services (including any necessary or incidental use of equipment, goods or services involving intellectual property that are related to the foregoing) in the ordinary course of business undertaken in good faith and not for the purpose of circumventing any covenant set forth in this Agreement, (o) transactions between the U.S. Borrower or any of the Restricted Subsidiaries and any Person that would constitute a transaction with an Affiliate solely because a director of such other Person is also a director of the U.S. Borrower or Holdings, provided that such director abstains from voting as a director of the U.S. Borrower or Holdings, as the case may be, on any matter involving such other Person, (p) entry into, and payments by the U.S. Borrower or any of the Restricted Subsidiaries pursuant to, tax sharing agreements, to the extent permitted under Section 6.04, and intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Holdings, the U.S. Borrower and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement, (q) the Xerox Guarantee Obligations, (r) the guarantee by Holdings of any obligations of the U.S. Borrower or any of the Restricted Subsidiaries, (s) the provision of services to directors or officers of Holdings, the U.S. Borrower or any of its Restricted Subsidiaries of the nature provided by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries to customers in the ordinary course of business and (t) on or prior to the Spin-Off Date, (i) any cash management transactions, zero balance arrangements or related transactions between or among Holdings, the U.S. Borrower or any of its Restricted Subsidiaries, on the one hand, and Xerox or any of its other subsidiaries, on the other hand, (ii) any cancelation of Indebtedness, intercompany accounts, balances, credits or debits between or among Holdings, the U.S. Borrower or any of its Restricted Subsidiaries, on the one hand, and Xerox or any of its other subsidiaries, on the other hand, and (iii) any other transactions between or among Holdings, the U.S. Borrower or any of its Restricted Subsidiaries, on the one hand, and Xerox or any of its other subsidiaries, on the other hand, in each case under this subclause (iii) in the ordinary course of business.

SECTION 6.08.      Changes in Fiscal Year.  The U.S. Borrower will cause its fiscal year to end on December 31 of each calendar year; provided that the U.S. Borrower may upon written notice to the Administrative Agent cause its fiscal year to end on another date with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), in which case the U.S. Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.09.      Financial Covenant.  The U.S. Borrower will not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter of the U.S. Borrower (commencing with the full fiscal quarter ending after the Spin-Off Date) to be greater than (i) 4.25 to 1.00 with respect to each fiscal quarter until the fiscal quarter ending September 30, 2018 and (ii) 3.75 to 1.00 for each fiscal quarter thereafter.

SECTION 6.10.      Burdensome Agreements.  The U.S. Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation that limits the ability of (a) any Restricted Subsidiary to make Restricted Payments to a Borrower or any Subsidiary Guarantor or to otherwise transfer property to or invest in a Borrower or any Subsidiary Guarantor, or (b) the U.S. Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which (i) (A) exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.10) are listed in Schedule 6.10, (B) are contained in the Senior Notes or Senior Notes Indenture as in effect on the Closing Date and (C) to the extent Contractual Obligations permitted by clauses (A) and (B) are set forth in an agreement evidencing Indebtedness, such Contractual Obligations set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions described in clauses (A) or (B) that are contained in such Contractual

Obligations, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iii) represent Indebtedness of a Restricted Subsidiary which is not the U.S. Borrower or a Subsidiary Guarantor which is permitted by Section 6.01, (iv) arise in connection with any Disposition permitted by Section 6.11, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.05 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or secured by such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) or that expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(e) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, (x) arise in connection with cash or other deposits permitted under Section 6.02 or Permitted Encumbrances or are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xi) are customary provisions in any documentation related to vendor financing and receivables programs entered into in the ordinary course of business or (x) are restrictions in any one or more agreements governing Indebtedness entered into after the Closing Date that contain encumbrances and other restrictions that are, taken as a whole, in the good faith judgment of the U.S. Borrower, no more restrictive in any material respect with respect to the U.S. Borrower or any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Closing Date pursuant to agreements and instruments in effect on the Closing Date or, if applicable, on the date on which such Restricted Subsidiary became a Restricted Subsidiary pursuant to agreements and instruments in effect on such date.

SECTION 6.11.      Dispositions.  The U.S. Borrower will not, and will not permit any Restricted Subsidiary to, make any Disposition, except:

(a)         Dispositions of obsolete or worn out Property and Dispositions of property no longer used or useful in the conduct of the business of the U.S. Borrower and the Restricted Subsidiaries, in each case, in the ordinary course of business, and grants of source code licenses of software in the ordinary course of business consistent with past practice;

(b)         Dispositions of inventory and immaterial assets in the ordinary course of business;

(c)         Dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement Property;

(d)         Dispositions of Property (i) to the U.S. Borrower or to a Restricted Subsidiary; provided that if the transferor of such Property is a Borrower or Subsidiary Guarantor, the transferee thereof must be a Borrower or Subsidiary Guarantor, (ii) to the extent such transaction constitutes an Investment permitted under Section 6.05 and (iii) consisting of Equity Interests of non-Loan Parties to other non-Loan Parties;

(e)         Dispositions permitted by Sections 6.03, 6.04 and 6.05 and Liens permitted by Section 6.02;

(f)         Dispositions of cash and Cash Equivalents;

(g)         (i) Dispositions of accounts receivable in connection with the collection or compromise thereof and (ii) Dispositions in connection with vendor financing and receivables programs in the ordinary course of business;

(h)         leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the U.S. Borrower and the Restricted Subsidiaries;

(i)          transfers of Property to the extent subject to Casualty Events or other condemnation events;

(j)          Dispositions of Investments in, and issuances of any Equity Interests in, joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k)         on or after the Spin-Off Date, any Disposition of Property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition and (ii) except in the case of any Permitted Asset Swap, with respect to any Disposition pursuant to this clause (k), the U.S. Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (ii), each of the following shall be deemed to be cash:  (A) any liabilities (as shown on the U.S. Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the U.S. Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the U.S. Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the U.S. Borrower or such Restricted Subsidiary from such transferee that are converted by the U.S. Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the U.S. Borrower or such Restricted Subsidiary from such transferee having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of $50,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration;

(l)          any Restricted Subsidiary may liquidate or dissolve if the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders; ~~and~~

(m)        Dispositions of the real property set forth on Schedule 6.11; and

(n)         the Specified Dispositions; provided that (x) solely in the case of any Specified Disposition set forth in clause (ii) of the definition of “Specified Disposition”, the definitive agreement governing such Specified Disposition shall initially be entered into within twelve months of the Amendment No. 3 Effective Date and (y) within three months after each Specified Disposition, the Net Cash Proceeds of such Specified Disposition shall be applied to either (i) repay, prepay, redeem, repurchase, defease or otherwise satisfy any Indebtedness of the U.S. Borrower or any of its Restricted Subsidiaries in an amount such that the pro forma Total Net Leverage Ratio on such date does not exceed the Total Net Leverage Ratio as in effect immediately prior to the applicable Specified Disposition (without giving effect to any cash netting of the proceeds of the Specified Disposition) or (ii) to replace cash of the U.S. Borrower or any of its Restricted Subsidiaries used for the purposes described in clause (i);

provided that any Disposition of any Property to the extent classified pursuant to Section 6.11(k) shall be for no less than the fair market value of such Property at the time of such Disposition in the good faith determination of the U.S. Borrower.

SECTION 6.12.      Lines of Business.  The U.S. Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business substantially different from the businesses of the type conducted by the U.S. Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

SECTION 6.13.      Amendments to Organizational Documents.  The U.S. Borrower shall not amend or otherwise modify any of its organizational documents in a manner that would be materially adverse to the Lenders.

SECTION 6.14.      Certain Transactions Prior to the Spin-Off.  Notwithstanding anything to the contrary set forth in this Agreement, in no event at any time prior to the Spin-Off shall any covenant contained herein restrict the transactions described in subclauses (i) and (ii) of Section 6.07(t).

SECTION 6.15.      Holdings Covenant.  Holdings shall directly own 100% of the Equity Interests of the U.S. Borrower.  Holdings may not pledge or grant any consensual Lien on the Equity Interests of the U.S. Borrower to any Person other than Administrative Agent for the benefit of the Secured Parties.

ARTICLE VII

Events of Default

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a)         either Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement (unless financed with a Borrowing as contemplated by Section 2.05(c)), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)         either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, or to make any deposit of cash collateral, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)         any representation or warranty made or deemed made by or on behalf of the Borrowers or any Restricted Subsidiary in this Agreement or any other Loan Document, or in any certificate, or other document required to be delivered in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d)         Holdings or the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Article VI, Section 2.10(b)(viii), Section 5.02(a), Section 5.03 (solely with respect to the legal existence of Holdings or the Borrowers) or Section 5.08;

(e)         any Loan Party, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrowers;

(f)          (i) either Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than any Swap Agreement), when and as the same shall become due and payable, or if a grace period shall be applicable to such payment under the agreement or instrument under which such Indebtedness was created, beyond such applicable grace period; or (ii) the occurrence under any Swap Agreement of an “early termination date” (or equivalent event) of such Swap Agreement resulting from any event of default or “termination event” under such Swap Agreement as to which either Borrower or any Restricted Subsidiary is the “defaulting party” or “affected party” (or equivalent term) and, in either event, the termination value with respect to any such Swap Agreement owed by the Borrowers or any Restricted Subsidiary as a result thereof is greater than $50,000,000 and the Borrowers or any Restricted Subsidiary fail to pay such termination value when due after applicable grace periods;

(g)         either Borrower or any Restricted Subsidiary shall default in the performance of any obligation in respect of any Material Indebtedness or any “change of control” (or equivalent term) shall occur with respect to any Material Indebtedness, in each case, that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after giving effect to any applicable grace period) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than solely in Qualified Equity Interests); provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or as a result of a casualty event affecting such property or assets or (ii) any default that is validly waived by the holders of the relevant Material Indebtedness prior to any termination of Commitments or acceleration of Loans as provided below in this Article;

(h)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          either Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j)          either Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) shall become generally unable, admit in writing its inability generally or fail generally to pay its debts as they become due;

(k)         one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent due and payable and not covered by insurance as to which the relevant insurance company has not denied coverage) shall be rendered against a Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be paid, bonded or effectively stayed;

(l)          an ERISA Event or Foreign Plan Event shall have occurred that, when taken together with all other ERISA Events or Foreign Plan Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)         a Change in Control shall occur; or

(n)         (x) at any time, any Lien purported to be created by any Collateral Document, for any reason other than (i) as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.11) or the satisfaction in full of all the Obligations or (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Collateral Document or (B) file Uniform Commercial Code continuation statements (provided that, in the case of each of subclauses (A) and (B), the Loan Parties shall have taken such remedial action as the Administrative Agent may reasonably request), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any

Collateral Document; or (y) any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Collateral Document, in the case of clauses (x) and (y) with respect to a material portion of the Collateral purported to be covered by the Collateral Documents, then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments and the obligation of each Issuing Bank to issue, amend or extend any Letter of Credit, and thereupon the Commitments and such obligations of each Issuing Bank shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require the Borrowers to Cash Collateralize 103% of the outstanding LC Exposure; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments and the obligation of each Issuing Bank to issue, amend or extend any Letter of Credit, shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and the Borrowers shall Cash Collateralize 103% of the outstanding LC Exposure.

ARTICLE VIII

The Administrative Agent

(a)         Each of the Lenders and the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A. as its agent and authorizes JPMorgan Chase Bank, N.A. to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its collateral agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the collateral agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the collateral agent, the Lenders and the Issuing Bank, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

(b)         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as a financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(c)         [Reserved]

(d)         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or by the other Loan

Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws; and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the U.S. Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default thereof is given to the Administrative Agent by the Borrowers, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(e)         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or an Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or an Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f)          The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents reasonably appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(g)         The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers and (unless an Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and be continuing) with the consent of the Borrowers (which consent of the Borrowers shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative

Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Banks directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.  Any resignation by JPMorgan Chase Bank, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of Defaulting Lender, the Required Lenders may, to the extent permitted by applicable Laws, by notice in writing to the Borrowers and such Person, remove such Person as Administrative Agent, and the Borrowers in consultation with the Lenders shall, unless an Event of Default shall have occurred and be continuing, in which case the Required Lenders in consultation with the Borrowers shall, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, without the consent of the Borrowers (not to be unreasonably withheld), the Required Lenders shall not be permitted to select a successor that is not a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch of a foreign bank described in Treasury Regulation Section 1.1441-1(b)(2)(iv)(A).  If no such successor shall have been appointed by the Borrowers or the Required Lenders, as applicable, and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with notice on the Removal Effective Date.

(h)         Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(i)          To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.16, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of any failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause (i).  The agreements in this clause (i) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.  For the avoidance of doubt, a “Lender” shall, for purposes of this clause (i), include any Swingline Lender and any Issuing Bank.

(j)          The Administrative Agent, the Lenders and the Issuing Banks irrevocably agree:

   (i)    that any Lien on any Property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (A) upon termination of the Commitments and payment in full of all Obligations (in each case, other than (w) obligations under Secured Hedge Agreements, (x) obligations under any Bilateral Letter of Credit Facilities, (y) Cash Management Obligations and (z) contingent reimbursement and indemnification obligations, in each case of this clause (z), not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit, (B) at the time the Property subject to such Lien is transferred in connection with any transfer permitted hereunder to any Person (other than in the case of a transfer by the U.S. Borrower or a Subsidiary Guarantor, any transfer to the U.S. Borrower or a Subsidiary Guarantor), (C) subject to Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02), (D) if the Property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Guarantor from its obligations under its Guarantee under the applicable Guarantee Agreement pursuant to clause (iii) below or (E) if the Property becomes Excluded Property;

  (ii)    (A) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 6.02(e) or 6.02(i) the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such assets and (B) that the Administrative Agent is authorized (but not required) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by any other clause of Section 6.02 to be senior to the Liens securing the Obligations; and

 (iii)    that (A) any Subsidiary Guarantor shall be automatically released from its obligations under the Guarantee Agreement if such Person ceases to be a Specified Domestic Subsidiary as a result of a transaction permitted hereunder and (B) Conduent Finance shall be automatically released from its obligations under the Guarantee Agreement and shall no longer be a Restricted Subsidiary hereunder if the Senior Notes cease to be outstanding or Conduent Finance ceases to be an issuer or obligor in respect of the Senior Notes or other Material Indebtedness.

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guarantee Agreement, Security Agreement or Holdings Pledge Agreement pursuant to this paragraph (j).  In each case as specified in this paragraph (j), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the U.S. Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guarantee Agreement, Security Agreement or Holdings Pledge Agreement, in each case in accordance with the terms of the Loan Documents and this paragraph (j) and subject to the Administrative Agent’s receipt of a certification by the U.S. Borrower and applicable Loan Party stating that such transaction is in compliance with this Agreement and the other Loan Documents and as to such other matters with respect thereto as the Administrative Agent may reasonably request.

(k)         (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such

Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Documentation Agents or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Co-Documentation Agent, Syndication Agent, a Lender or the Issuing Bank hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01.      Notices.

(a)         Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

   (i)    if to Holdings, the Borrowers, Conduent Finance, the Administrative Agent, the Issuing Banks or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

  (ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

(b)         Electronic Communications.  Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)         The Platform; Borrower Materials.  The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrowers or their respective subsidiaries or any of their respective securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to Holdings, the Borrowers or their respective subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.12, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR ANY ARRANGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

(d)         Change of Address, Etc.  Each of Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings, the Borrowers or their securities for purposes of United States Federal or state securities laws.

SECTION 9.02.      Waivers; Amendments.

(a)         No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)         Except as otherwise set forth in this Agreement or any other Loan Document, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers, Conduent Finance, the Required Term B Lenders and the Required Lenders or by Holdings, the Borrowers, Conduent Finance and the Administrative Agent with the consent of the Required Term B Lenders and the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender directly adversely affected thereby, it being understood that a waiver of any condition precedent set forth in Section 4.04 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest or premium thereon (other than any waiver of the application of the default rate of interest pursuant to Section 2.12(c), which shall only require the consent of the Required Lenders), or reduce any fees payable hereunder, without the written consent of each Lender directly adversely affected thereby, it being understood that any change to the definition of “Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in such rate or fee, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly adversely affected thereby, (v) change any of the provisions of this Section, the definition of “Required Lenders”, the definition of “Required Revolving Lenders”, the definition of “Required Revolving/TLA Lenders”, the definition of “Required Term B Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender or each Lender of the applicable Class, as applicable, (vi) release all or substantially all of the value of the Guarantees provided by the Guarantors under the Guarantee Agreement, without the written consent of each Lender (except in connection with a transaction permitted hereby), (vii) after the Closing Date, waive or modify any condition precedent set forth in Section 4.04 with respect to Borrowings of Revolving Loans, without the written consent of the Required Revolving Lenders, (viii) release all or substantially all of the Collateral from the Lien of the Collateral Documents, without the written consent of each Lender (except in connection with a transaction permitted hereby), (ix) amend Section 10.1 of the Security Agreement or Section 10.1 of the  Holdings Pledge Agreement without the written consent of each Lender, (x) amend the definition of “Applicable Percentage” without the written consent of each Lender, (xi) amend Section 2.10(b)(viii) in a manner that would have the effect of postponing the ~~Delayed Draw~~Dollar Term A Loan Maturity Date, ~~Initial~~Euro Term A Loan Maturity Date or Revolving Credit Maturity Date without the consent of each applicable Lender or (xii) change the definition of “Alternative Currency” except as set forth in Section 1.11; provided that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as the case may be, (2) the Administrative Agent, Holdings, the Borrowers and Conduent Finance may, with the consent of each other but without the consent of any other Person, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical or technical error, omission, mistake, defect or inconsistency, provided that such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof, (3) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrowers, Conduent Finance and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (4) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder other than an amendment, waiver or consent described in clauses (i), (ii), (iii) or (iv) above (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of less than all affected Lenders).

Notwithstanding the foregoing, (A) this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings, the Borrowers and Conduent Finance (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Credit Exposures and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (B) this Agreement may be amended as contemplated by Section 2.19 and Section 2.20 with only the consent of such parties as is provided for by such Sections.

In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, Holdings, the Borrowers, Conduent Finance and the Lenders providing Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (c) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans (as determined by the U.S. Borrower in good faith), except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

SECTION 9.03.      Expenses; Indemnity; Damage Waiver.

(a)         The U.S. Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates (limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for the Arrangers and the Administrative Agent and their Affiliates (and, if necessary, one local counsel in each applicable jurisdiction and any reasonably necessary regulatory counsel)), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the relevant Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel (and, if necessary, one local counsel in each applicable jurisdiction, any reasonably necessary regulatory counsel and one additional counsel for each group of similarly affected Persons in the event of a conflict of interest)), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)         The U.S. Borrower shall indemnify the Administrative Agent, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees (and, if necessary, one local counsel in each applicable jurisdiction and one additional counsel for each group of similarly affected Indemnitees in the event of a conflict of interest)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, enforcement or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent relating to or arising from any of the foregoing, any actual or alleged Release of Hazardous Materials at, on, under or from any property owned or operated by the U.S. Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the U.S. Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether brought by Holdings, a Borrower, their equityholders or any third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties of (y) resulted from any dispute solely among Indemnitees (other than any dispute involving claims against the Administrative Agent or any Arranger, in each case in its capacity as such) and not arising out of any act or omission of the Borrowers or any of their Affiliates.  The Borrowers shall not be liable for any settlement if such settlement was effected without their consent (which consent shall not be unreasonably withheld), but if settled with their written consent, the indemnification obligations of the Borrowers under this Section 9.03(b) shall apply in respect thereof.  The Borrowers shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy.

(c)         To the extent that the U.S. Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, but without releasing such Borrower from its obligation to do so, each Lender severally agrees to pay to the Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)         To the extent permitted by applicable Laws, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto and any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this clause (d) shall in no way limit the Borrowers’ indemnification obligations set forth in this Section 9.03.

(e)         All amounts due under this Section shall be payable not later than 15 days after written demand therefor; provided, however, that an Indemnitee shall promptly refund any amount received under this Section 9.03, without interest, to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.03.

SECTION 9.04.      Successors and Assigns.

(a)         Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans (including for purposes of this paragraph (b), participations in LC Disbursement and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

   (i)              Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments of any Class and the Loans at the time owing to it of such Class or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and

Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) $1,000,000, in the case of Term B Loans, Incremental Term Loans or Term B Loan Commitments, or (y) $5,000,000, in the case of any other Loans or Commitments, in each case unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

    (ii)            Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

   (iii)            Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Article VII(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment, (2) such assignment is an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (3) such assignment is an assignment of an ~~Initial~~Euro Term A Loan, ~~Delayed Draw~~Dollar Term A Loan or Revolving Commitment to a Term A Lender or Revolving Lender or an Affiliate of a Term A Lender or Revolving Lender; provided that the Borrowers shall be deemed to have consented to any such assignment if they have not responded to a request for their consent by written notice to the Administrative Agent within 10 Business Days after having received such request;

(B)         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan Commitment, Revolving Commitment or Term Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)         the consent of the Issuing Banks (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)         the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans.

   (iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

    (v)           No Assignment to the Borrowers.  No assignment shall be made to Holdings, the Borrowers or any of Holdings’ or the Borrowers’ Affiliates or subsidiaries.

   (vi)           No Assignment to Natural Persons.  No assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

  (vii)           No Assignment to a Defaulting Lender.  No assignment shall be made to a Defaulting Lender or any Affiliate thereof.

 (viii)           Revolving Commitments.  No assignment of Revolving Loans or Revolving Commitments shall be made to any Person that is unable to fund Revolving Loans in all Alternative Currencies.

    (ix)           Assignment to a Professional Lender.  No assignment of ~~Initial~~Euro Term ~~A Loan Commitments, Initial Term~~ A Loans, Revolving Loans or Revolving Commitments shall be made to a Person who is not a Professional Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)         Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and interest thereon of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender (as to itself), at any reasonable time and from time to time upon reasonable prior notice.

(d)         Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrowers or any of the Borrowers’ respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Disbursements and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.02(b)(i) that affects such Participant.  Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the limitations and requirements of such Sections and Section 2.18) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (it being agreed that any documentation required to be provided under Section 2.16(e) shall be provided solely to the participating Lender).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant shall be subject to Sections 2.17 and 2.18 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest thereon of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)         Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent or except to the extent the entitlement to a greater payment results from a Change in Law after the sale of such participation.

(f)         Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)         Resignation as Issuing Bank or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank assigns all of its Revolving Commitment and Revolving Loans pursuant to paragraph (b) above, such Issuing Bank may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swingline Lender.  In the event of any such resignation as Issuing Bank or Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of JPMorgan Chase Bank, N.A. as Issuing Bank or Swingline Lender, as the case may be.  If JPMorgan Chase Bank, N.A. resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Disbursement with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c)).  If JPMorgan Chase Bank, N.A. resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04.  Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan Chase Bank, N.A.  to effectively assume the obligations of JPMorgan Chase Bank, N.A. with respect to such Letters of Credit.

SECTION 9.05.      Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto as of the Closing Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or.pdf shall be effective as delivery of an originally executed counterpart of this Agreement.

SECTION 9.07.      Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.      Right of Setoff.

(a)         If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the applicable Borrower against any of and all the Obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(b)         To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 9.09.      Governing Law; Jurisdiction; Consent to Service of Process.

(a)         This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby).

(b)         Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding to enforce any award or judgment against Holdings, the Borrowers, their respective subsidiaries or their respective properties or to exercise any right under the Collateral Documents against any Collateral in the courts of any jurisdiction.

(c)         Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  The Dutch Borrower hereby appoints the U.S. Borrower as its agent for service of process. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.      Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, reinsurers and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that to the extent practicable and permitted by law, the Borrowers have been notified prior to such disclosure so that the Borrowers may seek, at the Borrowers’ sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.19 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrowers and their obligations, (g) with the consent of the Borrowers, (h) to S&P, Moody’s, Fitch or another internationally recognized rating agency or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any

of their respective Affiliates on a nonconfidential basis from a source other than Holdings or the Borrowers.  For purposes of this Section, “Information” means all information received from Holdings, the Borrowers or any Subsidiary relating to Holdings, the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by Holdings, the Borrowers or any Subsidiary; provided that all information received after the Closing Date from Holdings, the Borrowers or any of their respective Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Banks acknowledge that (a) the Information may include material non-public information concerning Holdings, the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Loans.

SECTION 9.13.      USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Loan Party, which information includes the name and address of the Borrowers and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and each other Loan Party in accordance with the Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

SECTION 9.14.      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.      No Fiduciary Duty.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Holdings, the Borrowers and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between Holdings, the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of Holdings, the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Holdings, the Borrowers and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings, the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger nor any Lender has any obligation to Holdings, the Borrowers, any other Loan Party or any of  their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to Holdings, the Borrowers, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by Laws, each of Holdings, the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.  Each party hereto acknowledges and agrees that the Arrangers have not and will not be acting as fiduciaries for the Lenders and that the Arrangers shall not have any powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents in their capacities as such.

SECTION 9.16.      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

  (i)                      a reduction in full or in part or cancellation of any such liability;

 (ii)                      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.17.      Dutch Borrower Representation.  If the Dutch Borrower is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

~~[Signature Pages Follow]~~
~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.~~

~~CONDUENT INCORPORATED~~

~~By:~~
        ~~Name:~~
        ~~Title:~~

~~XEROX BUSINESS SERVICES, LLC~~

~~By:~~
        ~~Name:~~
        ~~Title:~~

~~AFFILIATED COMPUTER SERVICES INTERNATIONAL B.V.~~

~~By:~~
        ~~Name:~~
        ~~Title:~~

~~CONDUENT FINANCE, INC.~~

~~By:~~
        ~~Name:~~
        ~~Title:~~

 ~~JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent~~

~~By:~~
        ~~Name:~~
        ~~Title:~~

~~[                      ], individually as a Lender~~

~~By:~~
        ~~Name:~~
        ~~Title:~~

Schedule I

[The Schedules are being held on file with the Administrative Agent]

Schedule II

[The Schedules are being held on file with the Administrative Agent]